                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       CHAMPION HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                        CHAMPION HEALTHCARE CORPORATION
                         14340 Torrey Chase, Suite 320
                             Houston, Texas  77014

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held February 12, 1996

To the Stockholders of
Champion Healthcare Corporation:

      You are cordially invited to a special meeting of stockholders of Champion Healthcare Corporation (the "Company") to be held at the offices of the Company, 14340 Torrey Chase, Suite 320, Houston, Texas 77014 at 10:00 a.m., Texas time, on February 12, 1996 for the following purpose:

      o To consider and vote upon the adoption of amendments to and a restatement of the Certificate of Incorporation.

      The Board of Directors has fixed the close of business on January 4, 1996 as the record date for determination of stockholders entitled to notice of and to vote at such meeting.

      Regardless of whether you expect to attend the meeting in person, you are requested to fill in, date and sign the enclosed proxy card and promptly return it in the enclosed postage paid envelope.

                                         By the order of the Board of Directors,


                                         James G. VanDevender,
                                         Secretary

Houston, Texas
Date: January 22, 1996

                        CHAMPION HEALTHCARE CORPORATION
                         14340 Torrey Chase, Suite 320
                              Houston, Texas 77014

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

      This proxy statement and the accompanying proxy card are solicited by the Board of Directors of Champion Healthcare Corporation (the "Company") for use in connection with a Special Meeting of Stockholders of the Company to be held at the offices of the Company, 14340 Torrey Chase, Suite 320, Houston, Texas, on February 12, 1996 at 10:00 a.m., and any adjournment or postponement thereof. Although proxies will be solicited primarily by mail, regular employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses for forwarding proxy materials to the beneficial owners of shares of Common Stock registered in brokers' names. All solicitation costs will be borne by the Company. All properly signed proxies will be voted, and where a choice has been specified by the stockholder as provided on the proxy, it will be voted in accordance with the specification so made. If any proxies do not contain voting instructions, the shares of Common Stock or voting Preferred Stock, as the case may be, represented by such proxies will be voted FOR the adoption of the amendments to and restatement of the Certificate of Incorporation. Any stockholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation or by signing and delivering to the secretary of the Company a proxy bearing a later date. Proxy materials are expected to be mailed or delivered to stockholders on or about January 22, 1996.

VOTING AT THE MEETING

      The record date for the determination of stockholders entitled to notice of and to vote at the meeting was the close of business on January 4, 1996, at which time there were outstanding 11,849,491 shares of Common Stock, $.01 par value ("Common Stock"), 448,811 shares of Series C Cumulative Convertible Preferred Stock, $.01 par value ("Series C"), and 2,156,903 shares of Series D Cumulative Convertible Preferred Stock, $.01 par value ("Series D") (collectively the "Preferred Stock"). At the meeting, shares of Common Stock and Preferred Stock are entitled to vote as follows: Common Stock - 1 vote per share, Series C and Series D - 2 votes per share. The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will be necessary to constitute a quorum for the transaction of business at the meeting. Once a quorum has been established, the affirmative vote of (i) 90% of the Series C outstanding, (ii) 90% of the Series D outstanding, and (iii) a majority of the outstanding Common Stock, Series C and Series D voting as a class, present in person or by proxy will be necessary to approve the adoption of the amendments to the Certificate of Incorporation.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

      The following table sets forth, as of January 2, 1996, certain information regarding beneficial ownership of Common Stock by (a) each person known by the Company to own beneficially more than 5% of each class of voting securities, (b) each director of the Company, (c) the chief executive officer and the four most highly compensated executive officers of the Company, and (d) all directors and officers as a group. Each party listed below has sole voting and investment power except as noted.

                                                   COMMON STOCK    CONVERTIBLE PREFERRED STOCK    FULLY
                                   FOOTNOTE            (f)                     (e)               DILUTED
SHAREHOLDER                       REFERENCES        OWNERSHIP         SERIES C     SERIES D     OWNERSHIP
---------------------------------------------------------------------------------------------------------
                                                       (a)              (b)          (c)           (d)

                                  --------------------------MANAGEMENT-----------------------

Charles R. Miller                 (1),(2),(22)       734,400                                    734,400
                                                     6.08%                                      3.41%

James G                           (1),(2),(23)       407,334                                    407,334
  VanDevender                                        3.33%                                      1.89%

Nolan Lehmann                     (2),(5),(8),       1,603,323      4,901         83,333        1,603,323
                                  (28),(37)          13.27%         1.09%         3.86%         7.44%

Paul B. Queally                   (2),(4),(7),(30)   2,786,340      33,616        279,985       2,786,340
                                  (g),(h)            21.92%         7.49%         12.97%        12.92%

James A. Conroy                   (2),(3),(6),(31)   2,077,292      103,773       83,334        2,077,292
                                  (g),(h)            16.69%         23.12%        3.86%         9.64%

David S. Spencer                  (2),(9),(41)       39,400                                     39,400
                                                     (*)                                        (*)

Manuel M. Ferris                  (2),(10),(25)      30,000                                     30,000
                                                     (*)                                        (*)

William G. White                  (2),(24),(38)      225,195                                    225,195
                                                     1.89%                                      1.04%

Richard D. Sage                   (2),(36),(59)      115,235                                    115,235
                                                     (*)                                        (*)

Ronald R. Patterson               (1),(57)           231,531                      1,847         231,531
                                                     1.92%                        (*)           1.07%

Warren W. Wilkey                  (1),(58)           8,667                                      8,667
                                                     (*)                                        (*)

Arthur M. Doloresco               (1), (26)          38,226                                     38,226
                                                     (*)                                        (*)

All officers and                  (1),(27)           8,577,640      142,290       472,965       8,577,640
   directors as a group                              58.12%         31.70%        21.90%        39.79%
   (21 persons)

                                  ------------------------NON-MANAGEMENT---------------------

Bahrain International             (17),(20)          445,443                      111,111       445,443
  Bank, E.C.                                         3.64%                        5.15%         2.07%

    Baker Fentress                (21),(32)          535,443                      111,111       535,443
    & Company                                        4.35%                        5.15%         2.48%

William Blair                     (16),(35)          793,644        30,675        83,334        793,644
  Venture Partners III            (g),(h)            6.52%          6.83%         3.86%         3.68%
  Limited Partnership

                                                   COMMON STOCK    CONVERTIBLE PREFERRED STOCK    FULLY
                                   FOOTNOTE            (f)                      (e)              DILUTED
   SHAREHOLDER                    REFERENCES        OWNERSHIP         SERIES C     SERIES D     OWNERSHIP
   ------------------------------------------------------------------------------------------------------
                                                       (a)              (b)          (c)           (d)

     +   William Blair            (16),(35)          793,644        30,675        83,334        793,644
         Venture Mgmt             (g),(h)            6.52%          6.83%         3.86%         3.68%
         Company

     +  Samuel B. Guren           (16),(35)          793,644        30,675        83,334        793,644
                                  (g),(h)            6.52%          6.83%         3.86%         3.68%

     +  William Blair             (16),(35)          793,644        30,675        83,334        793,644
              & Company           (g),(h)            6.52%          6.83%         3.86%         3.68%

     First Interstate Bank        (30),(60)          2,681,971      37,476        28,069        2,681,971
     of California, as            (j)                21.25%         8.35%         1.30%         12.44%
     Trustee


     +   DLJ Venture Capital      (7),(30),(j)       37,606         680                         37,606
         Fund II, L.P.                               (*)            (*)                         (*)

         ++   DLJ Fund            (7),(30)           37,606         680                         37,606
                 Associates II                       (*)            (*)                         (*)

     +   Sprout Growth, L.P       (7),(30),(j)       773,909        13,456                      773,909
                                                     6.50%          (*)                         3.59%

         ++   DLJ Growth          (7),(30)           773,909        13,456                      773,909
                 Associates                          6.50%          (*)                         3.59%

     +   Sprout Capital           (7),(30)           1,170,111      19,480        27,389        1,170,111
         VI, L.P.                                    9.75%          4.34%         1.27%         5.43%

     +   Sprout Growth II,        7),(30)            635,652                      198,699       635,652
         L.P.                                        5.15%                        9.20%         2.95%

     +   DLJ Capital              (7),(30)           2,681,971                    20,233        2,681,971
         Corporation                                 21.25%                       (*)           12.44%

     DLJ First ESC                                   1,969                        633           1,969
     Corporation                                     (*)                          (*)           (*)

    Donaldson, Lufkin             (7),(30)           101,512                      32,597        101,512
     & Jenrette                                      (*)                          1.51%         (*)
      Securities
      Corporation

         +Donaldson, Lufkin       (7),(30)           2,785,452                    53,463        2,785,452
         & Jenrette, Inc.                            21.92%                       2.48%         12.92%

     +   The Equitable            (7),(30)           2,785,452                    53,463        2,785,452
         Companies                                   21.92%                       2.48%         12.92%
         Incorporated

    Equity-Linked                 (19),(10)          604,047                      161,552       604,047
       Investors, L.P.            (g),(h)            4.89%                        7.48%         2.80%

                                                   COMMON STOCK    CONVERTIBLE PREFERRED STOCK    FULLY
                                   FOOTNOTE            (f)                      (e)              DILUTED
   SHAREHOLDER                    REFERENCES        OWNERSHIP         SERIES C     SERIES D     OWNERSHIP
   ------------------------------------------------------------------------------------------------------
                                                       (a)              (b)          (c)           (d)

    Equity-Linked II,             (19),(11)          434,565                      116,226       434,565
      L.P.                        (g),(h)            3.56%                        5.38%         2.02%

    +   Rohit M. Desai            (19),(56)          1,038,612                    277,778       1,038,612
                                  (g),(h)            8.17%                        12.86%        4.82%

    +   Desai Capital             (19),(56)          1,038,612                    277,778       1,038,612
        Mgmt, Inc.                (g),(h)            8.17%                        12.86%        4.82%

    Equus II                      (8),(37)           1,263,058      3,601         83,333        1,263,058
    Incorporated                                     10.46%         0.80%         3.86%         5.85%

    Equus Capital                 (8),(28)           338,249        1,300                       338,249
      Partners, L.P.                                 2.85%          0.29%                       1.57%

    +   Equus Capital             (8),(28),(37)      338,249        1,300                       338,249
        Corporation               (g),(h)            2.85%          0.29%                       1.57%

    +   Equus Capital             (8),(28),(37)      338,249        1,300                       338,249
        Management                (g),(h)            2.85%          0.29%                       1.57%
        Corporation

    +   Equus Corporation         (8),(28),(37)      338,249        1,300                       338,249
        International             (g),(h)            2.85%          0.29%                       1.57%

    +   Douglass Trust            (8),(28),(37)      169,124        650                         169,124
        FBO Brooke                (g),(h)            1.43%          0.15%                       (*)

    +   Douglass Trust            (8),(28),(37)      169,124        650                         169,124
        FBO Preston               (g),(h)            1.43%          0.15%                       (*)

    Frontenac VI                  (18),(50)          1,186,466      55,556        388,889       1,186,466
      Limited                                        9.31%          12.38%        18.01%        5.50%
      Partnership

    Frontenac Diversified         (18),(29)          521,582                      83,333        521,582
      III Limited                                    4.23%                        3.86%         2.42%
      Partnership

    +   Frontenac                 (18),(29),(50)     1,708,048      55,556        472,222       1,708,048
        Company                   (g),(h)            12.93%         12.38%        21.87%        7.92%

    +   Frontenac VI              (18),(29)          521,582                      83,333        521,582
        Partners, L.P.                               4.23%                        3.86%         2.42%

    Hancock Venture               (15),(48)          678,455        20,874        111,111       678,455
      Partners III, L.P.                             5.56%          4.65%         5.15%         3.15

    John Hancock                  (15),(49)          355,443                      111,111       355,443
      Venture Capital                                2.93%                        5.15%         1.65%
      Fund Limited
      Partnership II

    +   Back Bay Partners         (47), (48)         1,033,898      20,874        222,222       1,033,898
        V L.P.                    (49),(g),(h)       8.28%          4.65%         10.29%        4.80%

    +   Back Bay Partners         (47), (48)         1,033,898      20,874        222,222       1,033,898
        L.P. II                   (49),(g),(h)       8.28%          4.65%         10.29%        4.80%


                                                   COMMON STOCK    CONVERTIBLE PREFERRED STOCK    FULLY
                                   FOOTNOTE            (f)                      (e)              DILUTED
   SHAREHOLDER                    REFERENCES        OWNERSHIP         SERIES C     SERIES D     OWNERSHIP
   -------------------------------------------------------------------------------------------------------
                                                       (a)              (b)          (c)           (d)

    +   Hancock Venture           (47), (48),        1,033,898      20,874        222,222       1,033,898
        Partners Inc.             (49),(g),(h)       8.28%          4.65%         10.29%        4.80%

    +   John Hancock              (47), (48),        1,033,898      20,874        222,222       1,033,898
        Subsidiaries, Inc         (49),(g),(h)       8.28%          4.65%         10.29%        4.80%

    +   John Hancock              (47), (48),        1,033,898      20,874        222,222       1,033,898
        Mutual Life               (49),(g),(h)       8.28%          4.65%         10.29%        4.80%
        Insurance Company

    Olympus Private               (6),(31)           2,077,292      103,773       83,334        2,077,292
      Placement Fund, L.P                            16.69%         23.12%        3.86%         9.64%

    +   OGP Partners, L.P         (6),(31)           2,077,292      103,773       83,334        2,077,292
                                  (g), (h)           16.69%         23.12%        3.86%         9.64%

    +   Robert S. Morri           (6),(31)           2,077,292      103,773       83,334        2,077,292
                                  (g), (h)           16.69%         23.12%        3.86%         9.64%

    RFE Capital                   (14),(34)          731.973                                    731,973
      Partners, L.P.                                 5.87%                                      3.40%

    +   Norcon Associates         (14),(34)          731,973                                    731,973
                                  (g),(h)            5.87%                                      3.40%

    RFE Investment                (14),(40)          494,191                      148,413       494,191
      Partners IV, L.P.                              4.03%                        6.87%         2.29%

    RFE Associates                (14),(40)          494,191                      148,413       494,191
        IV, L.P.                  (g),(h)            4.03%                        6.87%         2.29%

        RFE Management            (14),(34),(40)     731,973                      148,431       731,973
        Corp.                     (g),(h)            5.87%                        6.87%         3.40%

    +   Robert M. Williams        (14),(34),(40),    736,356                      148,431       736,356
                                  (51),(h),(i)       5.91%                        6.87%         3.42%

    +   Howard C. Landis          (14),(34),(40)     731,973                      148,431       731,973
                                  (g),(h)            5.87%                        6.87%         3.40%

    +   James A. Parsons          (14),(34),(40)     731,973                      148,431       731,973
                                  (g),(h)            5.87%                        6.87%         3.40%

    +   Knute C. Albrecht         (14),(34),(40),    734,954                      148,431       734.954
                                  (53),(h),(i)       5.90%                        6.87%         3.41%

    +   Michael J. Foster         (14),(34),(40),    733,726                      148,431       733,726
                                  (52),(h),(i)       5.89%                        6.87%         3.40%

    +   A. Dean Davis             (14),(34),(40)     731,973                      148,431       731,973
                                  (g),(h)            5.87%                        6.87%         3.40%

    WPG Corporate                 (13),(39)          632,942        20,738        91,666        632,942
      Development                 (g),(h)            5.21%          4.62%         4.25%         2.94%
      Associates III, L.P.

    +   WPG CDA                   (13),(42)          632,942        20,738        91,666        632,942
             III, L.P.            (g),(h)            5.21%          4.62%         4.25%         2.94%


                                                   COMMON STOCK    CONVERTIBLE PREFERRED STOCK    FULLY
                                   FOOTNOTE            (f)                      (e)              DILUTED
   SHAREHOLDER                    REFERENCES        OWNERSHIP         SERIES C     SERIES D     OWNERSHIP
   ------------------------------------------------------------------------------------------------------
                                                       (a)              (b)          (c)           (d)

    WPG Corporate                 (54), (55)         134,270        4,399         19,445        134,270
      Development                 (g),(h)            1.13%          (*)           (*)           (*)
      Associates III
      (Overseas), L.P.

    +   WPG CDA III               (13),(43)          134,270        4,399         6,317         134,270
        (Overseas), Ltd.          (g),(h)            1.13%          (*)           (*)           (*)

    +   Philip Greer              (13),(44)          767,212        25,137        97,983        767,212
                                  (g),(h)            6.28%          5.60%         4.54%         3.56%

    Wesley W. Lang, Jr.           (13),(45)          770,228        25,137        97,983        770,228
                                  (g),(h)            6.31%          5.60%         4.54%         3.57%

    +   Steven N.                 (13),(46)          767,212        25,137        97,983        767,212
        Hutchinson                (g),(h)            6.28%          5.60%         4.54%         3.56%

    Virginia                      (12),(33)          1,700,040      172,956                     1,700,040
      Retirement                                     13.63%         38.54%                     7.89%
      System

-------------------------------------------------------------------------------
*)     Less than 1% of the class.

+,++)  Not held of record but may be deemed beneficially owned.

a) Total shares of Company Common Stock outstanding as of January 4, 1996 is 11,849,491.

b) 448,811 shares outstanding as of January 4, 1996, convertible into 897,622 shares of Company Common Stock on a 2 for 1 basis.

c) 2,156,903 shares outstanding as of January 4, 1996, convertible into 4,313,806 shares of Company Common Stock on a 2 for 1 basis.

d) On a fully diluted basis as of January 4, 1996, a total of 21,559,495 shares of Common Stock would be outstanding. This amount is composed of
       (i) the 11,849,491 shares of Common Stock identified in footnote (a) above; plus (ii) the following shares of Common Stock issuable upon the exercise or conversion, as applicable, of the following securities of the
       Company: (A) 80,000 shares underlying Champion stock subscriptions; plus
       (B) 1,167,320 shares underlying Champion options; plus (C) 3,244,412 shares underlying Champion Warrants; plus (D) 5,211,428 shares underlying Champion Preferred Stock; plus (E) 6,844 shares underlying certain warrants remaining outstanding after Champion's acquisition of Psychiatric Healthcare Corporation.

e) All direct and beneficial holders of each series of Preferred Stock, Common Stock issuable upon conversion of Preferred Stock, Common Stock issuable upon exercise of Warrants held by Preferred Stock holders, and Common Stock issuable upon the exercise of Options are subject to the D Stockholders Agreement.

f) With the exception of Messrs. White and Sage, all shares of Common Stock beneficially owned are subject to the D Stockholders Agreement.

g)    Shared voting power.

h)    Shared investment power.

i)    Includes shared voting and investment power for 731,973 shares.

j)    Voting power only.

(1) Officer. Business address is 14340 Torrey Chase, Suite 320, Houston, Texas 77014.

(2)   Director.

(3) Mr. Conroy is a vice president of Olympus Private Placement Fund, L.P. and disclaims beneficial ownership of the Company's securities owned by that fund.

(4) Mr. Queally is a General Partner of Sprout Group, a division of DLJ Capital Corp. and is a general partner of the general partner of Sprout Growth, L.P., Sprout Growth II, L.P., Sprout Capital VI, L.P. and DLJ Venture Capital Fund II, L.P., D.L.J. Securities Corporation, and D.L.J. Capital Corporation and disclaims beneficial ownership of the Company's securities beneficially owned by such funds. Mr. Queally owns directly in his individual capacity 444 shares of Series D Preferred Stock which may be converted at any time at the holder's option into 888 shares of Common Stock.

(5) Mr. Lehmann is president of Equus Capital Management Corporation, the financial advisor and manager of Equus II Incorporated and Equus Capital Partners, L.P. and disclaims beneficial ownership of the Company's securities owned by Equus II Incorporated and Equus Capital Partners, L.P. Mr. Lehmann owns directly 2,016 shares of the Common Stock.

(6)   Metro Center, One Station Place, Stamford, CT 06902.

(7)   140 Broadway, 42nd floor, New York, NY 10005.

(8)   2929 Allen Parkway, Suite 2500, Houston, TX 77019.

(9)   5909-G Breckenridge Parkway, Tampa, FL 33610.

(10) Equity-Linked Investors, L.P. is the beneficial owner of 604,047 shares of Common Stock through its direct ownership of (i) 106,463 shares of Common Stock, (ii) 161,552 shares of Series D Preferred Stock which may be converted at any time at the option of the holder into 323,104 shares of Common Stock, and (iii) 174,480 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants.

(11) Equity-Linked Investors II, L.P. is the beneficial owner of 434,565 shares of Common Stock through its direct ownership of (i) 76,593 shares of Common Stock, (ii) 116,226 shares of Series D Preferred Stock which may be converted at any time at the option of the holder into 232,452 shares of Common Stock, and (iii) 125,520 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants.

(12)  1200 E. Main Street, Richmond, VA 23219.

(13)  One New York Plaza, 30th Floor, New York, NY 10004.

(14)  36 Grove Street, New Canaan, CT 06840.

(15)  One Financial Center, 44th Floor, Boston, MA 02111.

(16)  222 West Adams Street, Chicago, IL 60606.

(17) Bahrain International Bank, E.C. is the beneficial owner of 445,443 shares of Common Stock through its direct ownership of (i) 73,221 shares of Common Stock, (ii) 150,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Series D Warrants, and (iii) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock.

(18)  135 S. LaSalle St., 38th Floor, Chicago, IL 60604.

(19) c/o Desai Capital Management, Inc., 540 Madison Avenue. - 36th Floor, New York, NY 10022.

(20) c/o Dilmun Investments, Inc., Metro Center, One Station Place, Stamford, CT 06902.

(21)  200 W. Madison Street, Chicago, IL 60606.

(22) Includes 220,374 shares that may be acquired by Mr. Miller within 60 days upon the exercise of stock options and warrants.

(23) Includes 387,334 shares that may be acquired by Mr. VanDevender within 60 days upon the exercise of stock options and subscriptions.

(24) Includes 90,729 shares that may be acquired by Mr. White within 60 days upon the exercise of stock options; does not include 1,753 shares owned by Mr. White's spouse, as to which shares he disclaims beneficial ownership.

(25) Includes 30,000 shares that may be acquired by Mr. Ferris within 60 days upon the exercise of stock options.

(26) Includes 38,226 shares that may be acquired by Mr. Doloresco within 60 days upon the exercise of stock options.

(27) Includes 1,324,017 shares that may be acquired by all directors and officers as a group within 60 days upon the exercise of stock options, warrants, or subscriptions.

(28) Equus Capital Partners, L.P. is the beneficial owner of 338,249 shares of Common Stock through its direct ownership of (i) 333,755 shares of Common Stock, (ii) 1,894 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants, (iii) 1,300 shares of Series C Preferred Stock which may be converted at any time at the option of the holder into 2,600 shares of Common Stock. Equus Capital Corporation, Equus Capital Management Corporation, Equus Corporation International, Douglass Trust FBO Brooke and Douglass Trust FBO Preston may be deemed to beneficially own the shares of Common Stock beneficially owned by Equus Capital Partners, L.P. By reason of his status as President of Equus Capital Corporation, which is the managing general partner of Equus Capital Partners, L.P., Mr. Lehmann may be deemed to be the beneficial owner of the 338,249 shares held by Equus Capital Partners, L.P. In addition, Mr. Lehmann holds 2,016 shares which he beneficially owns in his own capacity. Accordingly, Mr. Lehmann may be deemed to be the beneficial owner of 340,265 shares in the aggregate. Mr. Lehmann disclaims beneficial ownership of the 338,249 shares beneficially owned (except for Equus II Incorporated), except to the extent of his indirect beneficial interest as President of Equus Capital Corporation.

(29) Frontenac Diversified III Limited Partnership is the beneficial owner of 521,582 shares of Common Stock through its direct ownership of (i) 297,576 shares of Common Stock, (ii) 300,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, and (iii) 83,333 shares of Series D Preferred

      Stock which may be converted at any time at the option of the holder into 166,666 shares of Common Stock. Frontenac Company and Frontenac VI Partners, L.P. may be deemed to beneficially own the shares of Common Stock beneficially owned by Frontenac Diversified III Limited Partnership.

(30) DLJ Venture Capital Fund II, L.P. ("DLJ II") may be deemed to be the beneficial owner of the following securities held by First Interstate Bank of California as trustee: 34,606 shares, 1,360 common shares issuable upon conversion or exercise of the 680 shares of Series C Preferred Stock and warrants to purchase 1,640 shares. Accordingly, DLJ II may be deemed to beneficially own an aggregate of 37,606 shares (the "DLJ II Shares").

      DLJ Fund Associates II ("Associates II"), as the general partner of
      DLJ II, may be deemed to beneficially own indirectly the DLJ II Shares.

      Sprout Growth, L.P. ("Growth") may be deemed to be the beneficial owner of the following securities held by First Interstate Bank of California, trustee: 714,631 shares, the 26,912 shares issuable upon conversion or exercise of the 13,456 shares of Series C Preferred Stock and warrants to purchase 32,366 shares. Accordingly, Growth may be deemed to beneficially own an aggregate of 773,909 shares (the "Growth Shares").

      DLJ Growth Associates ("Associates"), as a general partner of Growth, may be deemed to beneficially own indirectly the Growth shares.

      Sprout Capital VI, L.P. ("Sprout VI") may be deemed to be the beneficial owner of the following securities held by First Interstate Bank of California, trustee: 1,014,727 shares, the 93,738 shares issuable upon the conversion or exercise of the 19,480 shares of Series C Preferred Stock, 27,389 shares of Series D Preferred Stock and warrants to purchase 61,646 shares. Accordingly, Sprout VI may be deemed to beneficially own an aggregate of 1,170,111 shares (the "Sprout VI Shares").

      Sprout Growth II, L.P. ("Growth II") may be deemed to be the beneficial owner of the following securities held by First Interstate Bank of California, trustee: 130,944 shares, the 397,398 shares issuable upon the conversion or exercise of the 198,699 shares of Series D Preferred Stock and warrants to purchase 107,310 shares directly owned by it. Accordingly, Growth II may be deemed to beneficially own an aggregate of 635,652 shares (the "Growth II Shares").

      DLJ Capital Corporation ("DLJCC") may be deemed to be the beneficial owner of the following securities held by First Interstate Bank of California, trustee: 13,327 shares, the 40,446 shares issuable upon the conversion or exercise of the 20,233 shares of Series D Preferred Stock and warrants to purchase 10,920 shares. DLJCC, because of its relationships with DLJ II and Associates II, and Growth and Associates, and as the managing general partner of each Sprout VI and Growth II, also may be deemed to beneficially own indirectly the DLJ II Shares, the Growth Shares, the Sprout VI Shares and the Growth II Shares, for an aggregate of 2,681,971 shares (the "DLJCC Shares").

      DLJ First ESC L.L.C. ("ESC") may be deemed to be the beneficial owner of 1,969 Common Shares through it's direct ownership of (i) 364 shares, (ii) the 1,605 shares (the "ESC Shares") issuable upon the conversion or exercise of the 633 shares of Series D Preferred Stock, and warrants to purchase 339 shares.

      DLJ LBO Plans Management Corporation ("LBO"), as the manager of ESC, may be deemed to beneficially own indirectly the ESC shares.

      Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") may be deemed to be the beneficial owner of 101,512 common shares through it's direct ownership of (i) 18,747 shares, (ii) the 82,765 shares (the "DLJSC Shares") issuable upon the conversion or exercise of the 32,597 shares of Series D Preferred Stock, and warrants to purchase 17,571 shares.

      As the sole stockholder of DLJCC and DLJSC, Donaldson, Lufkin & Jenrette, Inc. ("DLJ") may be deemed to beneficially own indirectly the DLJCC Shares and the DLJSC Shares. In addition, as the sole stockholder of LBO, DLJ may be deemed to beneficially own indirectly the shares that are beneficially owned indirectly by LBO. Because of The Equitable Companies Incorporated ("Equitable")'s ownership of DLJ, Equitable may be deemed to beneficially own indirectly the DLJCC Shares, the DLJSC Shares and the shares attributed to LBO that may be deemed to be beneficially owned by DLJ.

(31) Olympus Private Placement Fund, L.P. is the beneficial owner of 2,077,292 shares of Common Stock through its direct ownership of (i) 1,481,294 shares, (ii) 221,784 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (iii) 103,773 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 207,546 shares of Common Stock, and (iv) 83,334 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 166,668 shares of Common Stock. OGP Partners, L.P., James A. Conroy, and Robert S. Morris may be deemed to beneficially own the shares of Common Stock beneficially owned by Olympus Private Placement Fund, L.P.

(32) Baker Fentress & Company is the beneficial owner of 535,443 shares of common stock through its direct ownership of (i) 73,221 shares, (ii) 240,000 shares that may be acquired within 60 days upon the exercise of stock warrants, and (iii) 111,111 shares of Series D Preferred Stock, which may be converted into 222,222 shares of common stock.

(33) Virginia Retirement System is the beneficial owner of 1,700,040 shares of Common Stock through its direct ownership of 1,077,128 shares, (ii) 172,956 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 345,912 shares of Common Stock, and
      (iii) 277,000 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants.

(34) RFE Capital Partners, L.P. is the beneficial owner of 237,782 shares of Common Stock through its direct ownership of (i) 40,150 shares, and (ii) 197,632 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants. Norcon Associates, RFE Investment Partners IV, L.P., RFE Associates IV, L.P., RFE Management Corp., Robert M. Williams, Howard C. Landis, James A. Parsons, Knute C. Albrecht, A. Dean Davis and Michael J. Foster may be deemed to beneficially own the shares of Common Stock beneficially owned by RFE Capital Partners, L.P.

(35) William Blair Venture Partners III Limited Partnership beneficially owns 793,644 shares of Common Stock

(36) Does not include 12,675 shares owned by Mr. Sage's wife, as to which shares he disclaims beneficial ownership.

(37) Equus II Incorporated is the beneficial owner of 1,263,058 shares of Common Stock through its direct ownership of (i) 1,038,944 shares of Common Stock, (ii) 50,246 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants, (vi) 3,601 shares of Series C Preferred Stock which may be converted at any time at the option of the holder into 7,202 shares of Common Stock, and (vii) 83,333 shares of Series D Preferred Stock which may be converted at any time at the option of the holder into 166,666 shares of Common Stock.

(38)  1670 Tyler Green Trail, Smyrna, GA 30080.

(39) WPG Corporate Development Associates III, L.P. is the beneficial owner of 632,942 shares of Common Stock through its direct ownership of (i) 331,132 shares, (ii) 77,002 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (iii) 20,738 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 41,476 shares of Common Stock, and (iv) 91,666 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 183,332 shares of Common Stock.

(40) RFE Investment Partners IV, L.P. is the beneficial owner of 494,191 shares of Common Stock through its direct ownership of (i) 77,275 shares,
      (ii) 120,090 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, and (iii) 148,413 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 296,826 shares of Common Stock. RFE Capital Partners, L.P., Norcon Associates, RFE Associates IV, L.P. RFE Management Corp., Robert M. Williams, Howard C. Landis, James A. Parsons, Knute C. Albrecht, Michael
      J. Foster, and A. Dean Davis may be deemed to beneficially own the shares of Common Stock beneficially owned by RFE Investment Partners IV, L.P.

(41) Includes 30,000 shares that may be acquired by Mr. Spencer within 60 days upon the exercise of stock options.

(42) WPG CDA III, L.P., as the sole general partner of WPG Corporate Development Associates III, L.P., may be deemed to own beneficially the 632,942 Shares held by WPG Corporate Development Associates III, L.P.

(43) WPG CDA III (Overseas), Ltd. as the sole investment advisor of WPG Corporate Development Associates III (Overseas), Ltd., may be deemed to own beneficially the 134,270 Shares owned by WPG Corporate Development Associates III (Overseas), Ltd. WPG CDA III (Overseas), Ltd. disclaims beneficial ownership of all such Shares.

(44) By reason of his status as a managing general partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Greer may be deemed to be the beneficial owners of the 632,942 Shares held by WPG Corporate Development Associates III, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Greer may also be deemed to be the beneficial owner of the 134,270 Shares held by WPG Corporate Development Associates III (Overseas), L.P. Accordingly, Mr. Greer may be deemed to be the beneficial owner of 767,212 shares. Mr. Greer disclaims beneficial ownership of all Shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in Shares held by WPG Corporate Development Associates III, L.P.

(45) By reason of his status as a managing partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Lang may be deemed to be the beneficial owner of the 632,942 Shares held by WPG Corporate Development Associates, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Greer may also be deemed to be the beneficial owner of the 134,270 Shares held by WPG Corporate Development Associates III (Overseas), L.P. In addition, Mr. Lang is the beneficial owner in his individual capacity of 3,016 shares through his direct ownership of (i) 2,506 shares, and (ii) 147 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 294 shares of Common Stock and has the sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of the 3,016 shares. Accordingly, Mr. Lang may be deemed to be the beneficial owner of 770,228 shares in the aggregate. Mr. Lang disclaims beneficial ownership of all Shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in Shares held by WPG Corporate Development Associates III, L.P.

(46)  By reason of his status as a managing partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Hutchinson may be deemed to be the beneficial owners of the 632,942 Shares held by WPG Corporate Development Associates III, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Hutchinson may also be deemed to be the beneficial owner of the 134,270 Shares held by WPG Corporate Development Associates III (Overseas), L.P. Accordingly, Mr. Hutchinson may be deemed to be the
      beneficial owner of 767,212 shares.   Mr. Hutchinson disclaims beneficial
      ownership of all Shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in Shares held by WPG Corporate Development Associates III, L.P.

(47)  John Hancock Place, Boston, Massachusetts 02117.

(48) Hancock Venture Partners III, L.P. is the beneficial owner of 678,455 shares of Common Stock through its direct ownership of (i) 328,637 shares, (ii) 85,848 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (iii) 20,874 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 41,748 shares of Common Stock, and (iv) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock of the outstanding shares of Common Stock. Back Bay Partners V, L.P., Back Bay Partners, Hancock Venture Partners Inc., John Hancock Subsidiaries, Inc., and John Hancock Mutual Life Insurance Company may be deemed to beneficially own the shares of Common Stock beneficially held by Hancock Venture Partners III, L.P.

(49) John Hancock Venture Capital Fund Limited Partnership II is the beneficial owner of 355,443 shares of Common Stock through its direct ownership of (i) 73,221 shares, (ii) 60,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants and (iii) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock. Back Bay Partners V, L.P., Back Bay Partners L.P. II, Hancock Venture Partners Inc., John Hancock Subsidiaries, Inc., and John Hancock Mutual Life Insurance Company may be deemed to beneficially own the shares of Common Stock beneficially held by John Hancock Venture Capital Fund Limited Partnership II.

(50) Frontenac VI Limited Partnership is the beneficial owner of 1,186,466 shares of Common Stock through its direct ownership of (i) 297,576 shares,
      (ii) 55,556 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 111,112 shares of Common Stock and (iii) 388,889 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 777,778 shares of Common Stock. Frontenac Company may be deemed to beneficially own the shares of Common Stock beneficially owned by Frontenac VI Limited Partnership.

(51) Mr. Williams is the beneficial owner of 736,356 shares of Common Stock through his direct ownership of 4,383 shares of Common Stock.

(52) Mr. Foster is the beneficial owner of 733,726 shares of Common Stock through his direct ownership of 1,753 shares of Common Stock.

(53) Mr. Albrecht is the beneficial owner of 734,954 shares of Common Stock through his direct ownership of 2,980 shares of Common Stock.

(54) c/o Walker & Company, Caledonian House, Grand Cayman, Cayman Islands, British West Indies.

(55) WPG Corporate Development Associates III (Overseas), Ltd., is the beneficial owner of 134,270 shares of Common Stock through its direct ownership of (i) 70,240 shares, (ii)16,342 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (iii) 4,399 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 8,798 shares of Common Stock, and (iv) 19,445 shares of Series D Preferred Stock, which may be converted any time at the option of the holder into 38,890 shares of Common Stock.

(56) Each of Desai Capital Management, Inc. and Rohit M. Desai may be deemed to be the beneficial owner of the entire 1,038,612 shares of Common Stock held by Equity-Linked Investors, L.P. and Equity-Linked Investors II, L.P.

(57) Includes 220,460 shares that may be acquired by Mr. Patterson within 60 days upon the exercise of stock options and warrants.

(58) Includes 6,667 shares that may be acquired by Mr. Wilkey within 60 days upon the exercise of stock options.

(59)  610 S.W. 128th Street, Miami, FL 33156.


(60) 707 Wilshire Boulevard, W-11-2, Los Angeles, CA 90017. Trustee under a ten year voting trust agreement dated August 31, 1995, granting it sole voting power of the Company securities it holds on behalf of Sprout Growth, L.P., Sprout Capital VI, L.P., DLJ Venture Capital Fund II, L.P., Sprout Growth II, L.P., and DLJ Capital Corporation.

           PROPOSAL TO AMEND AND RESTATE CERTIFICATE OF INCORPORATION

GENERAL.         Effective December 31,1995 the Company, pursuant to the 1995
Recapitalization Agreement ("Recapitalization Agreement") entered into several transactions for the principal purpose of enhancing the value of Common Stock through reducing the complexity of its capital structure and eliminating the accrual of future dividends on its outstanding preferred stock. As a part of these transactions (i) three series of the Company's outstanding preferred stock, pursuant to their terms, converted into Common Stock, (ii) all accrued dividends on all five classes of the Company's outstanding preferred stock were paid by issuing Common Stock, and (iii) the holders of the remaining two series of outstanding preferred stock agreed to waive the future accrual of preferential dividends. As a further part of these transactions the Company issued additional shares of Common Stock to all holders of its then outstanding preferred stock as consideration for the actions taken and agreed to reduce the exercise price of certain warrants for the period beginning December 31,1995 and ending 90 days after the adoption of the amendment to the Certificate of Incorporation being considered at this special stockholders meeting. The above transactions are herein collectively referred to as the "Recapitalization".

AGREEMENT TO VOTE FOR PROPOSAL. The shareholder participants to the above transactions, as a condition of the Recapitalization Agreement, agreed to vote in favor of the proposed amendments to and restatement of the Certificate of Incorporation. As a result of this commitment, approximately 73% of all the votes entitled to be cast at the meeting, as well as the required percentages of class votes by holders of Preferred Stock, have agreed to vote for the adoption of the proposed amendments to and restatement of the Certificate of Incorporation, which is enough to pass the proposal.

REASONS FOR RECAPITALIZATION.     Prior to the Company's merger with
AmeriHealth, Inc. on December 6, 1994 its Common Stock was privately held.
From formation in 1990 through June, 1995, the Company raised capital necessary for acquiring and operating its hospitals through issuances of private debt, five series of preferred stock, several series of warrants to purchase Common Stock, bank debt and REIT debt. Upon becoming a publicly held company, it determined that its capital structure was overly complex and not easily understood by the investing public with the result that the market price of its Common Stock and its ability to access the public equity market is impaired. The purpose of the Recapitalization was to reduce the complexity of the Company's capital structure, eliminate the impact on earnings per share of the accrual of preferred stock dividends, and thereby provide the opportunity for greater interest from the investing public both now and should it decide to raise equity or subordinated debt capital in the future.

FAIRNESS OPINION. On November 30, 1995 the Board of Directors approved the Recapitalization subject to receipt of a fairness opinion from a recognized investment banking firm. Thereafter, the Company retained Jefferies & Company, Inc. ("Jefferies") to render its opinion with respect to the Recapitalization. On December 26, 1995 the Board of Directors appointed two members, David S. Spencer and William G. White, who are not affiliated with any particular holder of preferred stock, as a special committee to "evaluate the Recapitalization and upon its receipt and evaluation of the Fairness Opinion determine if the Recapitalization is overall fair from a financial perspective to the Company's Common Stockholders, in satisfaction of such condition to the Recapitalization under the Recapitalization Agreement." On December 29, 1995, Jefferies delivered its written opinion to the special committee that, as of such date, the Recapitalization was fair from a financial point of view to the current holders of the Company's Common Stock. Based upon its analysis and opinion, the special committee made a similar determination. The resolution of the Board of Directors creating the special committee provides that, in making its determination concerning the fairness of the Recapitalization from a financial point of view to the current holders of the Company's Common Stock, the committee was "to consider only the Recapitalization as set forth in the Recapitalization Agreement and is neither to consider any alternatives to such Recapitalization as set forth therein nor to attempt to negotiate any different terms or provisions to such Recapitalization as set forth therein;" therefore, in making this determination, the special committee did not consider any possible alternatives to the Recapitalization previously approved by the Board of Directors, nor did the special committee attempt to negotiate or renegotiate any of the provisions of the Recapitalization with the Preferred Shareholders or anyone else. No limitations were imposed by the Company or its Board of Directors upon Jefferies with respect to any investigations they made or the procedures they followed in reaching their opinions.

      In rendering its opinion, Jefferies reviewed, among other things, (i) a draft copy of the Recapitalization Agreement in substantially final form and other transaction documents and related exhibits thereto (each dated December 21, 1995) (ii) publicly available financial and other information of the Company, including the Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1995 and (iii) certain financial and operating information with respect to the business, operations and prospects of the Company furnished to Jefferies by the Company. In addition, Jefferies held discussions with management of the Company concerning its business, properties and prospects and undertook such other reviews, analyses and inquiries relating to the Company as Jefferies deemed relevant to its opinion.

      In rendering its opinion, Jefferies relied upon and did not independently verify the accuracy, completeness and fair presentation of all financial and other information (including financial projections and estimates) that were provided to Jefferies by or on behalf of the Company, or which were publicly available. Jefferies' opinion is conditioned upon such information (whether written or oral) being complete, accurate and fair in all material respects. With respect to the financial forecasts provided to and discussed with Jefferies by management of the Company, Jefferies assumed, with the Company's approval and without independent verification that (i) such information was reasonably prepared on bases reasonably reflecting management's best currently available estimates and good faith judgments as to the future performance of the Company and (ii) that the Company will perform in accordance with all such projections for all periods specified in the forecasts. Jefferies did not make an independent evaluation or appraisal or conduct a physical inspection of any of the Company's assets, nor was Jefferies furnished with any such appraisals. Jefferies' opinion was based on economic, monetary, political, market and other conditions as they existed and could be evaluated on the date of the opinion; however such conditions are subject to rapid and unpredictable change.

      THE FULL TEXT OF JEFFERIES' WRITTEN OPINION, DATED DECEMBER 29 1995, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, APPEARS AS ATTACHMENT I TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. JEFFERIES' OPINION WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE RECAPITALIZATION TO THE CURRENT HOLDERS OF THE COMPANY'S COMMON STOCK. JEFFERIES' OPINION WAS DELIVERED FOR THE INFORMATION PURPOSES OF THE SPECIAL COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR ANY OTHER MEETING OF THE COMPANY'S STOCKHOLDERS TO CONSIDER THE RECAPITALIZATION. THIS SUMMARY OF JEFFERIES' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

      In conducting its analysis and arriving at its opinion, Jefferies considered such financial and other factors as it deemed appropriate under the circumstances, including: (i) the terms and business and financial aspects of the Recapitalization; (ii) the Company's current capital structure and its need for growth capital; (iii) the historical and current markets for the Company's Common Stock (including float, liquidity and sell-side analytical research coverage) and for other securities of other public companies believed by Jefferies to be comparable to the Company; (iv) the financial impact of the Recapitalization on the holders of the Company's Common Stock; (v) certain of the Company's operating and financial information, including the financial forecasts provided by management relating to the Company's business and prospects; (vi) publicly available financial data and stock market performance data of other public companies believed by Jefferies to be comparable to the Company; (vii) the mandatory redemption requirements in June 2000 with respect to the Series C and Series D Preferred Stock; and (viii) the potential effect of such Preferred Stock redemption requirements on the Company's ability to obtain public or private debt financing.

      The factors set forth above do not purport to represent all of the factors considered by Jefferies in rendering its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such preparation is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies believes its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Jefferies made numerous assumptions with respect to the hospital industry's performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in those analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than as set forth in such analyses. No public company utilized as a comparison is identical to the Company. An analysis of the results of such a comparison is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors, including capital structure, that could affect the public trading value of the companies to which the Company is being compared.

      INFORMATION CONCERNING JEFFERIES. Jefferies is a recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the evaluation of capital structures and the rendering of advice in financial restructurings and recapitalizations. In addition, Jefferies performs the valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

      Pursuant to a letter agreement dated December 7, 1995 (the "Engagement Letter"), the Company engaged Jefferies to render its opinion to the Company in connection with the Recapitalization. The Company paid Jefferies a fee of $35,000 upon the execution of the Engagement Letter and an additional fee of $40,000 upon the delivery of its opinion. Due to its partly contingent nature, this compensation arrangement could be viewed as creating a conflict of interest for Jefferies. Pursuant to the Engagement Letter, the Company has agreed to reimburse Jefferies for reasonable expenses incurred by Jefferies, subject to certain limitations, including fees and disbursements of counsel, and to indemnify Jefferies against certain liabilities in connection with its engagement. Other than as described above, no fees were paid by the Company to Jefferies during the past two years.

DESCRIPTION OF RECAPITALIZATION. Pursuant to the terms of the Recapitalization Agreement several transactions occurred as of December 31,1995. A general description of these transactions is given below.

      Payment of Accrued Dividends in Common Stock.   The Company and the
holders of Series A Convertible Preferred Stock, par value $.01 ("Series A"), Series A-1 Convertible Preferred Stock, par value $.01 ("Series A-1"), Series BB Cumulative Convertible Preferred Stock, par value $.01 ("Series BB"), Series C and Series D agreed to the payment effective December 31, 1995 of all dividends accrued on such preferred stock through the issuance of Common Stock at the agreed price of $7.00 per share. On December 29, 1995 the closing price per share of the Common Stock on the American Stock Exchange was $5.3125. The amount of accrued dividends and number shares of Common Stock issued is summarized in the "Recapitalization Summary Table" below.

      The five series of preferred stock accrued dividends until December 31, 1995 in the following annual amounts:

                   Annual Per     No. Shares       Annual Dividend           Total Accrued
Series           Share Dividend   Outstanding          Accrual                 Dividends
------           --------------   -----------      ---------------           -------------
Series A             $0.08         3,500,000        $    280,000             $     876,496
Series A-1           $0.08         2,769,109             221,529                   670,173
Series BB            $0.94         1,577,546           1,482,893                 4,797,788
Series C             $1.44           448,811             646,288                 1,345,695
Series D             $1.44         2,156,903           3,105,940                 4,923,601
                                                    ------------             -------------

TOTAL                                               $  5,736,650             $  12,613,753

      Conversion of Preferred Stock into Common Stock. The holders of Series A, Series A-1 and Series BB agreed to convert all of such shares into Common Stock according to the existing terms of each such series. The number shares of Series A, Series A-1 and Series BB that was converted and the number of shares of Common Stock issued is summarized in the "Recapitalization Summary Table" below.

      Waiver of Future Preferential Dividend on Preferred Stock. The holders of the Series A, Series A-1 and Series BB, by virtue of converting such shares into Common Stock, and the holders of the Series C and Series D preferred stock by the terms of the Recapitalization Agreement, agreed to waive the accrual of all future preferential dividends on each respective series of preferred stock. In consideration for such actions, the Company issued an amount of Common Stock valued at $8.00 per share to the holders of the Series A, Series A-1 and Series BB that approximated nine months of future dividend accruals, and to the Series C and Series D an amount of Common Stock also valued at $8.00 per share that approximated twenty-one months of future dividend accruals. The number of shares of Common Stock issued in consideration for waiving future accruals of preferential dividends is summarized in the "Recapitalization Summary Table" below.

                         RECAPITALIZATION SUMMARY TABLE

      The following information is given as of December 31, 1995 and reflects by series the shares issued on conversion, in payment of accrued dividends, and in consideration of converting at the present time and waiving all future dividend accruals. Share issuances are of Common Stock and are adjusted for fractional shares.

Preferred         Shares For                Shares For       Shares For Waiver            Total Shares
 Shares           Conversion                Dividends        of Future Dividends             Issued
--------          ----------                ----------       -------------------          ------------
Series A            949,794                   125,210               26,247                  1,101,251
Series A-1          692,275                    95,736               20,765                    808,776
Series BB         3,155,092                   685,391              139,013                  3,979,496
Series C                                      192,231              141,369                    333,600
Series D                                      703,332              679,389                  1,382,721
-----------------------------------------------------------------------------------------------------
      Total       4,797,161                 1,801,900            1,006,783                  7,605,844

      Reduction of Warrant Exercise Price. As a further part of the Recapitalization the Company and the holders of certain warrants to purchase Common Stock agreed that beginning December 31,1995 and ending ninety (90) days after shareholder approval of the Amendment to the Certificate of Incorporation being voted on at this special stockholders meeting, the exercise prices of such warrants would be reduced. Warrants to purchase of total of 680,104 shares of Common Stock, issued pursuant to the Note and Stock Purchase Agreement, dated May 27, 1992, as amended, had their exercise price reduced from $5.90 to $5.25 per share. Warrants to purchase of total of 1,922,670 shares of Common Stock, issued pursuant to the Series D Note and Stock Purchase Agreement, dated December 31, 1993, as amended, had their exercise price reduced from $9.00 to $7.00 per share and warrants to purchase of total of 525,000 shares of Common Stock issued pursuant to the Series E Note Purchase Agreement, dated May 1, 1995, as amended, had their exercise price reduced from $9.00 to $7.00 per share.


DESCRIPTION OF CHANGES TO CERTIFICATE OF INCORPORATION.

      Under the terms of the Recapitalization Agreement the Company and the other parties thereto agreed to submit to the Company's shareholders for approval the amendments to and restatement of the Certificate of Incorporation attached hereto as Attachment II (the "Amendment") which both amends and restates the existing Certificate of Incorporation. The Company's Board of Directors in connection with authorization of the Recapitalization and conditioned upon the closing of the transactions called for in the Recapitalization Agreement on December 31,1995 adopted the Amendment and recommended it be submitted to the stockholders for approval. Discussed below are changes the Amendment will make to the current Certificate of Incorporation. Reference is made to Annex II for a description of the Certificate of Incorporation as it will read upon adoption.

Shares and Classes Authorized. Currently. The Company is authorized to issue 40,400,000 shares which are divided as follows: 25,000,000 shares of Common Stock, 15,400,000 shares of preferred stock divided into six series as follows
(i) 3,500,000 shares of Series A, (ii) 6,500,000 shares of Series A-1, (iii) 400,000 shares of Series B $2.125 Increasing Rate Cumulative Convertible Preferred Stock, (iv) 2,300,000 shares of Series BB, (v) 500,000 shares of Series C, and (vi) 2,200,000 shares of Series D. All shares of Series B $2.125 Increasing Rate Cumulative Convertible Preferred Stock were redeemed or converted at the time of the merger with AmeriHealth in December 1994, and all references thereto in the Amendment have been omitted, therefore a description of such shares is not included.

      After Amendment. The Company will be authorized to issue 27,700,000 shares which will be divided as follows: 25,000,000 shares of Common Stock, 2,700,000 shares of preferred stock divided into two series as follows (i) 500,000 shares of Series C, and (ii) 2,200,000 shares of Series D.

      Series A, Series A-1 and Series BB. Effective December 31,1995 all outstanding shares of Series A, Series A-1 and Series BB were converted according to their terms into shares of Common Stock. WHILE A DESCRIPTION OF THE TERMS OF SUCH SERIES IS GIVEN BELOW, STOCKHOLDERS SHOULD BE AWARE THAT THE PROPOSED AMENDMENT HAS ELIMINATED ALL PROVISIONS FOR SUCH SERIES.

      Series A.

      1) Dividend Rights. The dividend rates are $0.08 per share per annum cumulative and accruing from the date of issuance. Dividends are payable (i) in shares of Common Stock at any time before or after a Change in Control Event (as defined in the Certificate of Incorporation) and the completion of a public offering of Common Stock with net proceeds of at least $15,000,000 ("Successful Secondary Public Offering"), and (ii) in cash upon a Change in Control Event but subject to and the approval of two-thirds (2/3rds) of all outstanding Series BB, Series C, and Series D Preferred Stock and any restrictions in the Company's existing agreements with senior secured lenders. Dividends are also payable upon redemption in Common Stock or in cash subject to the approvals and agreements referred to above.

      2) Terms of Conversion. The "Conversion Price" is $3.685 per share. The "Conversion Price" is adjustable up or down, but never to exceed the Conversion Price immediately preceding the event in question, upon the sale or issuance of additional Common Stock, including stock rights, options, and convertible securities, for consideration less than the Conversion Price in effect immediately prior to sale or issuance in question. The Series A stockholder has an option to convert at any time into Common Stock all or any Series A, based on the applicable Conversion Price and the applicable conversion rate. The Company has the option and right to require conversion of the outstanding Series A, with 30 days minimum prior notice, upon the happening of one of two events: (1) a public offering of Common Stock with a gross offering price of $15,000,000 or more at $7.50 or more per share (subject to an antidilution adjustment); or (2) a merger, consolidation or other similar transaction that results in the Company's acquisition of $15,000,000 or more in cash or other assets and results in the Common Stock being publicly traded at a price reasonably anticipated to be $7.50 per share. The conversion rate for all conversions of Series A is one share of Common Stock for each 3.685 shares of Series A issued and outstanding.

      3) Redemption. Series A stockholders may require redemption of their stock within 90 days of receipt of written notice from the Company of a "Change in Control" or of a "Default Event" (both of which terms are defined in the Company's Certificate of Incorporation). The redemption price will be $1.00 per share plus accrued but unpaid dividends to date of redemption. No redemption of Series A shall occur prior to the redemption of the Series BB, Series C and Series D.

      4) Liquidation Right. Subject to the prior liquidation rights of the Series BB, Series C and Series D stockholders, the Series A stockholders shall receive liquidation payments of $1.00 per share plus all accrued but unpaid dividends or ratable payments among all Series A and Series A-1 stockholders if less that $1.00 plus all accrued but unpaid dividends is available.

      Series A-1.   Except for the Conversion Price of $4.00 per share and the conversion rate of one (1) share of Common Stock for each four (4) shares of the Series A-1, the dividend rights, conversion terms, redemption provisions, voting rights, liquidation rights, preemption rights, liability to further calls or assessments, and all other powers, designations, preferences, and relative participating, optional or other special rights and qualifications, limitations or restrictions which apply to the Series A apply to the Series A-1.

      Series BB.
      1) Dividend Rights. The dividend rate is 8% of $11.80, the Stated Value, per share per annum cumulative, accruing from the date of issuance, and preferential to the Series A and Series A-1 stockholders and proportionate with the Series C stockholders. Payment of dividends shall be made in cash upon the occurrence of (a) a Successful Secondary Public Offering, (b) conversion of the Series BB or Series C preferred stock, (c) a Change in Control Event, or (d) redemption of Series BB or Series C, subject to the Company's existing agreements with senior secured lenders and the approval of two-thirds (2/3rds) of all outstanding Series D.

      2) Terms of Conversion. The "Conversion Price" is $5.90 per share. The "Conversion Price" is adjustable upon the same terms and conditions as the Series A and Series A-1. Each Series BB stockholder has the option to convert all or any Series BB at any time into Common Stock, based on the applicable Conversion Price and the applicable conversion rate. The Company has the option and right to require conversion of all the outstanding Series BB upon: (a) prior written notice at least 30 days preceding; (b) a Successful Secondary Public Offering; (c) at a per share offering price of at least 175% of the Conversion Price then in effect with the minimum public offering price increased by 10% per year from May 1, 1994 and each May 1 of each year thereafter; and (d) if all outstanding Series A and Series A-1 is or has been converted. The conversion rate for all conversions of Series BB is two shares of Common Stock for one share of Series BB. No fractional common shares will be issued and all fractional common shares shall be paid "Market Price" as defined in the Certificate of Incorporation. All accrued dividends shall be paid upon conversion of the Series BB, Series C and Series D Preferred Stock.

      3) Redemption Provisions. Series BB stockholders may require redemption of their stock within 90 days of receipt of written notice from the Company of a Change in Control or of a Default Event. The redemption price will be $11.80 per share plus accrued but unpaid dividends to date of redemption. No redemption of Series BB shall occur prior to the redemption of the Series C and Series D. If all the Series C and Series D has been redeemed in full, the Company shall redeem the Series BB no later than June 30, 2000.

      4) Liquidation Rights. Subject to the prior liquidation rights of the Series C and Series D stockholders, the Series BB stockholders shall receive liquidation payments of $11.80 per share plus all accrued but unpaid dividends or ratable payments among all Series BB stockholders if less that $11.80 plus all accrued but unpaid dividends is available.

Series C.
      1) Dividend Rights.
      CURRENTLY.          The dividend rate is 8% of $18.00, the Stated Value,
per share per annum cumulative, accruing from the date of issuance, and preferential to the Series A and Series A-1 stockholders and proportionate with the Series BB stockholders. Payment of dividends shall be on the same terms as the Series BB.
      AFTER AMENDMENT.    The dividend rate of 8% is eliminated and the Series
C will participate in any dividends declared on Common Stock on an as converted basis.

      2) Terms of Conversion.

      CURRENTLY.          The "Conversion Price" is $9.00 per share. The
"Conversion Price" is adjustable upon the same terms and conditions as the Series A and Series A-1. Each Series C stockholder has the option to convert all or any Series C at any time into Common Stock, based on the applicable Conversion Price and the applicable conversion rate. The Company has the option and right to require conversion of all the outstanding Series C upon:
(a) prior written notice at least 30 days preceding; (b) a Successful Secondary Public Offering; (c) at a per share offering price of at least 133% of the Conversion Price then in effect with the minimum public offing price increased by 10% per year on May 1, 1994 and each May 1 of each year thereafter; and (d) if all outstanding Series A and Series A-1 and Series BB is or has been converted. The conversion rate for all conversions of Series C is two shares of Common Stock for one share of Series C. No fractional common shares will be issued and all fractional common shares shall be paid "Market Price" as defined in the Certificate of Incorporation. All accrued dividends shall be paid upon conversion of the Series BB, Series C and Series D.
      AFTER AMENDMENT.    The Conversion Price remains $9.00.  The Conversion
Price will be proportionately adjusted upon stock splits. The Company has the option and right to require conversion of all the outstanding Series C in the manner set forth above upon the anticipated completion of a public offering of Common Stock for "net proceeds" of not less than $25,000,000 at a per share offering price of at least $10.00.

      3) Redemption Provisions.
      CURRENTLY.          Series C stockholders may require redemption of their
stock within 90 days of receipt of written notice from the Company of a Change in Control or of a Default Event. The redemption price will be $18.00 per share plus accrued but unpaid dividends to date of redemption. If all the outstanding Series C and Series D cannot be redeemed at the same time, then no Series C shall be redeemed prior to the redemption of 80% of the Series D, after which 80% of the Series C shall be redeemed, after which the remaining 20% of the outstanding Series D shall be redeemed, after which the remaining 20% of the Series C shall be redeemed. The Series C and Series D shall be redeemed no later than June 1, 2000.
      AFTER AMENDMENT.    Redemption will occur only on the redemption date of
June 1, 2000 at the redemption price of $18.00 per share. If all the outstanding Series C and Series D cannot be redeemed at the same time, the existing proration terms continue to apply.

      4) Liquidation Rights.
      CURRENTLY.          The Series C and Series D stockholders shall receive
liquidation payments of $18.00 per share (the "Stated Value") plus all accrued but unpaid dividends. If the Company is unable to pay fully the Series C and Series D stockholders, then the first payment shall be distributed first to the holders of Series D in an amount equal to 80% of the outstanding Series D Stated Value plus accrued and unpaid dividends, thereafter next to the holders of Series C in an amount equal to 80% of the outstanding Series C Stated Value plus accrued and unpaid dividends, thereafter next to the holders of the Series D in an amount equal to the remaining amount of Series D Stated Value plus accrued and unpaid dividends, and thereafter next to the holders of Series C in an amount equal to the remaining amount of Series C Stated Value plus accrued and unpaid dividends; in each instance among such holders pro rata.
      AFTER AMENDMENT.    Substantially unchanged, except references to accrued
dividends have been omitted.

Series D
      1) Dividend Rights
      CURRENTLY.          The dividend rate is 8% of $18.00, the Stated Value,
per share per annum cumulative, accruing from the date of issuance, and preferential to the Series A and Series A-1, Series BB and Series C stockholders. Payment of dividends shall be made in cash upon the occurrence of
(a) a Successful Secondary Public Offering, (b) conversion of the Series D, (c) a Change in Control Event, or (d) redemption of Series D, subject to the Company's existing agreements with senior secured lenders.
      AFTER AMENDMENT.    The dividend rate of 8% is eliminated and the Series
D will participate in any dividends declared on Common Stock on an as converted basis.

      2) Terms of Conversion.
      CURRENTLY.          The "Conversion Price" will be $9.00 per share. The
"Conversion Price" is adjustable upon the same terms and conditions as the Series A and Series A-1. Each Series D stockholder has an option to convert all or any Series D at any time into Common Stock, based on the applicable Conversion Price and the applicable conversion rate. The Company has the option and right to require conversion of all the outstanding Series D upon: (a) prior written notice at least 30 days preceding; (b) the anticipated completion of a public offering of the Common Stock for "net proceeds" of not less than $25,000,000; (c) at a per share offering price of at least 175% of the Conversion Price then in effect with the minimum public offering price increased by 10% per year on December 1, 1994 and each December 1 of each year thereafter; and (d) if all outstanding Series A, Series A-1, Series BB and Series C is or has been converted. The conversion rate for all conversions of Series D Preferred Stock is two shares of Common Stock for one share of Series
D. No fractional common shares will be issued and all fractional common shares shall be paid "Market Price" as defined in the Certificate of Incorporation. All accrued dividends shall be paid upon conversion of the Series BB, Series C and Series D..
      AFTER AMENDMENT.    The Conversion Price remains $9.00.  The Conversion
Price will be proportionately adjusted upon stock splits.   The Company has the
option and right to require conversion of all the outstanding Series C in the manner set forth above upon the anticipated completion of a public offering of Common Stock for "net proceeds" of not less than $25,000,000 at a per share offering price of at least $10.00.

      3) Redemption Provisions.
      CURRENTLY.          Series D stockholders may require redemption of their
stock within 90 days of receipt of written notice from the Company of a Change in Control or of a Default Event. The redemption price will be $18.00 per share plus accrued but unpaid dividends to date of redemption. If all the outstanding Series C and Series D cannot be redeemed at the same time, then no Series C shall be redeemed prior to the redemption of 80% of the Series D, after which 80% of the Series C shall be redeemed, after which the remaining 20% of the outstanding Series D shall be redeemed, after which the remaining 20% of the Series C shall be redeemed. The Series C and D shall be redeemed no later than June 1, 2000.
      AFTER AMENDMENT.    Redemption will occur only on the redemption date of
June 1, 2000 at the redemption price of $18.00 per share. If all the outstanding Series C and Series D cannot be redeemed at the same time, the existing proration terms continue to apply.

      4) Liquidation Rights.

      CURRENTLY.          The Series C and Series D stockholders shall receive
liquidation payments of $18.00 per share (the "Stated Value") plus all accrued but unpaid dividends. If the Corporation is unable to pay fully the Series C and Series D stockholders, then the first payment shall be distributed first to the holders of Series D in an amount equal to 80% of the outstanding Series D Stated Value plus accrued and unpaid dividends, thereafter next to the holders of Series C in an amount equal to 80% of the outstanding Series C Stated Value plus accrued and unpaid dividends, thereafter next to the holders of the Series D in an amount equal to the remaining amount of Series D Stated Value plus accrued and unpaid dividends, and thereafter next to the holders of Series C in an amount equal to the remaining amount of Series C Stated Value plus accrued and unpaid dividends; in each instance among such holders pro rata.
      AFTER AMENDMENT.    Substantially unchanged, except references to accrued
dividends have been omitted.

Voting Rights for Series A, Series A-1, Series BB, Series C, and Series D.
      CURRENTLY.          All series of preferred stock other than the Series B
$2.125 Increasing Rate Cumulative Convertible Preferred Stock have voting rights on all matters according to the number of common shares into which the preferred stock is convertible at the time of any shareholders' vote. The issuance of a new class of stock or the increase of shares within an existing class of stock that either ranks on parity with or is superior to a given series of Company preferred stock as to dividends, redemption, and liquidation requires the following approvals by then outstanding class or classes: (1) 66.66% of Series A and Series A-1 voting as a class; (2) 75% of Series BB and Series C, voting together as a class; and (3) 75% of Series D, voting as a class. No amendment of voting powers, designations, preferences, or relative, participating, optional or other special rights and no amendments of the Certificate of Incorporation or bylaws that materially adversely affect the rights of Series A, Series A-1, Series BB, Series C, and Series D shall occur without the following approvals by then outstanding class or classes: (1) 90% vote of Series A and Series A-1, voting as a class; (2) 90% of Series BB and Series C, voting together as a class; and (3) 90% of the Series D, voting as a class. Upon the occurrence of a Default Event, the preferred stock will have the right to enlarge the Board of Directors and elect a controlling number of directors.
      AFTER AMENDMENT.    The Series C and Series D will continue to have
substantially the same voting rights. References to Series A, Series A-1 and Series BB have been removed.

Director Election Rights on Default Event.
      CURRENTLY.          Holders of the Company's Series A, Series A-1, Series
BB, Series C and Series D have the right to elect a majority of the Board of Directors upon the occurrence of a "Default Event" as defined in the Certificate of Incorporation. They retain that right throughout the "Default Period" as defined in the Certificate of Incorporation.
      AFTER AMENDMENT.    Upon and during the continuance of a Default Event
the holders of Series C and Series D as a class have the right to elect six new members to the Board of Directors if the existing number of Directors is eleven or less, and one additional Director for each Director that exceeds eleven at the time of the Default Event. As of December 31,1995 there were ten members on the Board of Directors.

Change in Definition of Default Event.

      CURRENTLY.          One of the Default Events set forth in the
Certificate of Incorporation is a "Change in Control Event" as defined in the Certificate of Incorporation. A Change in Control Event occurs when (1) Charles
R. Miller owns less than 80% of the stock he beneficially owned on December 28, 1993 at any time prior to the first anniversary of a Successful Secondary Public Offering; (2) Charles R. Miller has less than 40% of the stock he beneficially owned on December 28, 1993 at any time prior to the second anniversary of a Successful Secondary Public Offering; (3) the acquisition by one person or group of 50% or more of the combined voting power of the then outstanding voting securities; (4) the sale or disposition of all or substantially all of the Company's assets; (5) the merger of the Company with or into another person; (6) any attempts by the Company to reduce substantially or eliminate a public market for the Company stock, to require a filing under
Section 13(e) of the Securities Exchange Act of 1934, as amended, or to cause the delisting of the Common Stock from a national securities exchange; and (7) the material or complete liquidation of the Company. No Change in Control Event regarding Charles R. Miller will occur after his termination subject to certain specified conditions, his permanent disability that prevents continued employment, or his death.
      AFTER AMENDMENT. Substantially unchanged, except that part of the definition relating to the change in share ownership of Charles R. Miller has been eliminated.

Preemptive Rights of Series A, Series A-1, Series BB, Series C, and Series D. There are no statutory preemptive rights contained in the Certificate of Incorporation and none will be contained after the Amendment.

Liability to Further Calls or to Assessments for Series A, Series  A-1, Series
BB, Series C, and Series D.     There is no liability for further calls or
assessments under the existing Certificate of Incorporation and there will be no such liability after the Amendment.

Common Stock.    The rights of holders of Common Stock are governed by the
Company's Certificate of Incorporation, bylaws and the Delaware General Corporation Law. The Amendment does not affect any of the rights of holders of Common Stock, except as may indirectly result from the changes to the Series A, Series A-1, Series BB, Series C and Series D described above.

      This summary of the comparative rights of the stockholders should not be substituted for a careful reading of the documents referred to herein. The Board of Directors recommends voting FOR the adoption of the Amendments.

                             FINANCIAL INFORMATION

Financial information concerning the Company is attached.



                                         By the order of the Board of Directors,



                                                               CHARLES R. MILLER

                                                                       President
Date:  January 22,1996

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1994, AS AMENDED. REQUESTS SHOULD BE SENT TO CHAMPION HEALTHCARE CORPORATION, 14340 TORREY CHASE, SUITE 320, HOUSTON, TEXAS 77014, ATTENTION: JAMES G. VANDEVENDER.

                              FINANCIAL STATEMENTS
              FOR CHAMPION HEALTHCARE CORPORATION AND SUBSIDIARIES
                            DATED DECEMBER 22, 1995

                CHAMPION HEALTHCARE CORPORATION AND SUBSIDIARIES
                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULES

                                                                                                        Page
                                                                                                       Number
                                                                                                       ------
CHAMPION HEALTHCARE CORPORATION - FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995:
Condensed Consolidated Balance Sheet - September 30, 1995 and
         December 31, 1994 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 4
Condensed Consolidated Statement of Operations - For the three and nine months ended September 30, 1995 and 1994 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 5
Condensed Consolidated Statement of Cash Flows - For the nine months ended September 30, 1995 and 1994 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 6
Notes to Condensed Consolidated Financial Statements (unaudited) . . . . . . . . . . . . . . . . . . .   F- 7
Management's Discussion and Analysis of Financial Condition and Results of Operation  . . . . . . . . .  F-12


CHAMPION HEALTHCARE CORPORATION - FOR THE YEAR ENDED DECEMBER 31, 1994:
Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . .  F-19
Consolidated Balance Sheet - December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . .  F-20
Consolidated Statement of Operations - For the years ended December 31, 1994, 1993 and 1992 . . . . . .  F-21
Consolidated Statement of Stockholders' Equity - For the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-22
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23
Management's Discussion and Analysis of Financial Condition and Results of Operation  . . . . . . . . .  F-44

DAKOTA HEARTLAND HEALTH SYSTEM - FOR THE YEAR ENDED DECEMBER 31, 1994:
Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . .  F-52
Balance Sheet - December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-53
Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-54

The following are consolidated financial statement schedules of Champion Healthcare Corporation and subsidiaries:
Report of Coopers & Lybrand, L.L.P., Independent Accountants on Financial Statement Schedules . . . . .  F-57
Schedule I -- Condensed Financial Information of the Registrant . . . . . . . . . . . . . . . . . . . .  F-58
Schedule II -- Valuation and Qualifying Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-62

JORDAN VALLEY HOSPITAL - FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995:
Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . .  F-65
Balance Sheet - September 30, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-66
Statement of Income - For the nine months ended September 30, 1995. . . . . . . . . . . . . . . . . . .  F-67
Statement of Cash Flows - For the nine months ended September 30, 1995. . . . . . . . . . . . . . . . .  F-68
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-69

PRO FORMA FINANCIAL INFORMATION:
Champion - Jordan Valley and Recapitalization:
         Pro Forma Combining Income Statement - For the nine months ended September 30, 1995  . . . . .  F-77
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-78
         Pro Forma Combining Balance Sheet - September 30, 1995 . . . . . . . . . . . . . . . . . . . .  F-79
         Notes to Pro Forma Combining Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-80

Champion Pro Forma Combined Group and Jordan Valley Hospital (Champion - Jordan Valley):
         Pro Forma Combining Income Statement - For the nine months ended September 30, 1995  . . . . .  F-82
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-83
         Pro Forma Combining Balance Sheet - September 30, 1995 . . . . . . . . . . . . . . . . . . . .  F-84
         Notes to Pro Forma Combining Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-85

Champion Combined Group and Salt Lake Regional Medical Center (Champion Pro Forma Combined Group):
         Pro Forma Combining Income Statement - For the nine months ended September 30, 1995  . . . . .  F-88
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-89
         Notes to Pro Forma Combining Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-90

Champion Combined Company and Dakota Hospital (Champion Combined Group):
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-92
         Notes to Pro Forma Combining Income Statement  . . . . . . . . . . . . . . . . . . . . . . . .  F-93

Champion Combined Company (Champion Healthcare Corporation, AmeriHealth, Inc.
         and Psychiatric Healthcare Corporation):
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-96
         Notes to Pro Forma Combining Income Statement  . . . . . . . . . . . . . . . . . . . . . . . .  F-97

                CHAMPION HEALTHCARE CORPORATION AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                        Page
                                                                                                       Number
                                                                                                       ------
CHAMPION HEALTHCARE CORPORATION - FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995:

Condensed Consolidated Balance Sheet - September 30, 1995 and
         December 31, 1994 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 4

Condensed Consolidated Statement of Operations - For the three and nine months ended September 30, 1995 and 1994 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 5

Condensed Consolidated Statement of Cash Flows - For the nine months ended September 30, 1995 and 1994 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 6

Notes to Condensed Consolidated Financial Statements (unaudited) . . . . . . . . . . . . . . . . . . .   F- 7

Management's Discussion and Analysis of Financial Condition and Results of Operation  . . . . . . . . .  F-12

CHAMPION HEALTHCARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                       September 30,        December 31,
                                                                           1995                 1994
                                                                       ---------------------------------
                                                                             (Dollars in thousands)
 ASSETS
 Current assets:
   Cash and cash equivalents                                           $     7,848          $     48,424
   Restricted cash                                                              --                 5,000
   Accounts receivable, less allowance for doubtful
    accounts of $7,097 and $4,959 at September 30, 1995 and
    December 31, 1994, respectively                                         28,477                17,115
   Supplies inventory                                                        3,715                 1,942
   Prepaid expenses and other current assets                                 7,646                 4,899
                                                                       -----------          ------------
                     Total current assets                                   47,686                77,380

 Property and equipment, less allowances for depreciation and amortization of $9,515 and $5,340 at September 30, 1995 and
   December 31, 1994, respectively                                         155,608                81,913

 Investment in DHHS                                                         46,324                40,088
 Other assets                                                               24,442                17,172
                                                                       -----------          ------------
                     Total assets                                      $   274,060          $    216,553
                                                                       ===========          ============


 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt and capital lease
     obligations                                                       $     2,243          $      4,781
   Accounts payable                                                          9,250                10,637
   Due to third parties                                                      9,940                 2,241
   Other current liabilities                                                14,977                 8,446
                                                                       -----------          ------------
                     Total current liabilities                              36,410                26,105


 Long-term debt and capital lease obligations                              152,415               105,284
 Other long-term liabilities                                                 8,935                11,037
 Redeemable preferred stock                                                 81,491                76,294
 Common stock, $.01 par value:
   Authorized - 25,000,000 shares, 4,262,386 and 4,223,975
   shares issued and outstanding at September 30, 1995
   and December 31, 1994, respectively                                          43                    42
 Common stock subscribed, 80,000 and 100,000 shares at
   September 30, 1995 and December 31, 1994, respectively                       40                    50
 Common stock subscription receivable                                          (40)                  (50)
 Paid in capital                                                            12,294                15,998
 Accumulated deficit                                                       (17,528)              (18,207)
                                                                       -----------          ------------
                     Total liabilities and stockholders' equity        $   274,060          $    216,553
                                                                       ===========          ============

See notes to condensed consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                 Three Months Ended                   Nine Months Ended
                                                                    September 30,                       September 30,
                                                                1995             1994               1995             1994
                                                              -------------------------           --------------------------
                                                                       (Dollars in thousands, except per share data)
Net patient service revenue                                   $ 44,877         $ 22,074           $ 114,438         $ 67,742
Other revenue                                                      912            1,257               3,397            3,555
                                                              --------         --------           ---------         --------

     Net revenue                                                45,789           23,331             117,835           71,297

Operating expenses:
  Salaries and benefits                                         19,638            8,961              50,898           26,853
  Other operating and administrative                            18,269            9,629              46,493           28,916
  Provision for bad debts                                        3,232            1,159               8,985            4,702
  Interest                                                       3,489            1,569               9,406            4,801
  Depreciation and amortization                                  2,357              900               5,971            2,519
  Equity in earnings of DHHS                                    (2,500)              --              (6,245)              --
                                                              --------         --------           ---------         --------

     Total expenses                                             44,485           22,218             115,508           67,791
                                                              --------         --------           ---------         --------

     Operating income                                            1,304            1,113               2,327            3,506

Minority interest                                                  (15)              --                  77               --
                                                              --------         --------           ---------         --------
     Income before income taxes and extraordinary item           1,319            1,113               2,250            3,506

Provision for income taxes                                         528               85                 833              248
                                                              --------         --------           ---------         --------

     Income before extraordinary item                              791            1,028               1,417            3,258

     Extraordinary item-loss on early
          extinguishment of debt, net of tax benefit of
          $380                                                      --               --                (738)              --
                                                              --------         --------           ---------         --------

     Net income                                               $    791         $  1,028           $     679         $  3,258
                                                              ========         ========           =========         ========


     Loss applicable to common stock                          $   (712)        $   (150)          $  (3,804)        $   (214)
                                                              ========         ========           =========         ========

Loss per common share:

     Loss before extraordinary item                           $   (.17)        $   (.12)          $    (.73)        $   (.18)
     Extraordinary item                                             --               --                (.17)              --
                                                              --------         --------           ---------         --------

         Loss per common share                                $   (.17)        $   (.12)          $    (.90)        $   (.18)
                                                              ========         ========           =========         ========


See notes to condensed consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                                   Nine Months Ended
                                                                                                      September 30,
                                                                                               1995                 1994
                                                                                             -----------------------------
                                                                                                 (Dollars in thousands)
Operating activities:
  Net income                                                                                 $     679            $  3,258
  Extraordinary item, net of a tax benefit of $380                                                 738                  --
  Equity in earnings of DHHS                                                                    (6,245)                 --
  Minority interests                                                                                77                  --
  Depreciation and amortization                                                                  5,971               2,519
  Provision for bad debts                                                                        8,985               4,702
  Changes in assets and liabilities, net of effects from acquisitions
    Increase in assets                                                                          (5,548)             (6,957)
    Increase (decrease) in liabilities                                                           6,127              (2,723)
                                                                                             ---------            --------

        Net cash provided by operating activities                                               10,784                 799
                                                                                             ---------            --------

Investing activities:
  Additions to property and equipment                                                          (31,337)             (7,540)
  Purchase of hospital and healthcare related entities                                         (58,768)                 --
  Investment in Dakota Partnership                                                              (2,000)                 --
  Proceeds from sale of property and equipment                                                   1,470                  --
  Investment in note receivable                                                                 (2,023)               (175)
  Other                                                                                            363              (1,224)
                                                                                             ---------            --------

        Net cash used in investing activities                                                  (92,295)             (8,939)
                                                                                             ---------            --------

Financing activities:
  Payments on long-term debt and capital lease obligations                                     (93,977)             (1,796)
  Proceeds from long-term debt obligations                                                     133,046                  72
  Payments related to issuance of long-term debt obligations                                    (3,927)                 --
  Release of restricted funds                                                                    5,000                  --
  Other                                                                                            793                  --
                                                                                             ---------            --------

        Net cash provided by (used in) financing activities                                     40,935              (1,724)
                                                                                             ---------            --------

        Decrease in cash and cash equivalents                                                  (40,576)             (9,864)

Cash and cash equivalents at beginning of period                                                48,424              66,686
                                                                                             ---------            --------

Cash and cash equivalents at end of period                                                   $   7,848            $ 56,822
                                                                                             =========            ========

See notes to condensed consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1  -- BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the periods presented have been reflected. Such financial statements include the accounts of the Company and all wholly-owned and majority-owned subsidiaries and partnerships. All significant intercompany transactions and accounts have been eliminated in consolidation.

The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

These financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1994, included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994.

Results for the nine months ended September 30, 1994, as previously reported in the Company's Form 8-K dated December 21, 1994, as amended, have been restated to reflect additional contractual allowances at one of the Company's hospitals.

The Company's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the three and nine month periods ended September 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995.

NOTE 2 -- SUMMARIZED FINANCIAL INFORMATION OF EQUITY AFFILIATE

The Company, through a wholly-owned subsidiary, owns 50% of a partnership operated as Dakota Heartland Health System ("DHHS"). DHHS owns and operates two general acute care hospitals with a total of 341 beds in Fargo, North Dakota, and the Company manages the combined operations of the two facilities
pursuant to an operating agreement with DHHS.   Under the terms of the
partnership agreement, the Company is entitled to 55% of DHHS's net income and distributable cash flow ("DCF") until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF. The Company is also obligated to advance funds to DHHS to cover any and all operating deficits. DHHS began operations on December 31, 1994.

CHAMPION HEALTHCARE CORPORATION

NOTE 2 -- SUMMARIZED FINANCIAL INFORMATION OF EQUITY AFFILIATE -- CONTINUED

The Company accounts for its investment in DHHS under the equity method. The following table summarizes certain financial information of DHHS as of and for the quarter and nine months ended September 30, 1995 (dollars in thousands). Earnings before interest, taxes, depreciation and amortization ("EBITDA") has been included because it is a widely used measure of internally generated cash flow and is frequently used in estimating a company's value. EBITDA is not an acceptable measure of liquidity, cash flow or operating income under generally accepted accounting principles.

                                                                      Three months ended     Nine months ended
                                                                      September 30, 1995    September 30, 1995
                                                                      ------------------    ------------------
                 INCOME STATEMENT DATA
                   Net revenue                                             $ 26,520              $ 80,185
                   EBITDA                                                     5,524                14,243
                   Net income                                                 4,545                11,355

                   Company's equity in the earnings of DHHS                   2,500                 6,245
                                                                      September 30, 1995     December 31,1994
                                                                      ------------------     ----------------
                 BALANCE SHEET DATA
                   Current assets                                          $ 36,114              $ 28,220
                   Non-current assets                                        44,139                44,298
                   Current liabilities                                        8,678                12,212
                   Non-current liabilities                                       43                   129
                   Partners' capital                                         71,532                60,177


NOTE 3 -- LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consisted of the following at September 30, 1995 and December 31, 1994 (dollars in thousands):

                                                                       September 30,            December 31,
                                                                            1995                    1994
                                                                            ----                    ----
 Revolving Loan                                                          $   37,200             $      --
 Term Loan                                                                       --                18,500
 11% Senior Subordinated Notes (face amount  of $98,767, net of a
   discount of $654 at September 30, 1995)                                   98,113                62,703
 Wilmington Savings Fund Society                                                 --                 9,766
 Health Care REIT, Inc.                                                      11,320                12,770
 Other notes payable & capital lease obligations                              8,025                 6,326
                                                                         ----------             ---------
      Total debt and capital lease obligations                              154,658               110,065
 Less current portion                                                        (2,243)               (4,781)
                                                                         ----------             ---------

      Total long-term debt and capital lease obligations                 $  152,415             $ 105,284
                                                                         ==========             =========

On May 31, 1995, the Company refinanced and prepaid its term and revolving credit loans ("old credit facility") obtained in November 1993 with a $100,000,000 revolving credit facility (the "Revolving Loan") with Banque Paribas, as agent, AmSouth Bank of Alabama, Bank One of Texas, N.A., CoreStates Bank, N.A., and NationsBank of Texas, N.A. Amounts available under the Revolving Loan are subject to certain limitations, and the total

CHAMPION HEALTHCARE CORPORATION

NOTE 3 -- LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS -- CONTINUED

amount available under the Revolving Loan declines to $80,000,000 on the third anniversary date. The Revolving Loan also provides for short term letters of credit of up to $5,000,000. The Revolving Loan matures no later than March 31, 1999 and bears interest at a lender defined incremental rate plus, at the Company's option, the LIBOR or Prime rate. The incremental rate to be applied is based upon the Company meeting certain operational performance targets, as defined, and ranges from 2.5% to 3.0% with respect to the LIBOR rate option and from 1.0% to 1.5% with respect to the Prime rate option. At September 30, 1995 and December 31, 1994, the interest rates on the Revolving Loan and old credit facility were 8.96% and 9.12%, respectively. The Company currently has $649,000 outstanding under letters of credit. Proceeds from the refinancing were used to prepay approximately $48,000,000 principal amount outstanding under the Company's old credit facility and approximately $9,533,000 principal amount of debt held by Wilmington Savings Fund Society ("WSFS"). The interest rate on the WSFS Loan was 11.5% and 10.5% at May 31, 1995 (the date of prepayment) and December 31, 1994, respectively. With the exception of certain assets collateralizing debt assumed in the Company's 1994 acquisition of Psychiatric Healthcare Corporation, the Revolving Loan is collateralized by substantially all of the Company's assets. The terms of the Revolving Loan eliminated the requirement under the Company's previous bank credit facility to maintain a cash collateral account with the lender in the amount of $5,000,000. The Company's future acquisitions and divestitures may require, in certain circumstances, consent by lenders under this agreement.

In connection with the Company's refinancing and prepayment of its old credit facility and the WSFS debt, the Company wrote off unamortized deferred financing costs of $738,000 (net of an income tax benefit of $380,000). Such amounts were recorded as an extraordinary loss in the accompanying condensed consolidated statement of operations.

On June 12, 1995, the Company issued $35,000,000 face amount (less a discount of approximately $668,000) of Senior Subordinated Notes (the "Notes"). The Notes mature on December 31, 2003 and require quarterly interest payments at an annual effective rate of 11.35% (11% stated rate). The Notes include detachable warrants for the purchase of 525,000 shares of common stock. The warrants are exercisable for common stock at the holder's option at an exercise price of $9.00 per share until December 31, 2003. The Notes are subject to redemption on or after December 31, 1995, at the Company's option, at prices declining from 112.5% of the principal amount at December 31, 1995 to par on December 31, 2002. Additionally, the Note holders may require the Company to repurchase all outstanding Notes in the event of a change in control of the Company based on a declining redemption premium ranging from 112.5% to 103% of principal. Proceeds from the issuance of Notes were used to paydown approximately $31,500,000 principal amount outstanding under the Revolving Loan with the remainder retained for general corporate purposes. The Notes are uncollateralized obligations and are subordinated in right of payment to certain senior indebtedness of the Company. Approximately $668,000 of the proceeds from the issuance of the Notes were allocated to the warrants.

The Company is subject to various loans, notes and mortgages that contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has obtained permanent waivers for all loan covenants to which it was subject at September 30, 1995.

NOTE 4 -- ACQUISITIONS

On April 13, 1995, the Company acquired Salt Lake Regional Medical Center ("SLRMC") from HealthTrust, Inc.-The Hospital Company ("HTI"). SLRMC is located in Salt Lake City, Utah, and is comprised of a 200 bed tertiary care hospital and five clinics. During the third quarter of 1995, the Company and the successor to HTI, Columbia/HCA, finalized total consideration paid for SLRMC at approximately $58,015,000, which consisted of $56,248,000 in cash and additional consideration due of approximately $1,767,000, which the Company has recorded in other current liabilities. Cash consideration included approximately $11,521,000 for certain working capital components and reimbursement of certain capital expenditures made previously by the seller. The

CHAMPION HEALTHCARE CORPORATION

NOTE 4 -- ACQUISITIONS -- CONTINUED

Company funded the asset purchase from available cash and approximately $30,000,000 in borrowings under its old credit facility. SLRMC was formerly a not-for-profit hospital acquired by HTI in August 1994 and was sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission. Consummation of the sale had been subject to approval by the Federal Trade Commission, which was received on April 7, 1995. The acquisition was accounted for as a purchase transaction with the purchase price allocated preliminarily to the fair value of acquired net working capital and property and equipment. Adjustments, if any, are not expected to be material to the overall purchase accounting.

The following selected unaudited pro forma financial information for the nine months ended September 30, 1995 and 1994 assumes that the acquisition of SLRMC occurred on January 1, 1995 and 1994, respectively, and that the acquisition of AmeriHealth, Psychiatric Healthcare Corporation, and the formation of the DHHS partnership occurred on January 1, 1994. The pro forma financial information does not purport to be indicative of the results that actually would have been obtained had the operations been combined during the periods presented, and is not intended to be a projection of future results or trends.

                                                          Nine months ended
                                                             September 30,
                                                        1995              1994
                                                        ----              ----
                                                     (Dollars in thousands, except
                                                            per share data)
 Net revenue                                        $      139,855     $    150,752
                                                    ==============     ============

 Income before extraordinary item                   $        1,901     $      2,301
                                                    ==============     ============

 Net income                                         $        1,163     $      2,301
                                                    ==============     ============


 Loss per common share before extraordinary item    $        (0.61)    $      (0.35)
                                                    ==============     ============

 Loss per common share                              $        (0.78)    $      (0.35)
                                                    ==============     ============


 Weighted average number of common shares
   outstanding                                               4,243            4,260
                                                    ==============     ============


On October 21, 1994, the Company acquired Psychiatric Healthcare Corporation ("PHC") for a net purchase price of approximately $24,600,000. The Company has completed its analysis of the assets acquired and liabilities assumed and has allocated approximately $8,800,000 in excess purchase price to goodwill, which is currently being amortized over a 20 year period. Additionally, the net purchase price included contingent consideration of up to $2,000,000 in additional preferred stock, notes and detachable warrants, including approximately $1,300,000 due upon the disposition of a facility that was closed and held for sale at the date of acquisition. The facility was sold in March 1995. To date, the Company has issued approximately $1,440,000 in additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement, and expects to issue the remaining contingent consideration of approximately $560,000 in the fourth quarter of 1995.

CHAMPION HEALTHCARE CORPORATION

NOTE 5 -- LOSS PER SHARE

Primary loss per share is calculated by dividing loss attributable to common stockholders (net income less preferred stock dividend requirements) by the weighted average number of common and common equivalent shares outstanding during each period, assuming the exercise of all stock options and warrants, when dilutive, with an exercise price less than the average market price of the common stock using the treasury stock method. Fully diluted income per share is not presented for the quarter and nine months ended September 30, 1995 and 1994 as the results are anti-dilutive.

The weighted average number of shares used in computing loss per share are as follows:

                               Three Months Ended                   Nine Months Ended
                                 September 30,                        September 30,
                             1995             1994                1995             1994
                           --------------------------           --------------------------
 Primary                   4,257,526        1,209,294           4,243,267        1,209,294
                           =========        =========           =========        =========

 Fully Diluted                N/A              N/A                 N/A              N/A

NOTE 6 -- CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

At September 30, 1995, the Company had outstanding 10,440,385 shares of Series A, A-1, BB, C and - D Cumulative Convertible Redeemable Preferred Stock (collectively, "Preferred Stock") which were convertible into 9,984,625 shares of common stock. The Company is subject to certain credit agreements which restrict its right to pay cash dividends on its common stock and Preferred Stock. At September 30, 1995, the dividend arrearage on the Company's Preferred Stock was $11,185,000 and will increase as dividends accumulate.

NOTE 7 -- INCOME TAXES

The income tax provision recorded for the quarter and nine months ended September 30, 1995 and 1994, respectively, differs from the expected income tax provision due to permanent differences, the provision for state income taxes and the realization of net deferred tax assets.

NOTE 8 -- CONTINGENCIES

Litigation. The Company is subject to claims and legal actions arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

Professional Liability. The Company is self-insured up to $1,000,000 per occurrence for the payment of claims arising from professional liability risks. The Company has accrued liabilities for potential professional liability risks based on estimates for losses limited to $1,000,000 per occurrence and $4,000,000 in the aggregate. The Company is further insured by a commercial insurer for claims in excess of these limits up to an additional $10,000,000 over its self- insured retention. In the opinion of management, any unaccrued damages awarded will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 9 -- SUBSEQUENT EVENT

On November 9, 1995, the Company entered into a definitive agreement with Columbia/HCA to acquire Jordan Valley Hospital ("Jordan"), a 50 bed acute care hospital in West Jordan, Utah, in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus additional cash consideration of approximately $7,500,000. The transaction is subject to various third-party approvals, including that of the Federal Trade Commission. The Company believes that consummation of this transaction is probable.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

SIGNIFICANT ACQUISITIONS

The Company was formed on February 1, 1990 to acquire and operate general acute care and specialty hospitals which may be under performing financially but have or can develop a competitive market position by establishing themselves as the low cost provider of quality health care services within their respective markets. To date, the Company has acquired ten operating hospitals and one skilled nursing facility and has entered into a partnership with an unaffiliated hospital.

Because of the financial impact of the Company's recent acquisitions and the formation of the DHHS partnership, it is difficult to make meaningful comparisons between the Company's financial statements for the fiscal periods presented. Furthermore, each additional hospital acquisition can have a significant impact on the Company's overall financial performance. After acquiring a hospital, the Company attempts to implement various operating efficiencies and cost cutting strategies, including staffing adjustments. The Company may also incur significant additional costs to expand the hospital's services and improve its market position. The Company can give no assurance that these investments and other activities will result in significant increases in revenue or reductions in costs at the acquired facility. Consequently, the financial performance of an acquired hospital may adversely affect the Company's operating results in the near-term. The Company believes this effect will be mitigated as additional hospitals are acquired.

EFFECT OF PROPOSED LEGISLATION

Congress continues to consider legislation that could significantly impact Medicare, Medicaid and other government funding of health care costs. Initiatives currently before Congress, if enacted, would significantly reduce payments under various government programs, including, among others, payments to disproportionate share and teaching hospitals. A reduction in these payments would adversely affect net revenue and operating margins at certain of
the Company's hospitals.   Approximately 54.9% of the Company's net patient
service revenue was attributable to the Medicare and Medicaid programs for the nine months ended September 30, 1995. The Company is unable to predict what legislation, if any, will be enacted by Congress in the future or what effect such legislation might have on the Company's results of operations.

RESULTS OF OPERATIONS

Quarter Ended September 30, 1995 Compared to Quarter Ended September 30, 1994

The Company reported net income of $791,000 for the quarter ended September 30, 1995, compared to net income of $1,028,000 for the third quarter of 1994. On a per share basis, after deducting non-cash dividend requirements for preferred stockholders of $1,503,000 and $1,178,000 for the quarters ended September 30, 1995 and 1994, respectively, the Company reported a primary loss per share of $0.17 for the quarter ended September 30, 1995, compared to a primary loss per share of $0.12 for the third quarter of 1994. Fully diluted earnings per share was not presented for the quarters ended September 30, 1995 and 1994 due to the anti-dilutive effect of such calculation.

Operating income for the quarter ended September 30, 1995, included approximately $2,500,000 attributable to the Company's equity in the earnings of DHHS. The Company contributed Heartland Medical Center ("Heartland") to the DHHS partnership effective December 31, 1994, and accounts for its investment in DHHS under the equity method. Previously, the Company had consolidated Heartland for financial reporting purposes. Operating income for the quarter ended September 30, 1994, included $1,693,000 attributable to Heartland.

The Company had net revenue of $45,789,000 for the three months ended September 30, 1995, compared to $23,331,000 for same period in 1994, an increase of $22,458,000 or 96.3%. The increase was due primarily to hospital acquisitions in the fourth quarter of 1994 and April 1995 (collectively, the "Acquisitions"), and was offset, in part, by the contribution of Heartland to the DHHS partnership. Net revenue for the prior period included approximately $9,563,000 attributable to Heartland.

Net revenue for the quarter ended September 30, 1994, included approximately $632,000 in interest income earned on cash balances.

The Company's operations are labor intensive with salaries and benefits comprising the single largest item in operating expenses. Salaries and benefits increased 119.1% to $19,638,000 for the quarter ended September 30, 1995, compared to $8,961,000 for the third quarter of 1994, primarily as a result of the Company's Acquisitions. As a percent of net revenue, salaries and benefits were 42.9% and 38.4% for the quarters ended September 30, 1995 and 1994, respectively. This trend is consistent with the Company's strategy of acquiring hospitals that have attractive market share and profit potential, but which may be under performing due to a lack of capital or management resources. In many instances, these hospitals incur labor and other operating costs in excess of what the Company believes is necessary for the efficient operation of the facility. The Company attempts to reduce these costs over time by implementing various operating efficiencies and cost cutting strategies. However, the Company can give no assurance that its efforts will ultimately result in significant cost reductions at these facilities.

The major components of other operating and administrative expenses were professional fees, taxes (other than income), insurance, utilities and other services. Other operating and administrative expenses increased by 89.7% to $18,269,000 for the quarter ended September 30, 1995, compared to $9,629,000 in 1994, once again as a result of the Company's Acquisitions. As a percent of net revenue, other operating and administrative expenses were 39.9% for the third quarter of 1995 compared to 41.3% in 1994.

Provision for bad debts was $3,232,000 for the quarter ended September 30, 1995, or 7.2% of net patient service revenue, compared to $1,159,000, or 5.3% in 1994. The increase in provision for bad debts as a percent of net patient service revenue resulted primarily from an increase in revenues attributable to uninsured and underinsured patients at certain facilities, which have historically been the source of the Company's uncollectable accounts.

Interest expense increased to $3,489,000 in the third quarter of 1995 compared to $1,569,000 for the comparable period in 1994, due principally to (i) the increase in amounts outstanding under the Company's Revolving Loan and old credit facility as a result of its acquisition of SLRMC, (ii) the issuance of $19,133,000 and $35,000,000 of 11% Senior Subordinated Notes on December 30, 1994 and June 12, 1995, respectively, and (iii) debt assumed and/or issued in connection with the acquisitions of AmeriHealth, Inc. and Psychiatric Healthcare Corporation in the fourth quarter of 1994. Interest expense also increased due to an increase in the interest rate under which the Company calculates interest payments on amounts outstanding under the Revolving Loan and old credit facility (a weighted average of approximately 8.95% and 8.19% for the quarters ended September 30, 1995 and 1994, respectively.)

Depreciation and amortization expense was $2,357,000 in 1995 compared to $900,000 in 1994, an increase of $1,457,000 or 161.9%. This increase is due primarily to the Company's Acquisitions, as well as the Company's ongoing capital improvement programs at its existing hospitals.

For the quarters ended September 30, 1995 and 1994, the Company capitalized approximately $576,000 and $139,000, respectively, in interest costs associated with the construction of a hospital and other medical related facilities.

Nine Months Ended September 30, 1995 Compared to Nine Months Ended September 30, 1994

The Company reported net income of $679,000 for the nine months ended September 30, 1995, compared to net income of $3,258,000 for the comparable period in 1994. On a per share basis, after deducting non-cash dividend requirements for preferred stockholders of $4,483,000 and $3,472,000 for the nine months ended September 30, 1995 and 1994, respectively, the Company reported a primary loss per share of $0.90 for the nine months ended September 30, 1995, compared to a primary loss per share of $0.18 for the first nine months of 1994. The net loss for the nine months ended September 30, 1995, included an extraordinary loss of approximately $738,000 (net of an income tax benefit of $380,000), or $0.17 per share, on the early extinguishment of debt. Fully diluted earnings per share was not presented for the nine months ended September 30, 1995 and 1994 due to the anti-dilutive effect of such calculation.

Operating income for the nine months ended September 30, 1995, included approximately $6,245,000 attributable to the Company's equity in the earnings of DHHS. The Company contributed Heartland Medical Center to the DHHS partnership effective December 31, 1994, and accounts for its investment in DHHS under the equity method. Previously, the Company had consolidated Heartland for financial reporting purposes. Operating income for the nine months ended September 30, 1994, included $4,954,000 attributable to Heartland.

The Company had net revenue of $117,835,000 for the nine months ended September 30, 1995, compared to $71,297,000 for same period in 1994, an increase of
$46,538,000 or 65.3%.   The increase was due primarily to hospital acquisitions
in the fourth quarter of 1994 and April 1995, and was offset, in part, by the contribution of Heartland Medical Center to the DHHS partnership. Net revenue for the nine months ended September 30, 1994, included approximately $29,464,000 attributable to Heartland.

Net revenue for the nine months ended September 30, 1995 and 1994, included approximately $728,000 and $1,633,000, respectively, in interest income earned on cash balances.

Salaries and benefits increased 89.5% to $50,898,000 for the nine months ended September 30, 1995, compared to $26,853,000 for the first nine months of 1994, primarily as a result of the Company's Acquisitions. As a percent of net revenue, salaries and benefits were 43.2% and 37.7% for the nine months ended September 30, 1995 and 1994, respectively. This trend is consistent with the Company's strategy of acquiring hospitals that have attractive market share and profit potential, but which may be under performing due to a lack of capital or management resources. In many instances, these hospitals incur labor and other operating costs in excess of what the Company believes is necessary for the efficient operation of the facility. The Company attempts to reduce these costs over time by implementing various operating efficiencies and cost cutting strategies. However, the Company can give no assurance that its efforts will ultimately result in significant cost reductions at these facilities.

The major components of other operating and administrative expenses were professional fees, taxes (other than income), insurance, utilities and other services. Other operating and administrative expenses increased by 60.8% to $46,493,000 for the nine months ended September 30, 1995, compared to $28,916,000 in 1994, once again as a result of the Company's Acquisitions. As a percent of net revenue, other operating and administrative expenses declined to 39.5% for the for the first nine months of 1995 compared to 40.6% in 1994.

Provision for bad debts was $8,985,000 for the nine months ended September 30, 1995, or 7.9% of net patient service revenue, compared to $4,702,000, or 6.9% in 1994. The increase in provision for bad debts as a percent of net patient service revenue resulted primarily from an increase in revenues attributable to uninsured and underinsured patients at certain facilities, which have historically been the source of the Company's uncollectable accounts.

Interest expense increased to $9,406,000 in the first nine months of 1995 compared to $4,801,000 for the comparable period in 1994, due principally to
(i) the increase in amounts outstanding under the Company's Revolving Loan and old credit facility as a result of its acquisition of SLRMC, (ii) the issuance of $19,133,000 and $35,000,000 of 11% Senior Subordinated Notes on December 30, 1994 and June 12, 1995, respectively, and (iii) debt assumed and/or issued in connection with the acquisitions of AmeriHealth, Inc. and Psychiatric Healthcare Corporation in the fourth quarter of 1994. Interest expense also increased due to an increase in the interest rate under which the Company calculates interest payments on amounts outstanding under the Revolving Loan and old credit facility (a weighted average of approximately 9.21% and 7.40% for the nine months ended September 30, 1995 and 1994, respectively).

Depreciation and amortization expense was $5,971,000 in 1995 compared to $2,519,000 in 1994, an increase of $3,452,000 or 137.0%. This increase is due primarily to the Company's Acquisitions, as well as the Company's ongoing capital improvement programs at its existing hospitals.

For the nine months ended September 30, 1995 and 1994, the Company capitalized approximately $1,297,000 and $139,000, respectively, in interest costs associated with the construction of a hospital and other medical related facilities.


LIQUIDITY AND CAPITAL RESOURCES

The Company had cash and cash equivalents of $7,848,000 at September 30, 1995. The Company also had $62,151,000 available under its senior secured bank facility, subject to certain limitations, which it refinanced and expanded from $50,000,000 to $100,000,000 effective May 31, 1995.

The Company generated approximately $10,784,000 in cash from operations for the nine months ended September 30, 1995. Cash flow from operations has not contributed significantly to the Company's liquidity in the past, due principally to its strategy of acquiring under performing hospitals. The Company seeks to improve cash flows at its acquired facilities through the implementation of improved operating efficiencies over time. However, there can be no assurance that the Company's efforts will be successful, nor can it give any assurance that these improvements, if achieved, will result in increased cash flows from operations.

For the nine months ended September 30, 1995, the Company expended approximately $31,337,000 for capital expenditures, which included approximately $22,795,000 in expenditures related to a hospital and medical building under construction in Midland, Texas and approximately $4,756,000 related to the construction of an ambulatory care center at the Company's Baytown, Texas facility. The Baytown and Midland facilities began operations in June and October of 1995, respectively. Also for the nine months ended September 30, 1995, the Company expended approximately $93,977,000 for principal payments on long-term debt and capitalized lease obligations, which included a $850,000 debt reduction concurrent with the sale of a closed PHC facility, the defeasance of approximately $1,200,000 principal amount of bonds outstanding at a former AmeriHealth facility, and a $31,500,000 prepayment on amounts outstanding under the Revolving Loan concurrent with the issuance of Senior Subordinated Notes on June 12, 1995. In connection with the Company's refinancing of its old credit facility on May 12, 1995, the Company prepaid approximately $48,000,000 outstanding under the old credit facility and approximately $9,533,000 principal amount of debt held by Wilmington Savings Fund Society.

The Company anticipates that existing capital sources and internally generated cash flows will be sufficient to fund capital expenditures, debt service and working capital requirements through the foreseeable future. The Company intends to acquire additional acute care and specialty facilities, home healthcare providers and physician practices and is actively pursuing several of such acquisitions. However, depending upon the individual circumstances, the Company will likely require additional debt or equity financing as it pursues its acquisition strategy.

On April 13, 1995, the Company acquired Salt Lake Regional Medical Center from HealthTrust, Inc.-The Hospital Company. SLRMC is located in Salt Lake City, Utah, and is comprised of a 200 bed tertiary care hospital and five clinics. During the third quarter of 1995, the Company and the successor to HTI, Columbia/HCA, finalized total consideration paid for SLRMC at approximately $58,015,000, which consisted of $56,248,000 in cash and additional consideration due of approximately $1,767,000, which the Company has recorded in other current liabilities. The acquisition was accounted for as a purchase transaction with the purchase price allocated preliminarily to the fair value of acquired net working capital and property and equipment. Adjustments, if any, are not expected to be material to the overall purchase accounting.

On June 12, 1995, a wholly-owned subsidiary of the Company acquired Brookside Health Group, a home healthcare provider located in Richmond, Virginia. The Company paid total consideration, including transaction costs, of approximately $3,651,000, which consisted of approximately $2,520,000 in cash and the issuance of $1,131,000 in notes payable to the seller. The Company funded the acquisition from available funds.

On November 9, 1995, the Company entered into a definitive agreement with Columbia/HCA to acquire Jordan Valley Hospital ("Jordan"), a 50 bed acute care hospital in West Jordan, Utah, in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus additional cash consideration of approximately $7,500,000. The transaction is subject to various third-party approvals, including that of the Federal Trade Commission. The Company believes that consummation of this transaction is probable.

On May 31, 1995, the Company refinanced and prepaid amounts outstanding under its old credit facility obtained in November 1993 with a $100,000,000 Revolving Loan. Amounts available under the Revolving Loan are subject to certain limitations, and the total amount available under the Revolving Loan declines to $80,000,000 on the third anniversary date. The Company had approximately $37,200,000 outstanding under its Revolving Loan at September 30, 1995. The Revolving Loan also provides for short term letters of credit of up to $5,000,000. The Revolving Loan matures no later than March 31, 1999 and bears interest at a lender defined incremental rate plus, at the Company's option, the LIBOR or Prime rate. The incremental rate to be applied is based upon the Company meeting certain operational performance targets, as defined, and ranges from 2.5% to 3.0% with respect to the LIBOR rate option and from 1.0% to 1.5% with respect to the Prime rate option. At September 30, 1995 and December 31, 1994, the interest rates on the Revolving Loan and old credit facility were 8.96% and 9.12%, respectively. The Company currently has $649,000 outstanding under letters of credit. Proceeds from the refinancing were used to prepay approximately $48,000,000 principal amount outstanding under the Company's old credit facility and approximately $9,533,000 principal amount of debt held by WSFS. In connection with the prepayment of such debt, the Company expensed approximately $738,000 (net of a tax benefit of $380,000) of deferred loan costs. With the exception of certain assets collateralizing debt assumed in the Company's 1994 acquisition of Psychiatric Healthcare Corporation, the Revolving Loan is collateralized by substantially all of the Company's assets. The terms of the Revolving Loan eliminated the requirement under the Company's previous bank credit facility to maintain a cash collateral account with the lender in the amount of $5,000,000. The Company's future acquisitions and divestitures may require, in certain circumstances, consent by lenders under this agreement.

On June 12, 1995, the Company issued $35,000,000 face amount (less a discount of approximately $668,000) of Senior Subordinated Notes. The Notes mature on December 31, 2003 and require quarterly interest payments at an annual effective rate of 11.35% (11% stated rate). The Notes include detachable
warrants for the purchase of 525,000 shares of common stock.   The warrants are
exercisable for common stock at the holder's option at an exercise price of $9.00 per share until December 31, 2003. The Notes are subject to redemption on or after December 31, 1995, at the Company's option, at prices declining from 112.5% of the principal amount at December 31, 1995 to par on December 31, 2002. Additionally, the Note holders may require the Company to repurchase all outstanding Notes in the event of a change in control of the Company based on a declining redemption premium ranging from 112.5% to 103% of principal.
Proceeds from the issuance of Notes were used to paydown approximately $31,500,000 principal amount outstanding under the Revolving Loan with the remainder retained for general corporate purposes. The Notes are uncollateralized obligations and are subordinated in right of payment to certain senior indebtedness of the Company. Approximately $668,000 of the proceeds from the issuance of the Notes were allocated to the warrants.

The Company is subject to various loans, notes and mortgages that contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has received permanent waivers for all loan covenants to which it was subject as of September 30, 1995.

The Company is subject to certain credit agreements that restrict its right to pay cash dividends on its common stock and Series A, A-1, BB, C and - D Preferred Stock. Furthermore, the Company can not pay cash dividends on its common stock until dividends on the Preferred Stock have been paid in full. At September 30, 1995, the dividend arrearage on the Company's Preferred Stock was $11,185,000 and will increase as dividends accumulate. The Company is presently exploring options to mitigate the impact of future Preferred Stock dividends which may include modification of the Company's Preferred Stock agreements.

At September 30, 1995, 10,440,385 shares of Preferred Stock were redeemable and convertible into 9,984,625 shares of common stock. Additionally, at September 30, 1995, the Company had outstanding 2,848,890 warrants to purchase 3,234,762 shares of Common Stock.

INFLATION

The health care industry is labor intensive. Wages and other expenses are subject to rapid escalation, especially during periods of inflation and when shortages occur in the marketplace. In addition, suppliers attempt to pass along increases in their costs by charging the Company higher prices. In general, the Company's revenue increases through price increases or changes in reimbursement levels have not kept up with cost increases. In light of cost containment measures imposed by government agencies, private insurance companies and managed-care plans, the Company is likely to experience continued pressure on operating margins in the future.

RECENT PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS 121, which is effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt SFAS 121 at the beginning of 1996. It is anticipated that the impact of adopting this statement will not have a material effect on the financial statements.

                CHAMPION HEALTHCARE CORPORATION AND SUBSIDIARIES
                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULES



Champion Healthcare Corporation:

Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . . .  F-19

Consolidated Balance Sheet - December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . .  F-20

Consolidated Statement of Operations - For the years ended December 31, 1994, 1993 and 1992 . . . . . . .  F-21

Consolidated Statement of Stockholders' Equity - For the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-22

Consolidated Statement of Cash Flows - For the years ended December 31, 1994,
         1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23

Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-24

Management's Discussion and Analysis of Financial Condition and Results of Operation  . . . . . . . . . .  F-44

Dakota Heartland Health System:

Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . . .  F-52

Balance Sheet - December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-53

Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-54

The following are the consolidated financial statement schedules of Champion Healthcare Corporation and subsidiaries:

Report of Coopers & Lybrand, L.L.P., Independent Accountants on Financial Statement Schedules . . . . . .  F-57

Schedule I -- Condensed Financial Information of the Registrant . . . . . . . . . . . . . . . . . . . . .  F-58

Schedule II -- Valuation and Qualifying Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-62

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Champion Healthcare Corporation

We have audited the accompanying consolidated balance sheet of Champion Healthcare Corporation as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Champion Healthcare Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1, the consolidated financial statements presented herein have been revised from those previously issued.

As discussed in Note 3 the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes to the liability method.


                                        Coopers & Lybrand L.L.P.


Houston, Texas
March 30, 1995

CHAMPION HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEET

                                                                                   December 31,
                                                                           1994                 1993
                                                                        --------------------------------
                                                                              (Dollars in thousands)
ASSETS
 Current assets:
   Cash and cash equivalents                                            $    48,424          $    66,686
   Restricted cash                                                            5,000                   --
   Accounts receivable, less allowance for doubtful
      accounts of $4,959 and $3,569, respectively                            17,115               17,379
   Supplies inventory                                                         1,942                1,447
   Prepaid expenses and other current assets                                  4,899                1,287
                                                                        -----------          -----------
                     Total current assets                                    77,380               86,799

 Property and equipment:
   Land                                                                       4,510                1,485
   Buildings and improvements                                                48,888               14,454
   Equipment                                                                 25,016                9,782
   Construction in progress                                                   8,839                2,860
                                                                        -----------          -----------
                     Total property and equipment                            87,253               28,581
   Less allowances for depreciation and amortization                          5,340                2,570
                                                                        -----------          -----------

                     Total property and equipment,  net                      81,913               26,011

 Investment in DHHS                                                          40,088                   --
 Intangible assets, net of accumulated amortization of
      $1,684 and $896, respectively                                          11,665                4,533
 Other assets                                                                 5,507                1,604
                                                                        -----------          -----------
                     Total assets                                       $   216,553          $   118,947
                                                                        ===========          ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Current portion of long-term debt                                    $     4,221          $     1,831
   Current portion of capital lease obligations                                 560                  492
   Accounts payable                                                          10,637                7,787
   Due to third parties                                                       2,241                  351
   Accrued and other liabilities                                              8,446                7,200
                                                                        -----------          -----------
                     Total current liabilities                               26,105               17,661

 Long-term debt                                                             102,626               59,046
 Capital lease obligations                                                    2,658                  715
 Other long-term liabilities                                                 11,037                  821
 Commitments and contingencies (Note 14)
 Redeemable preferred stock                                                  76,294               56,861
 Common stock, $.01 par value:
     Authorized - 25,000,000 shares, 4,223,975 and 1,126,250
     shares issued and outstanding at December 31, 1994
     and 1993, respectively                                                      42                   11
 Common stock subscribed, 100,000 shares                                         50                   50
 Common stock subscription receivable                                           (50)                 (50)
 Paid in capital                                                             15,998                   --
 Accumulated deficit                                                        (18,207)             (16,168)
                                                                        -----------          -----------

                     Total liabilities and stockholders' equity         $   216,553          $   118,947
                                                                        ===========          ===========

See notes to consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   Year Ended December 31,
                                                       1994                1993                1992
                                                    --------------------------------------------------
                                                                   (Dollars in thousands,
                                                                   except per share data)
 Net patient service revenue                        $    99,613         $   86,728           $  43,799
 Other revenue                                            4,580              3,104               1,274
                                                    -----------         ----------           ---------

     Net revenue                                        104,193             89,832              45,073

 Expenses:
  Salaries, wages and benefits                           41,042             36,698              19,642
  Supplies                                               12,744             11,641               6,022
  Other operating expenses                               29,767             24,033              14,653
  Provision for bad debts                                 7,812              5,669               3,520
  Interest                                                6,375              2,725               1,404
  Depreciation and amortization                           4,010              3,524               1,361
  Asset write-down                                           --             15,456                  --
                                                    -----------         ----------           ---------

     Total expenses                                     101,750             99,746              46,602
     Income (loss) before income taxes and
         extraordinary loss                               2,443             (9,914)             (1,529)

 Provision for income taxes                                 200              1,009                  63
                                                    -----------         ----------           ---------

     Income (loss) before extraordinary item              2,243            (10,923)             (1,592)

 Extraordinary item:
     Loss on early extinguishment of debt,
       net of tax tax benefit of $634                        --             (1,230)                 --
                                                    -----------         ----------           ---------

     Net income (loss)                              $     2,243         $  (12,153)          $  (1,592)
                                                    ===========         ==========           =========

     Loss applicable to common stock                $    (2,467)        $  (13,805)          $  (2,451)
                                                    ===========         ==========           =========

 Loss per common share:

 Primary:
      Loss before extraordinary item                $     (1.69)        $   (11.21)          $   (2.23)
      Extraordinary item                                     --              (1.10)                 --
                                                    -----------         ----------           ---------

         Loss per common share                      $     (1.69)        $   (12.31)          $   (2.23)
                                                    ===========         ==========           =========

See notes to consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
 (Dollars in thousands, except share data)

                                                                                                            Additional
                                                       Common Stock                Common Stock               Paid-In   Accumulated
                                                    Shares       Amount       Subscribed     Receivable       Capital     Deficit
                                                    ------       ------       ----------     ----------       -------     -------
BALANCES AT JANUARY 1, 1992                       1,100,000   $       137     $        50   $        (50)    $     156

Common stock restatement, retroactively
  applied                                                            (126)                                         126
Series A preferred stock dividend                                                                                 (194)
Preferred stock dividends accrued, including
  accretion of issuance costs                                                                                      (88)   $    (771)
Net loss                                                                                                                     (1,592)
                                                  ---------   -----------     -----------   ------------     ---------    ---------

BALANCES AT DECEMBER 31, 1992                     1,100,000            11              50            (50)                    (2,363)

Preferred stock dividends accrued,
  including accretion of issuance costs                                                                                      (1,652)
Exercise of bridge loan warrants                     26,250
Net loss                                                                                                                    (12,153)
                                                  ---------   -----------     -----------   ------------     ---------    ---------

BALANCES AT DECEMBER 31, 1993                     1,126,250            11              50            (50)                   (16,168)

Exercise of bridge loan warrants                     83,044             1
Shares issued in AmeriHealth acquisition          3,014,681            30                                       16,426
Preferred stock dividends accrued, including
  accretion of issuance costs                                                                                     (428)      (4,282)
Net income                                                                                                                    2,243
                                                  ---------   -----------     -----------   ------------     ---------    ---------

BALANCES AT DECEMBER 31, 1994                     4,223,975   $        42     $        50   $        (50)    $  15,998    $ (18,207)
                                                  =========   ===========     ===========   ============     =========    =========

See notes to consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                              Year Ended December 31,
                                                                    1994                1993                1992
                                                                 --------------------------------------------------
                                                                               (Dollars in thousands)
 Operating activities:
 Net income (loss)                                               $  2,243            $(12,153)             $ (1,592)
 Adjustments to reconcile net income (loss)
  to net cash (used in) provided by operating activities:
   Depreciation and amortization                                    4,010               3,524                 1,361
   Deferred income taxes                                            1,600              (1,171)                  (88)
   Provision for bad debts                                          7,812               5,669                 3,520
   Asset write-down                                                                    15,456
   Changes in operating assets and liabilities,
     excluding acquisitions:
       Accounts receivable                                         (9,088)             (6,842)               (7,328)
       Supplies inventory                                            (264)               (446)                 (180)
       Prepaid expenses and other current assets                   (4,154)               (169)                  (32)
       Other assets                                                  (908)               (424)
       Accounts payable, income taxes payable and
         other accrued liabilities                                 (1,968)              1,935                 3,969
                                                                 --------            --------              --------
       Net cash (used in) provided by
            operating activities                                     (717)              5,379                  (370)
                                                                 --------            --------              --------
 Investing activities:
  Purchase of facilities                                                               (5,813)              (25,643)
  Net payment for investment in partnership                       (20,000)
  Cash acquired in acquisitions                                     4,341
  Additions to property and equipment                             (12,561)             (4,726)               (1,637)
  Proceeds from sales of property and equipment                                                               1,100
  Investment in note receivable                                     (757)
  Other investing activities                                                                                    (56)
                                                                 --------            --------              --------
       Net cash used in investing activities                      (28,977)            (10,539)              (26,236)
                                                                 --------            --------              --------

 Financing activities:
  Proceeds from issuance of long-term obligations                  19,133              63,091                16,238
  Payments related to issuance of long-term debt
       obligations and other financing costs                                           (2,396)                 (533)
  Payments on long-term obligations                                (2,300)            (28,516)                 (782)
  Payments on long-term obligations assumed
       through acquisitions                                        (9,911)
  Proceeds from issuance of redeemable
       preferred stock and stock warrants                          11,223              34,345                17,500
  Payments related to preferred stock issuance                                           (882)                 (532)
  Payment of dividends in connection
       with AmeriHealth merger                                     (1,000)
  Cash restricted under collateral agreement                       (5,000)
  Other                                                              (713)
                                                                 --------            --------              --------
       Net cash provided by financing
           activities                                              11,432              65,642                31,891
                                                                 --------            --------              --------
       (Decrease) increase in cash
           and cash equivalents                                   (18,262)             60,482                 5,285

 Cash and cash equivalents at beginning of year                    66,686               6,204                   919
                                                                 --------            --------              --------

 Cash and cash equivalents at end of year                        $ 48,424            $ 66,686              $  6,204
                                                                 ========            ========              ========

 See notes to consolidated financial statements.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  RESTATEMENT OF FINANCIAL STATEMENTS

The Company and the staff of the Securities and Exchange Commission ("SEC") have had discussions with respect to the accounting method used to account for the Company's investment in Dakota Heartland Health Systems ("DHHS"), a 50% owned partnership, which began operations on December 31, 1994. As a result of those discussions, the Company has accounted for its investment in DHHS using the equity method of accounting. Previously, the Company included the separate financial statements of DHHS in its consolidated financial statements. Accordingly, the Company's consolidated financial statements for the year ended December 31, 1994, have been restated to reflect the Company's accounting for its investment in DHHS using the equity method.

NOTE 2.  ORGANIZATIONAL BACKGROUND

Champion Healthcare Corporation, a Delaware corporation (the "Company") is engaged in the ownership and management of general acute care and specialty hospitals and related health care facilities. Including hospital partnerships, the Company owns and/or operates six acute care hospitals, two psychiatric hospitals and a skilled nursing facility.

NOTE 3.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, all wholly-owned and majority-owned subsidiaries and majority-owned partnerships. The Company uses the equity method of accounting when it has a 20% to 50% interest in other companies and partnerships. Under the equity method, the Company records its original investment at cost and adjusts its investment for its undistributed share of the earnings or losses of the equity investee. All significant intercompany transactions and accounts have been eliminated in consolidation.

Net Patient Service Revenue

The Company's facilities have entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Company is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the programs' principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit, and provision is currently made for adjustments which may result during the period in which such adjustments become known. Allowance for contractual adjustments under these programs are netted in accounts receivable in the accompanying Consolidated Balance Sheet. Management is of the opinion that adequate allowance has been provided for possible adjustments that might result from such final settlements.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Revenue

Other revenue includes income from non-patient hospital activities such as fees from home infusion and other related services, cafeteria sales and interest income.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments, primarily U.S. government backed securities and certificates of deposit, purchased with an original maturity of three months or less. The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits.

Accounts Receivable

Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients. Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of patients to meet their obligations. Accounts deemed uncollectible are charged against that allowance.

Supplies Inventory

Inventory consists of pharmaceuticals and supplies and is stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for new facilities and equipment and those that substantially increase the useful life of existing property and equipment are capitalized. Ordinary maintenance and repairs are charged to expense when incurred. Upon disposition, the assets and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in the statement of operations.

Depreciation is computed using the straight-line method at rates calculated to amortize the cost of the assets over estimated useful lives ranging from 3 to 30 years.

The Company capitalized interest costs of approximately $294,000 in 1994.

Intangible Assets

Intangible assets consist of goodwill, the costs of obtaining long-term financing, non-compete agreements and various other intangible assets. Long-term financing costs are amortized on a straight-line basis over the term of the applicable debt. Goodwill represents costs in excess of net assets acquired and is amortized on a straight line basis over a period of 20 years. Costs related to non-compete agreements and other intangibles are amortized on a straight- line basis over three to five years.

Amortization expense for 1994, 1993 and 1992 was approximately $1,000,000, $1,209,000 and $443,000, of which approximately $395,000, $139,000 and $332,000 relate to deferred financing costs.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cumulative Convertible Redeemable Preferred Stock

The Company reflects accumulated unpaid and undeclared dividends on the cumulative redeemable preferred stock as an increase in the related issue with corresponding charges to additional paid-in capital, to the extent available, and accumulated deficit.

Income Taxes

Effective January 1, 1993, the Company adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"). Under this method, deferred income taxes are recorded to reflect the tax consequence on future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end. Prior to January 1, 1993, the Company used the deferral method previously prescribed. There was no cumulative effect on prior year operations as a result of this change in accounting for income taxes.

Earnings Per Share

Earnings per common and common equivalent share amounts are calculated by dividing net earnings applicable to common stock by the weighted average number of common shares outstanding during each period, as restated for the two-for-one stock split on July 7, 1993, assuming exercise of all stock options and warrants having an exercise price less than the average stock market price of the common stock using the treasury stock method. Fully diluted loss per common share has not been presented as the results are antidilutive in all years. Weighted average shares outstanding used to determine earnings per common and common equivalent share were 1,457,000, 1,122,000 and 1,100,000 in 1994, 1993 and 1992, respectively.

NOTE 4.  ACQUISITIONS AND OTHER INVESTMENTS

Gulf Coast Hospital

On September 1, 1992, the Company acquired HCA-Gulf Coast Hospital ("GCH"), a competing hospital then located in Baytown, Texas, for approximately $17,265,000 in cash and a note payable of $500,000. The Company subsequently consolidated the operations of GCH with Baytown Medical Center and renamed the combined facilities BayCoast Medical Center (See "Note 5. Asset Write-Down").

St. John and St. Ansgar Hospitals

On September 1, 1992, the Company purchased St. John and St. Ansgar hospitals in Moorhead, Minnesota and Fargo, North Dakota, respectively, from a Catholic order for approximately $8,400,000 in cash and a note payable of approximately $2,000,000. The Company consolidated the operations of the two facilities into the 142 licensed bed Fargo facility in order to eliminate duplicative staffing, support services and other operating expenses and to reduce excess or underutilized capacity. The Fargo facility was renamed Heartland Medical Center ("HMC"). The Moorhead, Minnesota facility was sold in 1993 for $1,100,000 to a non-health care user. The Company's net purchase price for HMC, excluding working capital and including the proceeds from the sale of the Moorhead facility, was approximately $7,500,000.

Physicians & Surgeons Hospital

The Company acquired P&S in Midland, Texas on May 1, 1993 for approximately $5,800,000 in cash and the assumption of $1,200,000 in debt.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4.  ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED)

Psychiatric Healthcare Corporation

On October 21, 1994, the Company acquired Psychiatric Hospital Corporation ("PHC"), a privately held corporation headquartered in Birmingham, Alabama, by the merger of PHC with and into a wholly-owned subsidiary of the Company. PHC owned and operated two free-standing psychiatric hospitals with a combined total of 219 beds located in Springfield, Missouri and Alexandria, Louisiana and owned a third free-standing psychiatric hospital located in Sherman, Texas that was closed and held for lease or sale at the date of acquisition. The net purchase price, including a "contingent" consideration feature of $1,300,000 (up to $2,000,000 in aggregate) and the assumption of long-term debt, was
approximately $23,000,000.   Consideration paid by the Company consisted of the
assumption of approximately $14,880,000 in long-term debt and the issuance of securities to PHC shareholders consisting of: (i) 212,661 shares of Series D preferred stock, (ii) $5,737,000 of 11% Senior Subordinated Notes with 172,110 detachable warrants to acquire common stock and (iii) options expiring January 3, 1995, which were subsequently exercised, to acquire an additional 7,561 shares of Series D Preferred Stock, $202,000 of 11% Senior Subordinated Notes with 6,060 of detachable warrants. Other than for fractional share amounts, the Company paid no cash to PHC shareholders. The Company also agreed to issue additional Series D Preferred Stock and 11% Senior Subordinated Notes with detachable warrants as contingent consideration of $2,000,000, if within the next two years PHC receives up to $2,000,000 in payments from some combination of the sale of the Sherman, Texas facility, the resolution of a Medicaid lawsuit against the State of Missouri or the receipt by the Louisiana facility of more than $500,000 in specified Medicaid and indigent payments. In March 1995, the Company sold the closed facility for approximately $1,300,000 to an unrelated third party; accordingly, the Company expects to issue additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement. Based on a preliminary allocation of the purchase price, approximately $5,900,000 in excess purchase price has been assigned to goodwill, which the Company will amortize over a period of 20 years.

AmeriHealth, Inc.

On December 6, 1994, the Company merged with AmeriHealth, Inc.("AHH"), a Delaware corporation, with AHH being the surviving corporation resulting from the merger (the "Combined Company"). The merger was accounted for as a recapitalization of the Company with the Company as the acquiror (a reverse acquisition). Concurrent with the merger, the name of the Combined Company was changed to Champion Healthcare Corporation, and the Combined Company adopted the Company's certificate of incorporation provisions.

Pursuant to the merger, the Combined Company: (a) paid a cash distribution of $0.085 cents per share to all common stockholders of AHH, (b) issued one share of its Combined Company common stock for each 5.70358 shares of the approximately 17.2 million outstanding shares of AHH's Common Stock (plus cash in lieu of fractional shares); (c) one share of Combined Company common stock for each of the approximately 1.2 million then outstanding shares of the Company common stock; and (d) one share of newly authorized Combined Company preferred stock for each of the then outstanding shares of the Company's preferred stock. The terms of the new voting shares of Combined Company preferred stock are identical to those of the Company's preferred stock outstanding prior to the merger. In addition, holders of the outstanding shares of AHH's $2.125 Increasing Rate Cumulative Convertible Preferred Stock were canceled in exchange for cash equal to the redemption price of such shares plus all unpaid dividends which totaled approximately $47,000. The net purchase price, including the assumption of approximately $17,700,000 in debt, was approximately $38,300,000. Pending receipt and analysis of appraisals, the Company has presently assigned the cost of the AHH acquisition to net working capital and property and equipment. AHH owned and managed two acute care hospitals with a combined total of 265 licensed beds in Richmond, Virginia and Prattville, Alabama, and a 72-bed skilled nursing facility also located in Prattville, Alabama.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4.  ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED)

Partnership with Dakota Hospital

On December 21, 1994, a wholly owned subsidiary of the Company that owned Heartland Medical Center, a 142 bed general acute care facility in Fargo, North Dakota, entered into a partnership with Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199 bed general acute care hospital also in Fargo, North Dakota. The partnership is operated as Dakota Heartland Health System ("DHHS"). Also on December 21, 1994, the Company entered into an operating agreement with the partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the partnership agreement, the Company is obligated to advance funds to the partnership to cover any and all operating deficits of the partnership. DHHS began operations on December 31, 1994.

The Company and Dakota contributed their respective hospitals debt and lien free (except for capitalized lease obligations), including certain working capital components, and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the partnership in accordance with the terms of the partnership agreement. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution.

The partnership is administered by a Governing Board comprised of six members appointed by Dakota, three members appointed by the Company and three members appointed by mutual consent of the Dakota members and the Company members. Certain Governing Board actions require the majority approval of each of the Company members and Dakota members. Because the partners through the partnership agreement have delegated management of the partnership to the Company through the operating agreement, the authority of the Governing Board is limited.

From the 19th month after the commencement of the partnership, Dakota has the right to require the Company to purchase its partnership interest free of debt or liens for a cash purchase price equal to 5.5 times earnings before depreciation, interest, income taxes and amortization less Dakota's pro-rata share of the partnership's long-term debt. On a pro forma basis, the partnership had earnings before depreciation, interest, income taxes and amortization of approximately $13,600,000 for the year ended December 31, 1994. From the 37th month after the commencement of the partnership, the purchase price for Dakota's partnership interest shall not be less than $50,000,000. After receipt of written notice of Dakota's intent to sell its partnership interest, the Company would have 12 months to complete the purchase. Should the Company not complete the purchase during this period, Dakota would have the right to, among others, (i) terminate the operating agreement and engage an outside party to manage the hospital, (ii) replace the Company's designees to the Governing Board and (iii) enter into a fair market value transaction to sell substantially all of the partnership's assets.

The Company accounts for its investment in DHHS under the equity method. The following table summarizes the financial position of DHHS at December 31, 1994 (dollars in thousands).

                      Current assets                                  $28,220
                      Noncurrent assets                                44,298
                      Current liabilities                              12,212
                      Noncurrent liabilities                              129
                      Partners' capital                                60,177

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4.  ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED)

The following selected unaudited pro forma financial information for the years ended December 31, 1994 and 1993 assumes that the acquisition of AHH, PHC, P&S and the formation of the DHHS partnership had occurred as of January 1, 1993. The selected pro forma financial information presented for the year ended December 31, 1992 assumes that the acquisition of GCH, HMC and P&S had occurred on January 1, 1992. The selected pro forma financial information presented for the year ended December 31, 1991 assumes the acquisition of GCH and HMC had occurred on January 1, 1991. The pro forma financial information below does not purport to be indicative of the results that actually would have been obtained had the operations been combined during the periods presented, and is not intended to be a projection of future results or trends.

                                                         1994           1993           1992          1991
                                                         ----           ----           ----          ----
                                                                           (unaudited)
                                                          (Dollars in thousands, except per share data)
 Net revenue                                          $  119,078     $  121,614     $  97,883     $   80,444
                                                      ==========     ==========     =========     ==========

 Equity in earnings of DHHS                           $    5,443     $    3,159
                                                      ==========     ==========

 Loss before extraordinary item                       $   (3,609)    $  (19,697)    $ (16,862)    $   (5,517)
                                                      ==========     ==========     =========     ==========

 Net loss                                             $   (3,609)    $  (20,927)    $ (16,862)    $   (5,517)
                                                      ==========     ==========     =========     ==========

 Loss per common share before extraordinary item      $    (2.04)    $    (5.25)    $  (16.11)    $    (5.53)
                                                      ==========     ==========     =========     ==========

 Loss per common share                                $    (2.04)    $    (5.55)    $  (16.11)    $    (5.35)
                                                      ==========     ==========     =========     ==========

 Weighted average number of common shares
   outstanding                                             4,224          4,136         1,100          1,100
                                                      ==========     ==========     =========     ==========

NOTE 5.  ASSET WRITE-DOWN

In 1992, the Company entered into an agreement to purchase twelve hospitals from Humana, Inc. The acquisition was to be financed in part with approximately $140,000,000 in publicly traded senior subordinated notes; however, due to conditions in the financial markets at that time, the Company was unable to complete the transaction. In connection to the transaction, the Company expensed approximately $1,300,000 in underwriter and professional fees in 1992.

In December 1993, the Company ceased providing medical services at GCH, one of its two hospitals in Baytown, Texas, which it had acquired from HCA Health Services of Texas, Inc. on September 1, 1992. The Company intended to use GCH for limited administrative purposes only until it could arrange a sale. As a result, the Company wrote down the GCH assets by $15,456,000, which reflected the estimated fair value of the facility under limited use less ongoing operating costs and various rental concessions previously granted tenants. The book value of GCH prior to the write-down was $16,681,000. The remaining net historical cost of $1,225,000 represented the equipment moved to the other Baytown campus. In June 1994, the Company sold the former HCA facility to a physician group for nominal consideration. The Company believes that assets associated with its other campus in Baytown have not been impaired as the result of this change in operations.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6.  ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consisted of the following at December 31, 1994 and 1993 (dollars in thousands):

                                                                            1994                    1993
                                                                            ----                    ----
 Accrued salaries and wages                                              $    1,303             $   1,134
 Accrued property and other taxes                                               767                 1,507
 Accrued vacation                                                             1,148                 1,023
 Accrued professional liability claims                                          359                 1,047
 Accrued group health claims                                                    846                   706
 Income taxes payable                                                           200                 1,122
 Other                                                                        3,823                   661
                                                                         ----------             ---------

     Total accrued and other liabilities                                 $    8,446             $   7,200
                                                                         ==========             =========

NOTE 7.  LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1994 and 1993 (dollars in thousands):

                                                                            1994                    1993
                                                                            ----                    ----
 Term Loan                                                               $   18,500              $ 20,000
 11% Senior Subordinated Notes                                               62,703                37,833
 Wilmington Savings Fund Society                                              9,766                    --
 Health Care REIT, Inc.                                                      12,770                    --
 Other notes payable                                                          3,108                 3,044
                                                                         ----------              --------
      Total debt                                                            106,847                60,877

 Less current portion                                                        (4,221)               (1,831)
                                                                         ----------              --------

      Total long-term debt                                               $  102,626              $ 59,046
                                                                         ==========              ========

On November 5, 1993, the Company refinanced its subsidiary term and revolving credit loans obtained in August 1991 with a $50 million credit facility comprised of a $20,000,000 term loan (the "Term Loan") and a $30 million revolving credit facility (the "Revolving Loan") with Banque Paribas, First Union National Bank of North Carolina and NationsBank of Tennessee, N.A. Effective May 1994, BankOne, N.A. became a participant in this credit facility. Any working capital or acquisition related borrowings under the Revolving Loan are due November 5, 2000; and any construction related borrowings under the Revolving Loan begin amortizing 2.5% quarterly from November 3, 1997 through November 5, 2000. The loans bear interest, at the Company's option, at the LIBOR rate plus 3% or the defined lender's base rate plus 1.5%. At December 31, 1994 and 1993, the interest rates on the Term Loan were 9.12% and 6.56%, respectively. As of December 31, 1994, the Company has not drawn any funds available under the Revolving Loan. The Company is required to pay a commitment fee of 1/2 of 1% on the unused portion of the Revolving Loan. With the exception of certain assets collateralizing debt assumed in the PHC and AHH acquisitions, the agreement is collateralized by substantially all of the Company's assets. Additionally, the Company is required to maintain a cash collateral account with the lender in the amount of $5,000,000. The Company's future acquisitions and divestitures may require, in certain circumstances, consent by lenders under this agreement.

In connection with the Company's refinancing of its subsidiary term and revolving credit loans in 1993, a prepayment premium and unamortized deferred financing costs of $1,230,000, net of an income tax benefit of $634,000, were written off and recorded as an extraordinary loss.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7.  LONG-TERM DEBT (CONTINUED)

On December 31, 1993, the Company issued $37,833,000 of Senior Subordinated Notes (the "Notes") bearing interest at an annual fixed rate of 11% and maturing on December 31, 2003. Such Notes included detachable warrants for the purchase of 1,134,990 shares of common stock. On December 30, 1994, pursuant to commitments obtained from the original purchasers of the Notes, the Company issued an additional $19,133,000 of Notes with detachable warrants for the
purchase of 573,990 shares of common stock.   Interest is payable quarterly.
The Notes are subject to redemption on or after December 31, 1995 at the Company's option at prices declining from 112.5% of the principal amount at December 31, 1995 to par on December 31, 2002. Additionally, there is a requirement to repurchase all outstanding Notes in the event of a change of control of the Company, at the holder's option, based on the declining redemption premium ranging from 112.5% to 103% of principal. The Notes are uncollateralized obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. The warrants are exercisable for common stock at the holder's option at an exercise price of $9.00 per share until December 31, 2003. No value was allocated to the warrants at the time of issuance because the exercise price was greater than the estimated fair value of the common stock, and the interest rate on the note was considered a market rate.

In connection with the Company's acquisition of PHC, the Company assumed approximately $12,970,000 of mortgage financing on the PHC facilities, $257,000 in capitalized leases, and $159,000 of notes payable. A working capital credit facility with a balance of approximately $1,494,000 was repaid from available cash of the Company and PHC. The mortgage notes are payable to Health Care REIT, Inc. and at December 31, 1994, included $2,645,000 principal amount collateralized by a closed facility in Sherman, Texas. The mortgage bears interest at an annual rate of 13.05% at December 31, 1994, which increases annually to an interest rate of 15.4% at November 1, 2001; after which the mortgage bears interest at an annual rate equal to the rate of seven year US Treasuries plus 500 basis points. Approximately $10,125,000 principal balance of the mortgage matures on December 1, 2008, with principal payments commencing on February 1, 1995, based on 25 year amortization. The remaining balance of the mortgage requires quarterly principal payments of $200,000 through 1997.
On March 22, 1995, the Company sold the Sherman, Texas facility for approximately $1,300,000. In connection with the sale, the Company made a required principal payment of $850,000 on the mortgage collateralized by this facility and obtained a release of collateral from the lender. The remaining principal balance of $1,595,000 is now collateralized by the Company's hospital in Alexandria, Louisiana.

In connection with the Company's merger with AHH, the Company assumed and extended approximately $10,000,000 principal amount of debt held by Wilmington Savings Fund Society (the "WSFS Loan") and paid approximately $7,665,000 in cash to retire $8,049,000 principal amount of AHH debt held by the Resolution Trust Corporation. The WSFS loan matures April 15, 1996 and requires the monthly payment of interest at an annual rate of 2% plus prime and quarterly principal payments of $233,250 on the first day of each calendar quarter. The WSFS loan is collateralized by certain assets of Metropolitan Hospital and guaranteed by the Company.

Other notes payable bear interest at rates ranging from 7% to 9.5% and are generally collateralized by the underlying assets to which they relate.

The Loans, Notes and Mortgages referenced above contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has obtained permanent waivers for all loan covenants to which it was subject as December 31, 1994 and 1993.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7.  LONG-TERM DEBT (CONTINUED)

Maturities of debt as of December 31, 1994, are as follows (dollars in thousands):

                         1995                                $     4,221
                         1996                                     12,515
                         1997                                      5,873
                         1998                                      4,338
                         1999                                      4,101
                         Thereafter                               75,799
                                                             -----------
                                                             $   106,847
                                                             ===========


NOTE 8.       REDEEMABLE PREFERRED STOCK

Redeemable preferred stock consisted of the following at December 31, 1994 and 1993:


                                                                                 1994                   1993
                                                                                 ----                   ----
                                                                                    (Dollars in thousands)
 Series D - Cumulative convertible redeemable preferred
      stock, $.01 par, 2,200,000 shares authorized; 2,105,258 and
      1,269,144 shares issued and outstanding at
      December 31, 1994 and 1993, respectively
      ($39,787,000 and $22,845,000 liquidation value in 1994
      and 1993, respectively)                                                  $  38,754               $ 22,008
 Series C - Cumulative convertible redeemable preferred
      stock, $.01 par, 500,000 shares authorized;
      448,811 shares issued and outstanding at December 31, 1994 and 1993 ($8,778,000 and $8,132,000 liquidation value in
      1994 and 1993, respectively)                                                 8,740                  8,089
 Series BB - Cumulative convertible redeemable preferred
      stock, $.01 par, 2,300,000 shares
      authorized; 1,577,547 shares issued and
      outstanding  at December 31, 1994 and 1993 ($21,924,000
      and $20,434,000 liquidation value in 1994 and 1993,                         21,551                 19,995
      respectively)
 Series A-1 - Cumulative convertible redeemable preferred stock,
      $.01 par, 6,500,000 shares authorized; 2,769,109
      shares issued and outstanding at December 31, 1994 and 1993
      ($3,206,000 and $3,004,000 liquidation value in 1994
      and 1993, respectively)                                                      3,206                  3,004
 Series A - Cumulative convertible redeemable preferred stock,
      $.01 par, 3,500,000 shares authorized; 3,500,000
      shares issued and outstanding at December 31, 1994 and 1993
      ($4,069,000 and $3,809,000 liquidation value in 1994
      and 1993, respectively)                                                      4,043                  3,765
                                                                               ---------               --------

                                                                               $  76,294               $ 56,861
                                                                               =========               ========

On December 6, 1994, the Company acquired AmeriHealth, Inc. through a merger accounted for as a reverse acquisition, and thereby became a Delaware corporation. Delaware law requires that there be no distinctions within a class or series of Stock. Prior to the merger, Series A had two distinct groups of stockholders with two different conversion prices. To comply with Delaware law, Series A was divided into Series A (initial conversion price of $3.685 per share) and Series A-1 (initial conversion price of $4.00 per share). The Series A and A-1

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8.  REDEEMABLE PREFERRED STOCK (CONTINUED)

preferred stock are identical in all other respects. The Series B was renamed Series BB preferred stock to distinguish it from AmeriHealth Series B preferred stock. The powers, privileges and rights of the Series A, A-1, BB, C and D preferred stockholders are substantially identical to those in existence prior to the merger.

SERIES D

The Series D cumulative convertible redeemable preferred stock ("Series D") is convertible, at the holder's option, into the common stock at a price of $9.00 per share until redemption date. The conversion price is subject to adjustment upon the sale or issuance of additional common stock, including stock rights, options and convertible securities, for consideration less than the conversion price in effect immediately prior to the sale or issuance in question. The Series D shares are mandatorily redeemable on June 1, 2000 at $18.00 per share plus any accrued and unpaid dividends. Series D stockholders may require redemption of their stock within 90 days of receipt of written notice from the Company of a change of control or default event (as defined); however, no redemption of Series D shares shall occur unless all the outstanding Series C and Series D shares can be redeemed. Dividends on the Series D shares accrue at a rate of 8% of the stated value of $18.00 per share and are payable in cash under certain events, including, among others, a change in control or a successful secondary public offering of the Company's common stock. All accrued dividends shall be paid upon conversion of Series BB through D preferred stock. Series D preferred stock has preference to the Series A-1 through Series C preferred stock and common stock as to dividends and redemption and has preference to Series C in liquidation.

The Company has the right to convert all or any shares of Series D into common stock under a successful secondary public offering of the Company's common stock or upon the conversion of all outstanding Series A through Series C preferred stock.

On December 30, 1994, the Company issued 623,453 shares of Series D preferred stock pursuant to existing commitments for the original purchasers of Series D. Cash proceeds from the issuance were $11,222,000.

On October 21, 1994, the Company issued 212,661 shares of Series D preferred stock in connection with its acquisition of PHC.

SERIES C

The Series C cumulative convertible redeemable preferred stock ("Series C") is convertible, at the holder's option, into common stock at a price of $9.00 per share until the redemption date. The conversion price is adjustable upon the same terms and conditions as Series D preferred stock. The Series C shares are mandatorily redeemable on June 1, 2000 at $18.00 per share plus any accrued and unpaid dividends; however, no redemption of Series C shall occur unless all the outstanding Series C and Series D shares can be redeemed. Dividends on the Series C shares accrue at a rate of 8% of the stated value of $18.00 per share and are payable in cash under certain events, including, among others, a change in control or a successful secondary public offering of the Company's common stock. The Series C has preference to the Series A, A-1 and common stock and is generally equal to the Series BB and Series D as to dividends and redemption.

The Company has the right to convert all or any shares of Series C into common stock under a successful secondary public offering of the Company's common stock or upon the conversion of all outstanding Series A, A-1, and BB preferred stock.

SERIES BB

The Series BB cumulative convertible redeemable preferred stock ("Series BB") is convertible, at the holder's option, into common stock at a price of $5.90 per share until redemption date. The conversion price is adjustable

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8.  REDEEMABLE PREFERRED STOCK (CONTINUED)

upon the same terms and conditions as Series D preferred stock. The Series BB shares are mandatorily redeemable on June 30, 2000 at $11.80 per share plus any accrued and unpaid dividends; however, no redemption of Series BB shall occur prior to the redemption of Series C and Series D preferred stock. Dividends on the Series BB shares accrue at a rate of 8% of the stated value of $11.80 per share and are payable in cash under certain events, including, among others, a change in control or a successful secondary public offering of the Company's common stock. The Series BB has preference to the Series A and A-1 convertible redeemable preferred stock and common stock as to redemption, liquidation and dividends.

The Company has the right to convert all or any shares of Series BB into common stock under a successful secondary public offering of the Company's common stock or upon the conversion of all outstanding Series A and A-1 preferred stock.

On December 2, 1993, 289,950 warrants associated with the extinguishment of the 10% Senior Subordinated Notes were exercised for 289,950 shares of Series BB preferred stock. Cash proceeds from the exercise were $3,422,000.

SERIES B

The Company has the authority to issue 400,000 shares of Series B $2.125 Increasing Rate Cumulative Convertible Preferred Stock ("Series B"), $.01 par value. There are currently no shares of Series B preferred stock outstanding.

SERIES A-1

Series A-1 cumulative convertible redeemable preferred stock ("Series A-1") is convertible, at the holder's option, into common stock at a conversion rate of 1 share of common stock for each four shares of Series A-1 preferred stock. The conversion price is adjustable upon the same terms and conditions as Series D preferred stock. Series A-1 shares are mandatorily redeemable, at the holder's option, at $1.00 per share within 90 days of receipt of written notice of a change of control or a default event (as defined); however, no redemption of Series A-1 shall occur prior to the redemption of Series BB through Series D preferred stock. Dividends on Series A-1 accrue at a rate of $.08 per share per annum cumulative and accruing from December 28, 1993. Prior to December 28, 1993, cumulative dividends accrued from the date of issuance at a dividend rate of $0.0467 per share per annum. Dividends are payable in common stock and/or cash in the event of a change of control, as defined, subject to the Company's existing agreement with senior secured lenders and the approval of two-thirds of all outstanding Series BB, C and D preferred stock. Subject to the prior liquidation rights of the Series BB through D preferred stockholders, the Series A-1 preferred stockholders shall receive liquidation payments of $1.00 per share plus all accrued but unpaid dividends or ratable payments among all Series A and A-1 preferred stockholders if less than $1.00 plus all accrued but unpaid dividends are available.

The Company has the right to convert the shares of Series A-1 into common stock under a successful secondary public offering, as defined, or upon a qualified merger, consolidation or other similar transaction, as defined.

SERIES A

Series A cumulative convertible redeemable preferred stock ("Series A") is convertible, at the holder's option, into common stock at a conversion rate of 1 share of common stock for each 3.685 shares of Series A Preferred Stock.
All other rights and preferences that apply to Series A-1 preferred stock apply to Series A preferred stock.

Voting Rights for Series A, A-1, BB, C, and D Preferred Stock. All series of preferred stock have voting rights on all matters according to the number of common shares into which the preferred stock is convertible at the time of any shareholders' vote. The issuance of a new class of stock or the increase of shares within an existing class of stock that either ranks on parity with or is superior to a given series of preferred stock as to dividends, redemption

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8.  REDEEMABLE PREFERRED STOCK (CONTINUED)

and liquidation requires the following approvals by the then outstanding class or classes: (1) 66.66% of Series A and A- 1 voting together as a class; (2) 75% of Series BB and C, voting together as a class; and (3) 75% of Series D, voting as a class. No amendment of voting powers, designations, preferences or rights and no amendments of Articles or Bylaws that materially adversely affect the rights of Series A, BB, C, and D preferred stock shall occur without the following approvals by then outstanding class or classes: (1) 90% vote of Series A, voting as a class; (2) 90% of Series BB and C, voting together as a class; and (3) 90% of the Series D, voting as a class. Upon the occurrence of an event of default, the preferred stock shareholders will have the right to enlarge the Board of Directors and elect a controlling number of directors.

At December 31, 1994, redeemable preferred stock was convertible into common stock as follows:

                                      PREFERRED        CONVERSION         COMMON
                                        STOCK             RATIO           SHARES
                                      ----------       ----------       ---------
 Series D                              2,105,258           2:1          4,210,516
 Series C                                448,811           2:1            897,622
 Series BB                             1,577,547           2:1          3,155,094
 Series A-1                            2,769,109           1:4            692,277
 Series A                              3,500,000         1:3.685          949,797
                                      ----------                        ---------

 Total                                10,400,725                        9,905,306
                                      ==========                        =========

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8.  REDEEMABLE PREFERRED STOCK (CONTINUED)

The changes in redeemable preferred stock for the years ended December 31, 1994, 1993 and 1992 are as follows (dollars in thousands, except share data):

                                      Series D          Series C             Series BB            Series A-1         Series A
                                 Shares    Amounts   Shares   Amounts     Shares    Amounts    Shares   Amounts   Shares   Amounts
                                 --------  -------   -------  -------   ---------   -------  ---------  ------- ---------  -------
 BALANCE AT JANUARY 1, 1992                                                                    269,109  $  269  3,500,000  $3,457

 Series BB preferred stock
    issued as dividends to Series
    A preferred shareholders                                               16,411   $   194
 Issuance of preferred stock -
    Series A-1                                                                               2,500,000   2,500
 Issuance of preferred stock -
    Series BB (net of $533 in
    issue costs)                                                        1,271,186    14,467
 Preferred dividends
    accrued, including
    accretion of issuance
    costs                                                                               611                107                141
                                                                        ---------   -------  ---------  ------  ---------  ------
 BALANCE, DECEMBER 31, 1992                                             1,287,597    15,272  2,769,109   2,876  3,500,000   3,598

 Exercise of stock warrants                                               289,950     3,422
 Issuance of preferred stock -
    Series C (net of $46 in issue
    costs)                                           448,811  $ 8,033
 Issuance of preferred stock -
    Series D (net of $837 in
    issue costs)                 1,269,144 $ 22,008
 Preferred dividends accrued,
    including accretion of
    issuance costs                                                 56                 1,301                128                167
                                 --------- --------  -------  -------   ---------   -------  ---------  ------  ---------  ------
 BALANCE, DECEMBER 31,  1993     1,269,144   22,008  448,811    8,089   1,577,547    19,995  2,769,109   3,004  3,500,000   3,765

 Issuance of preferred stock -
    Series D (net of $327 in
    issue costs)                   836,114   14,723
 Preferred dividends accrued,
    including accretion of
    issuance costs                            2,023               651                 1,556                202                278
                                 --------- --------  -------  -------   ---------   -------  ---------  ------  ---------  ------
 BALANCE, DECEMBER 31, 1994      2,105,258 $ 38,754  448,811  $ 8,740   1,577,547   $21,551  2,769,109  $3,206  3,500,000  $4,043
                                 ========= ========  =======  =======   =========   =======  =========  ======  =========  ======

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9.  COMMON STOCK


Common Stock

The Company amended its articles of incorporation on July 7, 1993, to effect a two-for-one stock split of the Company's outstanding shares of common stock. The rate and prices at which conversion of the Series A and Series A-1 preferred stock and Series BB preferred stock are convertible into common stock and the number and prices of common shares under option have been restated to give effect to the two-for-one stock split.

In connection with the Company's merger with AmeriHealth, Inc. ("AHH") on December 6, 1994, the Company issued 1 share of $0.01 par value common stock in exchange for each share of Company common stock outstanding prior to the consummation of the merger. The Company's stockholders' equity accounts have been retroactively restated to reflect the issuance of $.01 par value common stock (See Note 4. "Acquisitions and Other Transactions"). Additionally, the Company paid a cash distribution of $0.085 per share to all AHH common stockholders.

Currently, payment of any cash dividends or other distributions or repurchases of any capital stock of the Company are prohibited.

Stock Option Plans

The Company has five nonstatutory stock option plans in which certain officers and/or directors are eligible to participate: Employee Stock Option Plan, dated December 31, 1991 ("Plan No. 1"), Employee Stock Option Plan No. 2, dated May 27, 1992 ("Plan No. 2"), Employee Stock Option Plan No. 3, dated September 1992 ("Plan No. 3"), Senior Executive Stock Option Plan No. 4, dated January 5, 1994 ("Plan No. 4"), and Directors' Stock Option Plan, dated 1992 (the "Directors' Plan") (collectively, the "Plans"). Additionally, the Company had options issued and outstanding to certain executive officers and key employees.

As a result of the Company's merger with AmeriHealth, Inc. on December 6, 1994, all AmeriHealth options then outstanding became fully vested. At December 31, 1994, 244,017 options granted to certain former AmeriHealth directors, officers and key employees were outstanding and fully vested.

The Plans are presently administered by the Option and Compensation Committee (the "Committee") of the Board of Directors. Officers, other key employees and, under limited circumstances, members of the Board of Directors are eligible to participate in Plan No. 1. Officers and executive personnel of the Company are eligible to participate in Plans No. 2, No. 3 and No. 4. The Directors' Plan is available to members of the Board of Directors who are not members of management or elected as representatives of the Company's preferred stockholders pursuant to a voting agreement. At December 31, 1994, only Plan No. 3 has additional options which may be granted.

With the exception of Plan 1, options granted under the Plans can not be less than 80% of the fair market value of common stock on the date of the grant. Under Plan 1, the per share price can not be less than 100% of the fair market value of the common stock on the date of grant. The Plans provide that no stock option shall be exercisable later than 10 years and 1 day from the date of grant.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9.  COMMON STOCK (CONTINUED)

The following table summarizes the activity under these stock option plans and any special grants authorized by the Board of Directors:

                                                                      Number of     Option Price Per
                                                                       Shares           Share
                                                                      ---------     ---------------
 Stock options outstanding
   at January 1, 1992                                                   180,000     $1.00

 Granted in 1992                                                        510,000     $4.00 to $6.25
                                                                      ---------
 Stock options outstanding
   at December 31, 1992                                                 690,000
 Granted in 1993                                                         15,000     $5.90 to $9.00
                                                                      ---------
 Stock options outstanding
   at December 31, 1993                                                 705,000     $1.00 to $9.00
 Granted in 1994                                                        367,566     $9.00
 Grants to former AmeriHealth employees                                 244,017     $1.07 to $35.65
                                                                      ---------
 Stock options outstanding
   at December 31, 1994                                               1,316,583     $1.00 to $35.65
                                                                      =========

At December 31, 1994, options for 922,350 common shares were exercisable.

Shares Reserved. Shares covered by stock options that expire or otherwise terminate unexercised become available for awards under the respective Plans. At December 31, 1994, the Company had reserved 1,010,000 shares of common stock for awards under the Plans, of which 75,000 were available for new grants.

In January 1995, options were granted to certain officers to purchase 60,000 shares of common stock at an exercise price of $9.00 per share. The options expire in January 2005.

Warrants

As of December 31, 1994, the Company had issued and outstanding a total of 2,291,962 warrants to purchase 2,677,832 shares of common stock at exercise prices ranging from $0.01 per share to $9.00 per share. Such warrants expire December 31, 1997 through December 31, 2003.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10.  INCOME TAXES

The provision for income taxes consisted of the following for the years ended December 31, 1994, 1993 and 1992:


                                                               1994                 1993                1992
                                                               ----                 ----                ----
                                                                            (Dollars in thousands)
 Current:
      Federal                                                $  (1,600)           $  1,310
      State                                                        200                 236            $     151
                                                             ---------            --------           ----------
           Total current (benefit) provision                    (1,400)              1,546                  151
                                                             ---------            --------           ----------
 Deferred:
      Federal                                                    1,600                (537)                 (88)
      State                                                         --
                                                             ---------            --------           ----------
           Total deferred expense (benefit)                      1,600                (537)                ( 88)
                                                             ---------            --------           ----------

 Provision for income taxes                                  $     200            $  1,009           $       63
                                                             =========            ========           ==========


The reconciliation of the statutory federal income tax rate to the provision for income taxes is as follows:



                                                               1994                 1993                1992
                                                               ----                 ----                ----
                                                                            (Dollars in thousands)
 Federal income tax provision (benefit) at
      statutory rate of 34%                                  $     831            $ (4,004)           $    (520)
 State income taxes, net of federal benefit                        132                 156
 Changes in valuation allowance                                   (849)              4,359
 Extraordinary item                                                                   (634)

 Net operating loss for which no benefit is
     recognizable                                                                      525                  490
 Other                                                              86                 (27)                  93
                                                             ---------            --------           ----------
 Provision for income taxes                                        200                 375                   63
 Amount allocated to extraordinary item                             --                 634
                                                             ---------            --------           ----------

 Total provision for income taxes                            $     200            $  1,009           $       63
                                                             =========            ========           ==========

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10.  INCOME TAXES (CONTINUED)


The components of the deferred tax assets and (liabilities) for the year ended December 31, 1994 and 1993 are as follows:

                                                                                   1994                  1993
                                                                                   ----                  ----
                                                                                     (Dollars in thousands)
 Net operating loss carryforward                                                 $   5,894             $     --
 Asset write-down                                                                                         4,429
 Depreciable equipment                                                             (12,532)                (322)
 Amounts expensed for book purposes not currently
      deductible for tax                                                             3,437                1,852
 Tax credits                                                                           441
 Less valuation allowance                                                           (2,046)              (4,359)
                                                                                 ---------             --------

      Net deferred tax asset (liability)                                            (4,806)               1,600

 Less current portion                                                               (1,671)                (600)
                                                                                 ---------             --------

      Noncurrent portion                                                         $  (6,477)            $  1,000
                                                                                 =========             ========


The current deferred tax asset is included in prepaid expenses and other current assets in 1994 and 1993. The noncurrent deferred tax liability in 1994 and noncurrent deferred tax asset in 1993 are included in other long-term liabilities and other assets, respectively.

At December 31, 1994, the Company had net operating losses and tax credit carryforwards for income tax purposes of approximately $15,500,000 and $441,000, respectively, which will expire in years 1999 through 2009. The tax credit carryforwards consist of several business credits and alternative minimum tax ("AMT") credits of approximately $366,000 and $75,000, respectively.

For federal income tax purposes, due to certain changes in ownership of AmeriHealth, Inc., its net operating loss carryforward of $7,850,000 may be limited to approximately $2,100,000 per year under Internal Revenue Service Code. If the available amount is not used to reduce taxes in any year, the unused amount increases the allowable limit in subsequent years. These loss carryforwards expire in years 1999 through 2008. AmeriHealth, Inc. also has General Business Credit and AMT Credit carryforwards of approximately $75,000 and $100,000, respectively, which may also be limited because of the change in ownership.

NOTE 11.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                              DECEMBER 31,
                                             --------------------------------------------
                                             1994                1993                1992
                                             ----                ----                ----
                                                         (Dollars in thousands)
 Income taxes paid                        $     878            $    478             $    383
 Interest paid                                5,582               2,762                1,158


CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12.  DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution 401(k) plan for qualified employees of the Company. For those employees of the Company electing to participate, the Company matches certain employee contributions and may make additional discretionary contributions.

Total expense for employer contributions to the plan for 1994, 1993 and 1992 was $258,000, $84,000 and $70,000, respectively.


NOTE 13.  RELATED PARTY TRANSACTIONS

Management Prescriptives, Inc. ("MPI"), a company owned by a Director of the Company, has provided specialized consulting services to certain of the Company's hospitals. During 1994, MPI received approximately $283,000 in fees from the Company.


NOTE 14.  COMMITMENTS AND CONTINGENCIES

The Company has entered into various operating lease agreements related to buildings and medical and computer equipment. Future annual minimum lease payments under noncancellable operating leases as of December 31, 1994 were as follows (dollars in thousands):

                       1995                                  $   1,141
                       1996                                        932
                       1997                                        594
                       1998                                        408
                       1999                                        318
                                                             ---------
                                                             $   3,393
                                                             =========


Rent expense for 1994, 1993 and 1992 was approximately $2,648,000, $2,348,000 and $1,118,000, respectively.

Litigation. The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or cash flows.

Professional Liability. The Company is self-insured up to $1,000,000 per occurrence for the payment of claims arising from professional liability risks. The Company has accrued liabilities for potential professional liability risks based on estimates for losses limited to $1,000,000 per occurrence and $4,000,000 in the aggregate. The Company is further insured by a commercial insurer for claims in excess of these limits up to an additional $5,000,000 over its self-insured retention. Such amount was increased to $10,000,000 effective January 1, 1995. At December 31, 1994 and 1993, the Company had accrued approximately $2,681,000 and $1,764,000, respectively, related to such claims. In the opinion of management, any unaccrued damages awarded will not have a material adverse effect on the Company's financial position or results of operation.

Contract Commitments. The Company had commitments outstanding for capital expenditures under contracts of approximately $28,521,000 at December 31, 1994, substantially all of which will be paid in 1995.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE  15.  QUARTERLY RESULTS (UNAUDITED)

The following tables summarize the Company's quarterly financial data for the two years ended December 31, 1994 and 1993 (dollars in thousands).

                                             FIRST          SECOND             THIRD           FOURTH
 1994 (1)                                   QUARTER         QUARTER           QUARTER         QUARTER
 ----                                    -------------------------------------------------------------
 Net revenue                             $  24,563         $  23,403         $  23,331       $  32,896
 Net income (loss)                           1,473               757             1,028          (1,015)
 Primary income (loss) per common
   share (2)                                   .21             (0.31)            (0.12)          (1.03)
 Fully diluted income per common
   share (2)                                   .15             -- (5)            -- (5)          -- (5)



                                             FIRST          SECOND             THIRD           FOURTH
 1993                                       QUARTER         QUARTER           QUARTER         QUARTER (3)(4)
 ----                                    -------------------------------------------------------------------
 Net revenue                             $  20,538         $  23,234         $  23,264        $  22,796
 Income (loss) before extraordinary
   item                                      1,596             1,736             1,091          (15,346)
 Net income (loss)                           1,596             1,736             1,091          (16,576)
 Primary:(2)
   Income (loss) before
     extraordinary item per  common
     share                                     .86               .91               .44           (13.95)
   Income (loss) per common share              .86               .91               .44           (15.03)
 Fully diluted income per
   common share(2)                             .28               .30               .19            -- (5)

================================================================================

(1) Results for the six months ended June 30, 1994, as previously reported in the definitive Proxy Statement of AmeriHealth, Inc. dated November 11, 1994, and for the nine months ended September 30, 1994, as previously reported in Form 8-K/A, Amendment No. 1, dated December 6, 1994, have been restated to reflect additional contractual allowances at one of the Company's hospitals which was recorded in the fourth quarter.

(2) The sum of the per share amounts does not equal the annual per share amount due to quarterly fluctuations in weighted average common and common equivalent shares outstanding.

(3) Net loss for the fourth quarter of 1993 includes a $15,456,000 write down of one of two hospitals owned by the Company in Baytown, Texas, following the consolidation of hospital operations onto one campus. The closed facility was sold in June 1994 with restrictions limiting its use to non-competing purposes without the Company's consent.

(4) Net loss for the fourth quarter of 1993 also included an extraordinary loss, net of tax benefit, of approximately $1,230,000 from the early extinguishment of debt.

(5) Fully diluted earnings per share for the period are not presented due to the antidilutive effect of such calculation.

CHAMPION HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16.  CONCENTRATION OF CREDIT RISK

The Company's revenues consist primarily of amounts due from the Medicare and Medicaid programs in addition to amounts due from insurance carriers and individuals. The Company determines the adequacy of a patient's third-party payor coverage upon admission. However, it generally does not require any collateral prior to performing services. The Company maintains reserves for contractual allowances and potential credit losses based on past experience and management's current expectations. Medicare and Medicaid gross revenue accounted for approximately 39% and 18% in 1994, 39% and 12% in 1993 and 42% and 10% in 1992, respectively, of the Company's total gross revenue.


NOTE 17.  SUBSEQUENT EVENT

On January 25, 1995, the Company entered into a definitive agreement with HealthTrust, Inc.-The Hospital Company ("HTI") to acquire Salt Lake Regional Medical Center ("SLRMC"), a 200 bed tertiary care hospital and five clinics in Salt Lake City, Utah for approximately $45,000,000, plus certain working capital components and other consideration of approximately $15,000,000. SLRMC was formerly a not-for-profit hospital acquired by HTI in August 1994 and is being sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

Results of Operations

1994 Compared to 1993

The Company reported net income of $2,243,000 for the year ended December 31, 1994, compared to a net loss of $12,153,000 for the comparable period in 1993. On a per share basis, after deducting dividend requirements for preferred stockholders and other adjustments of $4,710,000 and $1,652,000 in 1994 and 1993, respectively, the Company reported a net loss of $1.69 per common share for 1994 compared to a net loss of $12.31 per common share for 1993.

The net loss for the year ended December 31, 1993, included an extraordinary loss of approximately $1,230,000 (net of income tax effect of $634,000), or
$1.10 per share, from the early extinguishment of debt.   The net loss for 1993
also included an asset write down of approximately $15,456,000 pursuant to the Company's decision in December 1993 to consolidate the operations of GCH onto the campus of BMC. Both the former GCH facility and BMC are located in
Baytown, Texas.   Initially, the Company pursued a market strategy of providing inpatient services at the BMC facility and ambulatory services at the GCH facility while eliminating duplicate overhead costs; however, after approximately 16 months of operation, the Company determined that utilization of the GCH facility as a separate ambulatory facility was not economically feasible and discontinued all non-administrative uses of the GCH campus. The write down was recorded in 1993 to recognize the limited alternative uses of the GCH campus. In June 1994, the Company sold the former GCH property with restrictions prohibiting its use to non-competing activities without the Company's consent.

The Company's net revenue was $104,193,000 for the year ended December 31, 1994, compared to $89,832,000 for 1993, an increase of $14,361,000 or 16.0%.
This increase was due primarily to the inclusion of P&S for a full year in 1994, compared to eight months in 1993, the year the facility was acquired, and the Company's acquisition of PHC and AHH in the fourth quarter of 1994. On a same hospital basis, net revenue decreased approximately $2,550,000, or 3.2%, in 1994 due to the elimination of a psychiatric program at BMC and a decline in outpatient surgery cases due to capacity constraints following the consolidation of GCH's operations onto the BMC campus in December 1993.

The average occupancy rates of the Company's hospitals declined from 40.1% in 1993 to 38.3% in 1994. This decline is consistent with the industry trend of decreased inpatient utilization at acute care hospitals and is due primarily to increased pressure from Medicare, Medicaid, HMOs, PPOs and other third party payors to reduce hospital stays and to provide services, where possible, on a less expensive outpatient basis. Gross outpatient revenue increased 6.1% from $59,738,000 in 1993 to $63,387,000 in 1994. Outpatient revenue as a percent of gross patient service revenue declined from 41.9% in 1993 to 38.1% in 1994, due primarily to the Company's acquisition of PHC effective October 1, 1994.
In general, psychiatric hospitals derive a greater percentage of their gross revenue from inpatient services than do acute care hospitals. Exclusive of acquisitions, outpatient revenue comprised 41.3% of gross patient revenue in 1994.

Net patient service revenue is presented in the Consolidated Statement of Operations net of the provision for contractual allowances. Such provision was 40.2% of gross patient service revenue for 1994 compared to 39.2% in 1993. The provision for contractual allowances as a percentage of gross patient service revenue is likely to increase in the future as rate increases at the Company's hospitals exceed increases, if any, in fixed reimbursement rates; from increased discounts in standard rates due to pressure from third-party payors, such as HMOs, PPOs and private insurance companies; and from increased inpatient utilization by Medicare and Medicaid patients. Payments received under these programs are generally less than established billing rates.

Approximately 39% of gross patient revenue was attributable to Medicare in 1994 and 1993. Gross revenue attributable to Medicaid increased to 18% in 1994 compared to 12% in 1993, due primarily to the Company's acquisition of PHC effective October 1, 1994, which derives approximately 53% of its gross patient revenue from the Medicaid program, and due to a decline in revenue attributable to private and other payor sources at hospitals owned by the Company for the twelve month period ended December 31, 1994.

Net revenue for 1994 includes approximately $2,196,000 in interest income earned on cash balances during the year.

The Company's operations are labor intensive with salaries and benefits comprising the single largest item in operating expenses. Salaries and benefits increased 11.8% to $41,042,000 in 1994 compared to $36,698,000 in 1993, due primarily to the inclusion of P&S for a full year in 1994 and the Company's acquisition of PHC and AHH in the fourth quarter of 1994. As a percent of net revenue, salary and benefits decreased to 39.4% in 1994 compared to 40.9% in 1993 as a result of the Company's ongoing efforts to improve staffing efficiencies in its acquired hospitals. For hospitals owned for the twelve month period ended December 31, 1994, salary and benefits were 37.7% of net revenues in 1994 compared to 39.4% in 1993.

The major components of other operating expenses were professional fees, taxes (other than income), insurance, utilities and other services. Other operating and supply expenses increased by 19.2% to $42,511,000 in 1994 compared to $35,674,000 in 1993. Other operating and supply expenses increased to 40.8% of net revenue in 1994 compared to 39.7% in 1993. The increase in the percentage of net revenue is due primarily to non-capitalizable costs associated with the Company's acquisition activity.

Provision for bad debts was $7,812,000 in 1994, or 7.8% of net patient service revenue, compared to $5,669,000, or 6.5% in 1993. This 37.8% increase is due in part to the installation of a new computer system at one of the Company's hospitals that disrupted the hospital's billing procedures and accounts receivable detail. The hospital determined that approximately $700,000 in accounts receivable produced by the new system should have been charged to allowance for uncollectible accounts. Excluding this charge, provision for bad debts was approximately 7.1% of net patient service revenue in 1994.

Depreciation and amortization expense was $4,010,000 in 1994 compared to $3,524,000 in 1993, an increase of $486,000 or 13.8%. The increase in depreciation and amortization expense was due primarily to the Company's acquisitions in 1994, the Company's ongoing capital improvement programs at its existing hospitals and the amortization of costs associated with the Company's issuance of 11% Senior Subordinated Debentures effective December 31, 1993.

Interest expense increased from $2,725,000 in 1993 to $6,375,000 in 1994, principally due to the Company's issuance of $37,833,000 of 11% Senior Subordinated Notes effective December 31, 1993 and its incurrence of a $20,000,000 variable rate term loan on November 3, 1993, as well as interest expense associated with debt assumed and/or issued in the AHH and PHC acquisitions (See "Liquidity and Capital Resources"). Interest expense also increased due to an increase in the interest rate under which the Company calculates its interest payment on its term loan (approximately 9.12% in 1994 as compared to 6.56% in 1993.)

1993 Compared to 1992

The Company reported a net loss of $12,153,000 for the year ended December 31, 1993, compared to a net loss of $1,592,000 for the comparative period in 1992. On a per share basis, after deducting the dividend requirements for preferred stockholders and other adjustments of $1,652,000 and $859,000 in 1993 and 1992, respectively, the Company reported a net loss of $12.31 per common share for 1993 compared to a net loss of $2.23 per common share for 1992.

The net loss for the year ended December 31, 1993, included an extraordinary loss of approximately $1,230,000 (net of income tax effect of $634,000), or $1.10 per share, from the early extinguishment of debt. The net loss for 1993 also included an asset write down of approximately $15,456,000 pursuant to the Company's decision in December 1993 to consolidate the operations of its two hospitals in Baytown, Texas. See "1994 Compared to 1993" for further discussion. The net loss in 1992 included a one-time charge of $1,300,000 in underwriter and professional fees incurred as part of the Company's unsuccessful attempt to purchase twelve hospitals from Humana, Inc.

The Company's net revenue was $89,832,000 for the year ended December 31, 1993, compared to $45,073,000 for fiscal 1992, an increase of $44,759,000 or 99.3%. This increase is due primarily to the acquisition of GCH and HMC on September 1, 1992, and the acquisition of P&S on May 1, 1993. Prior to the Company's acquisitions on September 1, 1992, the Company's only hospital was Baytown Medical Center (which was subsequently renamed BayCoast Medical Center) in Baytown, Texas.

Net patient service revenue is presented in the Consolidated Statement of Operations net of the provision for contractual allowances. Such provision was 39.2% of gross patient service revenue for 1993 compared to 41.4% in 1992. Medicare utilization at the Company's hospitals declined from 42% of total inpatient utilization in 1992 to 39% in 1993, while Medicaid inpatient utilization increased from 10% in 1992 to 12% in 1993.

The average occupancy rates of the Company's hospitals increased from 38.0% in 1992 to 40.1% in 1993. Outpatient revenue increased 118.3% from $27,372,000 in 1992 to $59,738,000 in 1993 as a result of the Company's acquisitions in September 1992 and May 1993. Outpatient revenue as a percent of gross patient service revenue increased to 41.9% in 1993 from 36.6% in 1992.

Salary and benefits increased 86.8% to $36,698,000 in 1993 compared to $19,642,000 in 1992, due primarily to the inclusion of GCH and HMC for a full year in 1993, and the Company's acquisition of P&S on May 1, 1993. As a percent of net revenue, salary and benefits decreased to 40.9% in 1993 compared to 43.6% in 1992 due to the Company's continued progress in improving staffing efficiencies at its acquired hospitals.

The major components of other operating expenses were professional fees, taxes (other than income), insurance, utilities and other services. Other operating and supply expenses increased by 72.5% to $35,674,000 in 1993 compared to $20,675,000 in 1992, due primarily to the inclusion of GCH and HMC for a full year in 1993 and the Company's acquisition of P&S on May 1, 1993. Other operating and supply expenses decreased to 39.7% of net revenue in 1993 compared to 45.9% in 1992, which reflects the Company's continued progress in improving overall operating efficiencies at its acquired hospitals.

Provision for bad debts was $5,669,000, or 6.5% of net patient service revenue in 1993 compared to $3,520,000, or 8.0% in 1992. The decline in provision for bad debts as a percentage of net patient revenue was due principally to the Company's efforts to improve collections at its acquired facilities.

Depreciation and amortization expense increased from $1,361,000 in 1992 to $3,524,000 in 1993, primarily due to the Company's acquisition of GCH and BMC on September 1, 1992 and P&S on May 1, 1993.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $48,424,000 at December 31, 1994 and also had available $30,000,000 under its senior secured bank facility. On December 30, 1994, the Company exercised commitments from existing investors for the issuance of an additional $11,222,000 of Series D Preferred Stock and $19,133,000 of 11% Senior Subordinated Notes. These funds, which were included in cash and cash equivalents at December 31, 1994, will be used primarily for acquisitions and general corporate purposes.

The Company had a cash deficit of $717,000 from operations for the year ended December 31, 1994. Cash flow from operations have not contributed significantly to the Company's liquidity in the past, due principally to its strategy of acquiring underperforming hospitals. The Company seeks to improve cash flows at its acquired facilities through the implementation of improved operating efficiencies over time. However, there can be no assurance that the Company's efforts will be successful, nor can it give any assurance that these improvements, if achieved, will result in increased cash flows from operations.

Capital expenditures vary by hospital and from year to year, depending upon the nature of the improvements undertaken at each facility. Excluding acquisitions, capital expenditures for the year ended December 31, 1994 were $12,561,000, which included $5,254,000 in expenditures related to the hospital and medical building under construction in Midland, Texas and approximately $2,204,000 related to the construction of an ambulatory care center at BMC. Excluding acquisitions, the Company expects to make capital expenditures of approximately $58,600,000 in 1995, including approximately $34,600,000 to complete the construction of its new facility in Midland, Texas and approximately $5,900,000 to complete the construction of an ambulatory care center at BMC.

The Company expended approximately $12,211,000 for principal payments on long-term debt and capitalized lease obligations for the year ended December
31, 1994.   Approximately $9,911,000 in principal payments related to the debt assumed in connection with the PHC and AHH acquisitions.

The Company anticipates that existing capital sources and internally generated cash flows will be sufficient to fund capital expenditures, debt service and working capital requirements through the foreseeable future. The Company intends to acquire additional acute care and specialty facilities and is actively pursuing several of such acquisitions. However, depending upon the individual circumstances, the Company will likely require additional debt or equity financing as it pursues its acquisition strategy.

On October 21, 1994, the Company acquired PHC, which owned two free-standing psychiatric hospitals with a combined total of 219 beds in Springfield, Missouri, and Alexandria, Louisiana. PHC owned a third free-standing psychiatric hospital in Sherman, Texas ("Sherman Hospital") that was closed and held for sale or lease at the date of acquisition. The net purchase price, including a "contingent" consideration feature of $1,300,000 (up to $2,000,000 in aggregate) and the assumption of long-term debt, was approximately $23,000,000. The Company paid no cash (other than fractional share amounts) to the PHC shareholders, instead issuing 212,661 shares of Series D Preferred Stock, $5,737,000 of 11% Senior Subordinated Notes with 172,110 detachable warrants to acquire common stock, and options expiring January 3, 1995, which were subsequently exercised, to acquire an additional 7,561 shares of Series D Preferred Stock, $202,000 of 11% Senior Subordinated Notes with 6,060 of detachable warrants, with the balance of the consideration being assumption of approximately $14,880,000 of long-term debt. The Company also agreed to issue up to an additional $2,000,000 in contingent consideration through the issuance of 44,494 shares of Series D Preferred Stock and $1,194,000 of 11% Senior Subordinated Notes with 35,820 detachable warrants, if within the next two years PHC receives up to $2,000,000 from a combination of sale of Sherman Hospital, a recovery from a lawsuit and certain specified Medicaid payments.
In March 1995, the Company sold Sherman Hospital for approximately $1,300,000 to an unrelated third party. Accordingly, the Company expects to issue additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement.

In connection with the Company's acquisition of PHC, the Company assumed approximately $12,970,000 of mortgage financing on the PHC facilities, $257,000 in capitalized leases, and $159,000 of notes payable. A working capital credit facility with a balance of approximately $1,494,000 was repaid from available cash of the Company and PHC. At December 31, 1994, approximately $2,645,000 principal amount of the mortgage was collateralized by the assets comprising Sherman Hospital. In connection with the sale of Sherman Hospital in March 1995, the Company made a required principal payment of $850,000 on this mortgage and obtained a release of collateral from the lender. The remaining principal balance is now collateralized by the Company's facility in Alexandria, Louisiana.

On December 6, 1994, the Company merged with AmeriHealth, Inc., a Delaware corporation, with AHH being the surviving corporation resulting from the merger (the "Combined Company"). The merger was accounted for as a recapitalization of the Company with the Company as the acquiror (a reverse acquisition). Concurrent with the merger, the name of the Combined Company was changed to Champion Healthcare Corporation, and the Combined Company adopted the Company's
certificate of incorporation provisions.   The common shareholders of AHH
received 1 share of Company common stock for every 5.70358 shares of common stock of AHH and a cash distribution of $0.085 per AHH common share, which resulted in a net purchase price of approximately $38,300,000, including approximately $17,700,000 of AHH debt assumed. AHH was engaged primarily in the ownership and management of, and the provision of consulting services to, hospitals and other health care facilities. AHH owned and managed two acute care hospitals with a combined total of 265 licensed beds: Metropolitan

Hospital in Richmond, Virginia with 180 beds and Autauga Medical Center in Prattville, Alabama with 85 beds. AHH also owned a 72 bed skilled nursing facility, Autauga Health Care Center in Prattville, Alabama.

As part of the AHH merger, the Company assumed and extended approximately $10,000,000 principal amount of debt held by Wilmington Savings Fund Society (the "WSFS Loan") and paid approximately $7,665,000 in cash to retire $8,049,000 principal amount of AHH debt held by the Resolution Trust Corporation. The WSFS loan matures April 15, 1996, and requires the monthly payment of interest at an annual rate of 2% plus prime and quarterly principal payments of $233,250 on the first day of each calendar quarter. The WSFS loan is collateralized by certain assets of Metropolitan Hospital and guaranteed by the Company.

On December 21, 1994, a wholly owned subsidiary of the Company that owned Heartland Medical Center, a 142 bed general acute care facility in Fargo, North Dakota, entered into a partnership with Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199 bed general acute care hospital also in Fargo, North Dakota. The partnership is operated as Dakota Heartland Health System ("DHHS"). Also on December 21, 1994, the Company entered into an operating agreement with the partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the partnership agreement, the Company is obligated to advance funds to the partnership to
cover any and all operating deficits of the partnership.   The Company accounts
for its investment in DHHS under the equity method. DHHS began operations on December 31, 1994.

The Company and Dakota contributed their respective hospitals debt and lien free (except for capitalized lease obligations), including certain working capital components, and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the partnership in accordance with the terms of the partnership agreement. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution.

The partnership is administered by a Governing Board comprised of six members appointed by Dakota, three members appointed by the Company and three members appointed by mutual consent of the Dakota members and the Company members. Certain Governing Board actions require the majority approval of each of the Company members and Dakota members. Because the partners through the partnership agreement have delegated management of the partnership to the Company through the operating agreement, the authority of the Governing Board is limited.

From the 19th month after the commencement of the partnership, Dakota has the right to require the Company to purchase its partnership interest free of debt or liens for a cash purchase price equal to 5.5 times earnings before depreciation, interest, income taxes and amortization less Dakota's pro-rata share of the partnership's long-term debt. On a pro forma basis, the partnership had earnings before depreciation, interest, income and amortization of approximately $13,600,000 for the year ended December 31, 1994. From the 37th month after the commencement of the partnership, the purchase price for Dakota's partnership interest shall not be less than $50,000,000. After receipt of written notice of Dakota's intent to sell its partnership interest, the Company would have 12 months to complete the purchase. Should the Company not complete the purchase during this period, Dakota would have the right to, among others, (i) terminate the operating agreement and engage an outside party to manage the hospital, (ii) replace the Company's designees to the Governing Board and (iii) enter into a fair market value transaction to sell substantially all of the partnership's assets. The Company would likely finance the purchase through bank or other borrowings.

On January 25, 1995, the Company entered into a definitive agreement with HealthTrust, Inc.-The Hospital Company ("HTI"), to acquire Salt Lake Regional Medical Center ("SLRMC"), a 200 bed tertiary care hospital and five clinics in Salt Lake City, Utah for approximately $45,000,000, plus certain working capital components and other consideration of approximately $15,000,000. SLRMC was formerly a not-for-profit hospital acquired by HTI in August 1994 and is being sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission.

On November 5, 1993, the Company obtained a $50,000,000 credit facility comprised of a $20,000,000 term loan (the "Term Loan") and a $30,000,000 revolving credit facility (the "Revolving Loan") with Banque Paribas, First Union National Bank of North Carolina and NationsBank of Tennessee, N.A. Effective May 1994, BankOne, N.A. became a participant in this credit facility. Any working capital or acquisition related borrowings under the Revolving Loan are due November 5, 2000; and any construction related borrowings under the Revolving Loan begin amortizing 2.5% quarterly from November 3, 1997 through November 5, 2000. The loans bear interest, at the Company's option, at the
LIBOR rate plus 3% or the defined lender's base rate plus 1.5%.   At December
31, 1994 and 1993, the interest rates on the Term Loan were 9.12% and 6.56%, respectively. As of December 31, 1994, the Company has not drawn any funds available under the Revolving Loan. With the exception of certain assets collateralizing debt assumed in the PHC and AHH acquisitions, the Loan Agreement is collateralized by substantially all of the Company's assets. Additionally, the Company is required to maintain a cash collateral account with the lender in the amount of $5,000,000. The Company's future acquisitions and divestitures may require, in certain circumstances, consent by lenders under this agreement. The Company is currently negotiating with its syndicate to expand its existing $50,000,000 facility to $100,000,000 during the first half of 1995 and expects that the requirement to maintain the cash collateral account will be eliminated.

On December 31, 1993, the Company issued $37,833,000 of Senior Subordinated Notes (the "Notes") bearing interest at an annual fixed rate of 11%, payable quarterly, and maturing on December 31, 2003. The Notes included detachable warrants for the purchase of 1,134,990 shares of common stock. On December 30, 1994, pursuant to commitments obtained from the initial purchasers of the Notes, the Company issued an additional $19,133,000 of Notes with detachable warrants for the purchase of 573,990 shares of common stock. The Notes are subject to redemption on or after December 31, 1995 at the Company's option at prices declining from 112.5% of the principal amount at December 31, 1995 to par on December 31, 2002. Additionally, there is a requirement to repurchase all outstanding Notes in the event of a change of control of the Company, at the holder's option, based on the declining redemption premium ranging from 112.5% to 103% of principal outstanding. The Notes are unsecured obligations and are subordinated in right of payment to all existing and future senior indebtedness of the Company. The detachable warrants are exercisable for common stock at the holder's option at an exercise price of $9.00 per share until December 31, 2003.

The Loans, Notes and Mortgages referenced above contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has obtained permanent waivers for all loan covenants to which it was subject as of December 31, 1994 and 1993.

On December 31, 1993, the Company issued 1,269,144 shares of Series D Cumulative Convertible Redeemable Preferred Stock ("Series D") for net proceeds of approximately $22,008,000. On December 30, 1994, pursuant to commitments obtained from the initial purchasers of Series D preferred stock, the Company issued an additional 623,453 shares of preferred stock for net proceeds of $11,222,000. See Note 8 to the Company's consolidated financial statements for a discussion of the rights and preferences of Series D preferred stock.

On December 2, 1993, the Company issued 448,811 shares of Series C Cumulative Convertible Redeemable Preferred Stock ("Series C") for net proceeds of $8,033,000. See Note 8 to the Company's consolidated financial statements for a discussion of the rights and preferences of Series C preferred stock.

On December 2, 1993, detachable warrants to purchase 289,950 shares of Series BB preferred stock were exercised, resulting in net proceeds of $3,422,000.

The Company is subject to certain credit agreements that restrict its right to pay cash dividends on its common stock and Series A - D Preferred Stock (collectively, "Preferred Stock"). Further, the Company can not pay cash dividends on its common stock until dividends on the Preferred Stock have been paid in full. At December 31, 1994, the dividend arrearage on the Company's Preferred Stock was $6,906,000 and will increase as dividends accumulate.

At December 31, 1994, 10,400,725 shares of Preferred Stock were redeemable and convertible into 9,905,306 shares of common stock. Additionally, at December 31, 1994, the Company had outstanding 2,291,962 warrants to purchase 2,677,832 shares of Common Stock.

INFLATION

The health care industry is labor intensive. Wages and other expenses are subject to rapid escalation, especially during periods of inflation and when shortages occur in the marketplace. In addition, suppliers attempt to pass along increases in their costs by charging the Company higher prices. In general, the Company's revenue increases through price increases or changes in reimbursement levels have not kept up with cost increases. In light of cost containment measures imposed by government agencies, private insurance companies and managed-care plans, the Company is likely to experience continued pressure on operating margins in the future.

                         DAKOTA HEARTLAND HEALTH SYSTEM

                               __________________



                                 BALANCE SHEET
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS


                               DECEMBER 31, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Governing Board
Dakota Heartland Health System:

    We have audited the accompanying balance sheet of Dakota Heartland Health System as of December 31, 1994. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Dakota Heartland Health System as of December 31, 1994, in conformity with generally accepted accounting principles.

                                                        Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
June 9, 1995

                         DAKOTA HEARTLAND HEALTH SYSTEM

                                 BALANCE SHEET

                               December 31, 1994


             ASSETS

Current assets:                                                                  $   397,300
    Cash and cash equivalents
    Patient receivables, net of allowance for
             uncollectible accounts of $4,332,878                                 21,530,288
    Due from partners                                                              4,000,000
    Supplies inventory                                                             1,724,706
    Prepaid expenses and other current assets                                        568,052
                                                                                 -----------

             Total current assets                                                 28,220,346
                                                                                 -----------

Property and equipment, at cost                                                   41,422,576

Other assets:
    Investment in and advances to affiliates                                       1,964,073
    Property held for future expansion, at cost                                      911,066
                                                                                 -----------

             Total assets                                                        $72,518,061
                                                                                 ===========

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
    Accounts payable                                                             $ 3,788,183
    Estimated third-party payor settlements                                        3,426,079
    Accrued salaries, wages and employee benefits                                  4,754,690
    Other current liabilities                                                        242,563
                                                                                 -----------

             Total current liabilities                                            12,211,515
                                                                                 -----------
Other liabilities                                                                     91,404

Minority interest                                                                     38,478
Contributed capital                                                               60,176,664
                                                                                 -----------
             Total liabilities and partners'
                    contributed capital                                          $72,518,061
                                                                                 ===========

                     The accompanying notes are an integral
                           part of the balance sheet

                         DAKOTA HEARTLAND HEALTH SYSTEM

                             NOTES TO BALANCE SHEET

                                 _____________


1.       Organization and Accounting Policies:

         On December 21, 1994, Dakota Heartland Health System, a general partnership (the "Partnership"), was formed by a wholly owned subsidiary of Champion Healthcare Corporation ("Champion") that owned Heartland Medical Center, a 142-bed general acute care facility in Fargo, North Dakota, and Dakota Hospital ("Dakota"), a not-for-profit corporation that owned Dakota Hospital, a 199-bed general acute care hospital also in Fargo, North Dakota. Champion and Dakota contributed certain assets and liabilities, excluding long-term debt except capital leases, of their respective hospitals, and Champion contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the Partnership. The Partnership then made a $20,000,000 cash distribution to Dakota. Also on December 21, 1994, Champion entered into an operating agreement with the Partnership to manage the combined operations of the two hospitals. Champion will receive 55% of the net income and distributable cash flow ("DCF") of the Partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution.

         CASH AND CASH EQUIVALENTS:

         The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         PATIENT RECEIVABLES:

         Payments for services rendered to patients covered by third-party payor programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the third-party payor's principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Allowance for contractual adjustments are netted against patient receivables.

         SUPPLIES INVENTORY:

         Supplies inventory is stated at the lower of cost or market, with cost determined substantially on the first-in, first-out basis.


                     The accompanying notes are an integral
                           part of the balance sheet.

                         DAKOTA HEARTLAND HEALTH SYSTEM

                              ___________________


1.     Organization and Accounting Policies, continued:

       INCOME TAXES:

       The Partnership's income is attributed to its partners for income tax purposes. Accordingly, it has not accrued any liability for income taxes.

2.     Property and Equipment:

       A summary of property and equipment as of December 31, 1994 is as follows:

            Land and land improvements                              $  2,387,095
            Buildings and improvements                                20,087,268
            Fixed equipment                                            8,171,406
            Major movable equipment                                    9,068,924
            Minor movable equipment                                    1,101,633
            Construction in progress                                     606,250
                                                                    ------------

              Total                                                 $ 41,422,576
                                                                    ============

3.     Investments in and Advances to Affiliates:

       The Partnership owns portions of several entities. The investments in these entities are recorded on the equity method. The investments in and advances to affiliated companies on the accompanying balance sheet consisted of the following:

                                                                Ownership            Investments
                        Corporation                            Percentage            and Advances
                        -----------                            ----------            ------------
       Orthopro, Inc.                                             50%                $    203,155
       Country Health, Inc.                                       49%                     665,629
       Health Care Incinerators, Inc./
              Thom Linen                                          33%                     193,235
       Dakota Outpatient Center                                   50%                     311,604
       Dakota Day Surgery                                         50%                     590,450
                                                                                     ------------
                                                                                     $  1,964,073
                                                                                     ============

      The Partnership has a 50% interest in Dakota Outpatient Center (DOC), a general partnership which owns and operates a medical and office building. As a general partner, the Partnership is contingently liable on the outstanding debt of DOC. As of December 31, 1994, the balance of the note was $2,608,140.

                     The accompanying notes are an integral
                           part of the balance sheet.

                         DAKOTA HEARTLAND HEALTH SYSTEM

                               _________________


3.       Investments in and Advances to Affiliates, continued:

         DOC also leases its real property to Dakota Hospital, Dakota Day Surgery (DDS) and Dakota Clinic, Ltd. (an unrelated corporation), under noncancellable 10-year net operating leases. Future minimum annual lease payments to be paid by the Hospital and DDS are $1,156,320 through 1997.

         The Partnership also has a 50% interest in DDS, a general partnership which provides outpatient surgical services. As a general partner, the Partnership is contingently liable to cover any operating losses of DDS.

4.       Partners' Capital:

         Following are the elements of partners' capital as of December 31, 1994:

                                                              Champion          Dakota            Total
                                                              --------          ------            -----
         Net assets contributed                             $16,511,768      $39,664,896      $56,176,664
         Cash contribution                                   20,000,000                        20,000,000
         Working capital contributions due from partners      2,000,000        2,000,000        4,000,000
         Equalization of capital accounts                     1,576,564       (1,576,564)
                                                            -----------      -----------      -----------

         Initial capital                                     40,088,332       40,088,332       80,176,664
         Special distribution                                                (20,000,000)     (20,000,000)
                                                            -----------      -----------      -----------

         Contributed capital                                $40,088,332      $20,088,332      $60,176,664
                                                            ===========      ===========      ===========

      REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

Our report on the consolidated financial statements of Champion Healthcare Corporation is included on Page F-3 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the financial statement schedules listed on page F-2 of this Form 10-K.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                        Coopers & Lybrand L.L.P.




Houston, Texas
March 30, 1995

Champion Healthcare Corporation
Schedule I -
Condensed Balance Sheet


                                                                                          December 31,
                                                                                   1994                 1993
                                                                               --------------------------------
                                                                                    (Dollars in thousands)
 ASSETS

 Current assets:
     Cash and cash equivalents                                                 $    41,512          $    64,536
     Restricted cash                                                                 5,000
     Prepaid expenses and other current assets                                       2,635                  728
                                                                               -----------          -----------

           Total current assets                                                     49,147               65,264

 Investments in and advances to subsidiaries                                       117,562               28,553

 Property and equipment                                                              2,874                  324
     Less allowance for depreciation                                                  (376)                 (59)
                                                                               -----------          -----------
           Property and equipment, net                                               2,498                  265

 Intangible assets, net of accumulated amortization of
     $425 and $192                                                                   3,887                6,079
 Other assets                                                                        9,333                1,305
                                                                               -----------          -----------
           Total assets                                                        $   182,427          $   101,466
                                                                               ===========          ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities                                                           $    12,151          $     3,953
 Long-term debt                                                                     83,376               56,569
 Other liabilities                                                                  12,773                  240

 Redeemable preferred stock                                                         76,294               56,861
 Common stock                                                                           42                   11
 Common stock subscribed                                                                50                   50
 Common stock subscription receivable                                                  (50)                 (50)
 Paid-in capital                                                                    15,998                   --
 Accumulated deficit                                                               (18,207)             (16,168)
                                                                               -----------          -----------

           Total liabilities and stockholders' equity                          $   182,427          $   101,466
                                                                               ===========          ===========

See notes to condensed financial statements

Champion Healthcare Corporation
Schedule I -
Condensed Statement of Operations

                                                                           Year Ended December 31,
                                                                    1994            1993            1992
                                                               ---------------------------------------------
                                                                          (Dollars in thousands)

 Equity in earnings (loss) of subsidiaries                     $    10,500       $   (5,544)      $    2,110
 Interest income                                                     2,196              107              202
                                                               -----------       ----------       ----------
     Net revenue                                                    12,696           (5,437)           2,312

 Costs and expenses:
     Salaries, wages and benefits                                    1,978            1,340              827
     Other operating and administrative expenses                     2,967            1,231            2,278
     Interest expense                                                5,508            1,906              736
                                                               -----------       ----------       ----------
                                                                    10,453            4,477            3,841
     Income (loss) before income taxes and
           extraordinary item                                        2,243           (9,914)          (1,529)

 Provision for income taxes                                             --            1,009               63
                                                               -----------       ----------       ----------

     Income (loss) before extraordinary item                         2,243          (10,923)          (1,592)

 Extraordinary item:
     Loss on early extinguishment of debt, net of tax
     benefit  of $634                                                   --           (1,230)              --
                                                               -----------       ----------       ----------

     Net income (loss)                                         $     2,243       $  (12,153)      $   (1,592)
                                                               ===========       ==========       ==========

See notes to condensed financial statements.

Champion Healthcare Corporation
Schedule I -
Condensed Statement of Cash Flows


                                                                           Year Ended December 31,
                                                                    1994            1993             1992
                                                                ---------------------------------------------
                                                                          (Dollars in thousands)
 Net cash used in operating activities:                         $  (11,941)      $   (6,338)       $  (1,433)
                                                                ----------       ----------        ----------
 Investing activities:
     Additions to property and equipment                              (103)            (207)             (65)
     Payment for investment in partnership                         (20,000)
     Cash acquired in acquisitions                                   4,341
     Payment for purchase of net assets of
         Physicians & Surgeons Hospital                                              (5,813)
     Payment for purchase of net assets of HCA
         Gulf Coast Hospital                                                                         (17,265)
     Payment for purchase of net assets of
         Heartland Medical Center                                                                     (8,378)
     Investment in note receivable                                    (757)
     Advances to hospitals, net                                     (6,791)            (970)            (643)
                                                                ----------       ----------        ----------
         Net cash used in investing activities                     (23,310)          (6,990)         (26,351)
                                                                ----------       ----------        ----------
 Financing activities:
     Proceeds from issuance of long-term debt                       19,133           62,833           15,000
     Payments on long-term obligations                              (1,505)         (20,006)             (12)
     Payments on long-term obligations assumed through
         acquisitions                                               (9,911)
     Payments related to issuance of long-term debt                                  (2,396)            (533)
     Proceeds from issuance of preferred stock and
         stock warrants                                             11,223           34,345           17,500
     Payment of dividends relating to AmeriHealth merger            (1,000)
     Cash restricted under collateral agreement                     (5,000)
     Other                                                            (713)            (883)            (532)
                                                                ----------       ----------        ---------
         Net cash provided by financing activities                  12,227           73,893           31,423
                                                                ----------       ----------        ---------

 (Decrease) increase in cash and cash equivalents                  (23,024)          60,565            3,639

 Cash and cash equivalents at beginning of year                     64,536            3,971              332
                                                                ----------       ----------        ---------

 Cash and cash equivalents at end of year                       $   41,512       $   64,536        $   3,971
                                                                ==========       ==========        =========

See notes to condensed financial statements.

Champion Healthcare Corporation
Schedule I -
Notes to Condensed Financial Statements


NOTE 1.      BASIS OF PRESENTATION

The accompanying condensed financial statements are presented in accordance with the requirements of Regulation S-X Rule 12-04 and consequently do not include all of the disclosures normally required by generally accepted accounting principles. Accordingly, these financial statements should be read in conjunction with the annual audited consolidated financial statements included elsewhere in this document.


NOTE 2.      AMOUNTS ELIMINATED IN CONSOLIDATION

The following accounts, as reflected in the attached condensed financial statements, are fully eliminated when consolidated with the financial statements of the Company's wholly-owned subsidiaries: Investment in subsidiaries; Advances to subsidiaries; and Equity in earnings (loss) of subsidiaries. In addition, the following amounts are eliminated under the equity method of accounting for intercompany transactions between the Company and its subsidiaries and are therefore not included in the condensed statement of operations.


                                                                         DECEMBER 31,
                                                            --------------------------------------
                                                            1994             1993             1992
                                                            ----             ----             ----
                                                                    (Dollars in thousands)
 Management fee income                                      $ 2,283          $ 1,733           $  867
 Interest income on intercompany
     receivable                                               4,680            4,310            1,487
 Allocation of income taxes                                      --              236               --

Champion Healthcare Corporation
Schedule II -
Valuation and Qualifying Accounts

                                                BALANCE AT      CHARGED TO     CHARGED TO                           BALANCE AT
                                                 BEGINNING      COSTS AND         OTHER                               END OF
                DESCRIPTION                      OF PERIOD       EXPENSES       ACCOUNTS        DEDUCTIONS            PERIOD
                -----------                      ---------       --------       --------        ----------            ------
                                                                         (Dollars in thousands)
FOR THE YEAR ENDED DECEMBER 31, 1992:
   Accumulated amortization, deferred costs         $    311        $    443                                         $    754
                                                    ========        ========                                         ========


   Allowance for doubtful accounts, accounts
      receivable                                    $    728        $  3,520   $  2,443(1)      $  1,968(2)          $  4,723
                                                    ========        ========   ========         ========             ========

FOR THE YEAR ENDED DECEMBER 31, 1993:
   Accumulated amortization, deferred costs         $    754        $    683                    $    541(3)          $    896
                                                    ========        ========                    ========             ========


   Allowance for doubtful accounts, accounts
      receivable                                    $  4,723        $  5,669   $    371(4)      $  7,194(2)          $  3,569
                                                    ========        ========   ========         ========             ========

FOR THE YEAR ENDED DECEMBER 31, 1994:
   Accumulated amortization, deferred costs         $    896        $  1,000                    $    212(5)          $  1,684
                                                    ========        ========                    ========             ========

   Allowance for doubtful accounts, accounts
      receivable                                    $  3,569        $  7,812   $  2,331(6)      $  8,753(7)          $  4,959
                                                    ========        ========   ========         ========             ========



(1) Represents allowance for doubtful accounts of Heartland Medical Center at acquisition.

(2) Represents accounts written off as bad debt during the period.

(3) Represents deferred financing costs written off due to refinancing.

(4) Represents allowance for doubtful accounts of Physicians and Surgeons at acquisition.

(5) Represents fully amortized organizational costs written off during the year.

(6) Represents allowance for doubtful accounts of AmeriHealth at merger.

(7) Approximately $1,449,000 of deductions represent the allowance for bad debt associated with accounts receivable contributed to the DHHS partnership with the balance representing accounts written off as bad debt during the period.

                             JORDAN VALLEY HOSPITAL
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         Page
                                                                                                         Number
                                                                                                         ------
Report of Coopers & Lybrand, L.L.P., Independent Accountants  . . . . . . . . . . . . . . . . . . . . . .  F-65

Balance Sheet - September 30, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-66

Statement of Income - For the nine months ended September 30, 1995  . . . . . . . . . . . . . . . . . . .  F-67

Statement of Cash Flows - For the nine months ended September 30, 1995  . . . . . . . . . . . . . . . . .  F-68

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-69

                             JORDAN VALLEY HOSPITAL

                               (FORMERLY KNOWN AS
                       HOLY CROSS JORDAN VALLEY HOSPITAL)
                       CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
         FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH SEPTEMBER 30, 1995

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Jordan Valley Hospital:

We have audited the accompanying balance sheet of Jordan Valley Hospital (the "Hospital"), (formerly known as Holy Cross Jordan Valley Hospital), as of September 30, 1995 and the related statements of income and change in owner's equity and cash flows for the period from January 1, 1995 through September 30, 1995. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jordan Valley Hospital as of September 30, 1995 and the results of its operations and its cash flows for the period from January 1, 1995 through December 31, 1995 in conformity with generally accepted accounting principles.

                                                      Coopers & Lybrand, L.L.P.

Houston, Texas
December 28, 1995

JORDAN VALLEY HOSPITAL
BALANCE SHEET
September 30, 1995
(in thousands)

                                     ASSETS


 Current assets:

    Cash                                                                          $       260
    Accounts receivable, less allowance for doubtful
       accounts of $1,615                                                               4,287
    Supplies inventories                                                                  650
    Prepaid expenses and other assets                                                     223
    Deferred income taxes                                                                 597
                                                                                  -----------

              Total current assets                                                      6,017

 Property and equipment, net                                                           14,197

 Note receivable                                                                          207
                                                                                  -----------

              Total assets                                                        $    20,421
                                                                                  ===========


                                LIABILITIES AND OWNER'S EQUITY

 Current liabilities:
    Accounts payable                                                              $       692
    Accrued and other liabilities                                                         996
    Accrued income taxes                                                                  538
    Due to third-party payors                                                             295
    Due to owner                                                                          656
                                                                                  -----------

              Total current liabilities                                                 3,177

 Deferred income taxes                                                                    899

 Commitments and contingencies

 Owner's equity                                                                        16,345
                                                                                  -----------
              Total liabilities and owner's equity                                $    20,421
                                                                                  ===========

The accompanying notes are an integral part of the financial statements.

JORDAN VALLEY HOSPITAL
STATEMENT OF INCOME AND CHANGE IN OWNER'S EQUITY for the period from January 1, 1995 through September 30, 1995
(in thousands)


 Net patient service revenue                                                            $       15,516
 Other revenue                                                                                     345
                                                                                        --------------

         Net revenue                                                                            15,861

 Operating expenses:
    Salaries, wages and benefits                                                                 5,988
    Supplies                                                                                     2,087
    Other operating expenses                                                                     3,546
    Provision for bad debts                                                                      1,762
    Depreciation                                                                                 1,065
                                                                                        --------------

            Total expenses                                                                      14,448
                                                                                        --------------

 Income before income taxes                                                                      1,413

 Provision for income taxes                                                                        523
                                                                                        --------------

 Net income                                                                                        890

 Owner's equity at January 1, 1995                                                              15,455
                                                                                        --------------

 Owner's equity at September 30, 1995                                                   $       16,345
                                                                                        ==============


The accompanying notes are an integral part of the financial statements.

JORDAN VALLEY HOSPITAL
STATEMENT OF CASH FLOWS
for the period from January 1, 1995 through September 30, 1995
(in thousands)


                                          OPERATING ACTIVITIES

 Net income                                                                                 $         890
 Adjustments to reconcile net income to net cash provided
    by operating activities:
       Depreciation                                                                                 1,065
       Provision for bad debts                                                                      1,762
       Deferred income taxes                                                                          127
       Changes in operating assets and liabilities:
         Accounts receivable                                                                       (1,460)
         Supplies inventories                                                                         (31)
         Prepaid expenses and other assets                                                             59
         Accounts payable, accrued and other liabilities                                              364
         Accrued income taxes                                                                         396
         Due to third party payors                                                                    197
                                                                                            -------------

    Cash provided by operating activities                                                           3,369


                                            INVESTING ACTIVITIES


 Additions to property and equipment                                                                 (983)
 Issuance of note receivable                                                                         (207)
                                                                                            -------------

    Cash used for investing activities                                                             (1,190)


                                             FINANCING ACTIVITIES


 Payment of debt to owner                                                                          (2,762)
                                                                                            -------------

    Cash used for financing activities                                                             (2,762)
                                                                                            -------------

 Change in cash and cash equivalents                                                                 (583)

 Cash and cash equivalents at beginning of period                                                     843
                                                                                            -------------

 Cash and cash equivalents at end of period                                                 $         260
                                                                                            =============


The accompanying notes are an integral part of the financial statements.

JORDAN VALLEY HOSPITAL
NOTES TO FINANCIAL STATEMENTS


1.      SIGNIFICANT ACCOUNTING POLICIES:

        ORGANIZATION

Jordan Valley Hospital (the "Hospital") is a 50 bed tertiary care hospital located in West Jordan, Utah. The Hospital was formerly a tax-exempt hospital, Holy Cross Jordan Valley Hospital, which was owned by Holy Cross Health Systems Corporation ("HCHSC"). The Hospital was acquired by HealthTrust, Inc. - The Hospital Company ("HTI") in August 1994. In October 1994, HTI and Columbia/HCA entered into an agreement and a Plan of Merger. The merger was approved by both parties and effective in April 1995. In an agreement between the Federal Trade Commission and Columbia/HCA, the Hospital is currently in the process of being sold (see note 7). These financial statements are based on HCHSC historical cost because the Columbia/HCA and HTI ownership of the hospital were temporary.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid debt instruments, primarily U.S. government backed securities and certificates of deposit, purchased with an original maturity of three months or less. The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits.

ACCOUNTS RECEIVABLE AND NET PATIENT REVENUE

The Hospital has entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Hospital is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the programs' principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit, and provision is currently made for adjustments which may result during the period in which such adjustments become known. Allowance for contractual adjustments under these programs is netted in accounts receivable in the accompanying balance sheet. Management is of the opinion that adequate allowance has been provided for possible adjustments that might result from such final settlements.

ACCOUNTS RECEIVABLE AND NET PATIENT REVENUE, CONTINUED

Accounts receivable consists primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients.

Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of payors to meet their obligations. Accounts deemed uncollectible are charged against that allowance.

SUPPLIES INVENTORIES

Inventories are stated at cost, determined principally by the first-in, first-out (FIFO) method, and are not in excess of market value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded on the basis of cost, if purchased, or fair market value at the date of donation. Depreciation of property and equipment is recognized using the straight-line method over the expected useful lives of the assets ranging from 8 to 40 years.

INCOME TAXES

The Hospital utilizes Statement of Financial Standards No. 109, "Accounting for Income Taxes." Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse. The Hospital has recorded current and deferred income tax expense for the period subsequent to the acquisition by HTI, determined as if it were filing a separate tax return.

2.      PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at September 30, 1995:

                                                                                       (in thousands)
              Buildings and improvements                                               $     14,765
              Equipment                                                                       9,417
                                                                                       ------------

                                                                                             24,182
              Less accumulated depreciation                                                 (10,505)
                                                                                       ------------

                                                                                             13,677

              Land                                                                              497
              Construction in progress                                                           23
                                                                                       ------------

                                                                                       $     14,197
                                                                                       ============

3.      ACCRUED AND OTHER LIABILITIES:

Details of accrued and other liabilities at September 30, 1995 were as follows:

                                                                                      (in thousands)


              Accrued salaries and wages                                              $          563
              Accrued vacation                                                                   179
              Property and sales tax                                                             254
                                                                                      --------------

                      Total accrued and other liabilities                             $          996
                                                                                      ==============



4.      LEASES:

The Hospital leases certain land, buildings and equipment under operating leases that expire at various dates through 2003. Rental expense, which includes provisions for maintenance in some cases, amounted to approximately $151,000 in 1995. Future minimum rental commitments at September 30, 1995, under noncancelable operating leases with a remaining term of greater than one year were as follows:


              FISCAL YEAR                                                       (in thousands)
                 1996                                                            $         155
                 1997                                                                      123
                 1998                                                                      119
                 1999                                                                      114
                 2000                                                                      434
                                                                                 -------------

                 Total                                                           $         945
                                                                                 =============

5.      INCOME TAXES:

The provision for income taxes consisted of the following for the period from January 1, 1995 through September 30, 1995:


                                                                                       (in thousands)

              Current:
                 Federal                                                               $         364
                 State                                                                            32
                                                                                       -------------

                        Total current provision                                                  396

              Deferred:
                 Federal                                                                         117
                 State                                                                            10
                                                                                       -------------

                        Total deferred expense                                                   127
                                                                                       -------------

              Provision for income taxes                                               $         523
                                                                                       =============



The reconciliation of the statutory federal income tax rate to the provision for income taxes is as follows:

              Federal income tax benefit at statutory rate of 34%                       $        480
              State income taxes, net of federal benefit                                          43
                                                                                        ------------

              Total provision for income taxes                                          $        523
                                                                                        ============


The components of the deferred taxes were as follows:

              Allowance for bad debts                                                  $         597
              Excess of book over tax basis in property and equipment                           (899)
                                                                                       -------------

                        Net deferred tax liability                                              (302)

              Less current asset                                                                 597
                                                                                       -------------

                        Noncurrent liability                                           $        (899)
                                                                                       =============

6.      RELATED PARTY TRANSACTIONS:

As of September 30, 1995, the Hospital has a liability due to owner of approximately $656,000. This amount represents cash advances from its owner used for normal operations.

The Hospital obtained its primary professional liability insurance through premiums paid to Columbia/HCA totaling approximately $249,000 for the period from January 1, 1995 through September 30, 1995. In addition, the Hospital has limited its liability through the purchase of umbrella coverage from third-party insurers.

Columbia/HCA provided certain management services in the normal course of business to the Hospital. For 1995, the expenses allocated to the Hospital were approximately $101,000.

7.      SUBSEQUENT EVENT

In November 1995, CHC - Salt Lake City, Inc. entered into a definitive agreement with Columbia/HCA to acquire the Hospital in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus additional cash consideration of approximately $7,500,000. The transaction is subject to various third-party approvals, including that of the Federal Trade Commission.

                CHAMPION HEALTHCARE CORPORATION AND SUBSIDIARIES
                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                                                                        Page
                                                                                                       Number
                                                                                                       ------
PRO FORMA FINANCIAL INFORMATION:

Champion - Jordan Valley and Recapitalization:
         Pro Forma Combining Income Statement - For the nine months Ended September 30, 1995  . . . . .  F-77
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-78
         Pro Forma Combining Balance Sheet - September 30, 1995  . . . . .  . . . . . . . . . . . . . .  F-79
         Notes to Pro Forma Combining Financial Statements  . . . . . .  . . . . . . . . . . . . . . . . F-80

Champion Pro Forma Combined Group and Jordan Valley Hospital (Champion - Jordan Valley):
         Pro Forma Combining Income Statement - For the nine months Ended September 30, 1995  . . . . .  F-82
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-83
         Pro Forma Combining Balance Sheet - September 30, 1995 . . . . . . . . . . . . . . . . . . . .  F-84
         Notes to Pro Forma Combining Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-85

Champion Combined Group and Salt Lake Regional Medical Center (Champion Pro Forma Combined Group):
         Pro Forma Combining Income Statement - For the nine months Ended September 30, 1995  . . . . .  F-88
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-89
         Notes to Pro Forma Combining Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-90

Champion Combined Company and Dakota Hospital (Champion Combined Group):
         Pro Forma Combining Income Statement - For the year ended December 31, 1994  . . . . . . . . .  F-92
         Notes to Pro Forma Combining Income Statement  . . . . . . . . . . . . . . . . . . . . . . . .  F-93

Champion Combined Company (Champion Healthcare Corporation, AmeriHealth, Inc.
         and Psychiatric Healthcare Corporation):
         Pro Forma Combining Income Statement - For the Year Ended December 31, 1994  . . . . . . . . .  F-96
         Notes to Pro Forma Combining Income Statement  . . . . . . . . . . . . . . . . . . . . . . . .  F-97

                 CHAMPION - JORDAN VALLEY AND RECAPITALIZATION
                    PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following Pro Forma Combining Balance Sheet as of September 30, 1995, and the Pro Forma Combining Income Statements for the nine months ended September 30, 1995, and the year ended December 31, 1994, illustrate the effect of the 1995 Recapitalization Agreement (the "Recapitalization"). The Pro Forma Combining Balance Sheet assumes that the Recapitalization occurred on September 30, 1995, and the Pro Forma Combining Income Statements assume that the Recapitalization occurred on January 1, 1994.

         Effective December 31, 1995, the Company entered into the 1995 Recapitalization Agreement with the Company's preferred shareholders and warrant holders. The principal purpose of the Recapitization is to reduce the complexity of the Company's capital structure and to eliminate the accrual of future dividends on its outstanding preferred stock and the resulting impact of such accrual on earnings per share. As a result of the Recapitalization, common shares outstanding increased from 4,262,386 to 11,868,230. Other than for fractional shares, no cash consideration was paid pursuant to the Recapitaliztion.

The following is a summary of the terms of the Recapitalization:

o All Series A, A-1, and BB preferred stock were converted to shares of common stock.
o Holders of Series C and D preferred stock waived future dividends accruing after December 31, 1995.
o Accrued dividends on all five series of preferred stock were paid through December 31, 1995, by issuing common stock valued at a price of $7.00 per common share.
o Series A, A-1 and BB preferred shareholders were paid approximately 9 months and Series C and D preferred shareholders were paid approximately twenty-one months of future dividends in common stock valued at a price of $8.00 per common share.
o Exercise prices of one series of 680,104 warrants and two series totaling 2,447,670 warrants were reduced from $5.90 to $5.25 and $9.00 to $7.00, respectively, during the period from December 31, 1995, until 90 days after the Company's shareholders approve an amendment to the Certificate of Incorporation relating to the Recapitalization.
o The Series C and D preferred stock can now be forced to convert to common stock if the Company conducts a $25,000,000 or more public offering of common stock at a minimum of $10 per share, as compared to the prior per share price of $19.06.
o Series A, A-1, BB, C and D preferred shareholders agreed to vote in favor of amendments to the Certificate of Incorporation giving effect to certain of the Recapitalization terms at a special stockholders meeting expected to be held in February 1996.

         The closing price of the Company's common stock on December 29, 1995, (the last trading date prior to the date of the Recapitalization) was $5.3125.

         The following table reflects by series the shares issued on conversion, in payment of accrued dividends, and in consideration of converting at the present time and waiving all future dividend accruals. Share amounts have been adjusted for fractional shares.

                                                                 Shares for
                                    Common                       Waiver of
                                  Shares on      Shares for       Future      Total Common
                                  Conversion     Dividends       Dividends    Shares Issued
                                  ----------     ---------       ---------    -------------
Preferred Series:
   Series A                         949,794        125,210          26,247      1,101,251
   Series A-1                       692,275         95,736          20,765        808,776
   Series BB                      3,155,092        685,391         139,013      3,979,496
   Series C                              --        192,231         141,369        333,600
   Series D                              --        703,332         679,389      1,382,721
                                  ---------      ---------       ---------     ----------

        Total                     4,797,161      1,801,900       1,006,783      7,605,844
                                  =========      =========       =========     ==========


         These Pro Forma Combining Financial Statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1994, and the Company's unaudited condensed consolidated financial statements for the nine months ended September 30, 1995, each included elsewhere herein.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                 CHAMPION - JORDAN VALLEY AND RECAPITALIZATION
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                       (Thousands, except per share data)

                                                 Champion -       Pro Forma                  Pro Forma
                                               Jordan Valley     Adjustments     Reference    Combined
                                               -------------     -----------     ---------    --------
Net revenue                                      $144,459                                     $144,459

Expenses:
   Salaries and benefits                           60,476                                       60,476
   Supplies                                        19,541                                       19,541
   Other operating expenses                        38,602                                       38,602
   Provision for bad debts                         11,443                                       11,443
   Interest                                        11,196                                       11,196
   Depreciation and amortization                    6,716                                        6,716
   Equity in earnings of DHHS                      (6,245)                                      (6,245)
                                                 --------                                     --------
       Total expenses                             141,729                                      141,729
                                                 --------                                     --------

       Income before taxes                          2,730                                        2,730

Provision (benefit) for income taxes                  978                                          978
                                                 --------                                     --------

       Income from continuing operations            1,752                                        1,752

Adjustments to arrive at (loss) income from
   continuing operations applicable to
   common stock                                    (4,483)            4,335      (1)              (148)
                                                 --------          --------                   --------

       (Loss) income from continuing
         operations applicable to common
         stock                                   $ (2,731)         $  4,335                   $  1,604
                                                 =========         ========                   ========

       Loss from continuing operations per
         common and common equivalent share:
                  Primary                        $  (0.64)                                    $   0.14
                                               ==========                                     ========

                  Fully diluted                  $      -                                     $   0.11
                                               ==========                                     ========

Shares used in loss from continuing
   operations per common and common
   equivalent share computation
   (in thousands):                                                    6,143       (2)
                    Primary                         4,243             1,017       (3)           11,403
                                               ==========          ========                 ==========
                                                                      6,143(2)
                                                       --            10,426       (4)           16,569
                    Fully diluted              ==========          ========                 ==========


See notes to pro forma combining financial statements (Champion - Jordan Valley and Recapitalization).

                 CHAMPION - JORDAN VALLEY AND RECAPITALIZATION
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                  Champion -      Pro Forma                 Pro Forma
                                                Jordan Valley    Adjustments   Reference    Combined
                                                -------------    -----------   ---------    --------
Net revenue                                       $202,545                                  $202,545

Expenses:
   Salaries and benefits                            85,055                                    85,055
   Supplies                                         27,876                                    27,876
   Other operating expenses                         57,535                                    57,535
   Provision for bad debts                          15,886                                    15,886
   Interest                                         13,320                                    13,320
   Depreciation and amortization                    10,789                                    10,789
   Equity in earnings of DHHS                       (5,443)                                   (5,443)
                                                  --------                                  --------

       Total expenses                              205,018                                   205,018
                                                  --------                                  --------

       (Loss) income before taxes                   (2,473)                                   (2,473)


(Benefit) provision for income taxes                  (574)                                     (574)
                                                  --------                                  --------

       (Loss) income from continuing
         operations                                 (1,899)                                   (1,899)

Adjustments to arrive at loss from continuing
   operations applicable to common stock            (4,998)        $ 4,860      (1)             (138)
                                                  --------         -------                  --------

       Loss from continuing operations
         applicable to common stock               $ (6,897)        $ 4,860                  $ (2,037)
                                                  ========         =======                  ========

       Loss from continuing operations per
         common and common equivalent share       $  (1.63)                                 $  (0.20)
                                                  ========                                  ========

       Shares used in loss from continuing
          operations per common and common
          equivalent share computation
          (in thousands)                             4,224           6,143      (2)           10,367
                                                  ========         =======                  ========


   See notes to pro forma combining financial statements  (Champion - Jordan
                         Valley and Recapitalization).

                 CHAMPION - JORDAN VALLEY AND RECAPITALIZATION
                       PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1995
                             (Dollars in thousands)

                                          Champion -        Pro Forma                   Pro Forma
                                         Jordan Valley     Adjustments     Reference     Combined
                                         -------------     -----------     ---------     --------
 ASSETS:
 -------
 Current assets:
     Cash and cash equivalents           $       7,848                                $       7,848
     Accounts receivable, net                   31,109                                       31,109
     Supplies inventory                          3,993                                        3,993
     Other                                       7,529                                        7,529
                                              --------                                     --------

      Total current assets                      50,479                                       50,479

 Property and equipment, net                   163,100                                      163,100

 Investment in DHHS                             46,324                                       46,324
 Other assets                                   24,280                                       24,280
                                         -------------                                -------------
      Total assets                       $     284,183                                $     284,183
                                         =============                                =============

       LIABILITIES AND
    SHAREHOLDERS' EQUITY:
    ---------------------

 Current liabilities:
     Current portion of debt and
        capital lease obligations        $       2,169                                $       2,169
     Accounts payable                            9,319                                        9,319
     Other current liabilities                  25,521                                       25,521
                                         -------------                                -------------
      Total current liabilities                 37,009                                       37,009

 Debt and capital lease obligations            161,939                                      161,939

 Other long-term liabilities                     8,935                                        8,935

 Redeemable preferred stock                     81,491   $     (35,727)      (5)             45,764

 Common stock                                       43               74                         117
 Additional paid-in capital                     12,294           35,653      (5)             47,947
 Retained earnings (deficit)                   (17,528)              --                     (17,528)
                                         -------------   --------------                ------------

      Total liabilities and
        shareholders' equity             $     284,183   $          --                 $    284,183
                                         =============   ==============                ============



See notes to pro forma combining financial statements (Champion - Jordan Valley and Recapitalization).

                 CHAMPION - JORDAN VALLEY AND RECAPITALIZATION
               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of the pro forma adjustments by line item.

Reference to Notes to
 Pro Forma Financial
     Statements             Explanations
---------------------       -----------------------------------------------------------------------------------
         (1)                To remove the historical preferred stock dividend requirements on preferred shares outstanding during the respective periods.  The remaining deductions of
                            $148,000 and $138,000 for the nine months ended September 30, 1995, and  the year ended December 31, 1994, represent accretion of issuance costs on Series
                            C and D preferred stock. The pro forma adjustment does not reflect a non-
                            recurring deduction to income applicable to common stock resulting from the issuance of 1,006,783 shares of common stock in exchange for the waiver of future dividends on all series of preferred stock.  Based on the closing market price of $5.3125 at December 29, 1995, the issuance of such shares would have reduced income applicable to common stock by approximately $5,349,000.

         (2)                To reflect the additional shares of common stock to be issued pursuant to the
                            Recapitalization, less approximately 1,462,545 common shares attributable to preferred stock dividends accrued subsequent to January 1, 1994.
                            The pro forma presentation assumes that 836,114 shares of Series D preferred stock issued during the year ended December 31, 1994, and 51,645 shares of Series
                            D preferred stock issued during the nine months ended September 30, 1995, were outstanding as of January 1, 1994, because the proceeds from such issuances were used for acquisitions that have been included in the pro forma financial presentation as of January 1, 1994.  Additionally, the pro forma presentation does not assume the conversion of warrants since the exercise price of such instruments, as modified by the Recapitalization, is either in excess or substantially the same as the closing price of the Company's common stock on December 29, 1995, the last trading date prior to the date of the Recapitalization.

         (3)                To reflect the dilutive effect of stock options and warrants on primary earnings per share using the treasury stock method.

         (4)                To reflect the dilutive effect of stock options, warrants and conversion  of
                            Series C and D preferred stock on fully diluted earnings per share for the nine months ended September 30, 1995, using the treasury stock method.  Fully diluted loss per share is not presented for the year ended December 31, 1994, due to the anti-dilutive effect of such calculation.

         (5)                To reflect the pro forma issuance of 7,401,739 shares of $.01 par value common stock at September 30, 1995, as consideration for (i) the conversion of Series
                            A, A-1 and BB preferred stock into 4,797,161 shares of common stock, (ii) the pro forma issuance of 1,597,795 shares of common stock in exchange for approximately $11,185,000 in accrued dividends outstanding as of September 30,
                            1995, and (iii) the issuance of 1,006,783 shares of common stock in exchange for the waiver of future dividends on all series of preferred stock.


                          CHAMPION PRO FORMA GROUP AND
                             JORDAN VALLEY HOSPITAL
                           (CHAMPION - JORDAN VALLEY)

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

    The following Pro Forma Combining Balance Sheet as of September 30, 1995, and the Pro Forma Combining Income Statements for the nine months ended September 30, 1995, and the year ended December 31, 1994, illustrate the effect of the Company's proposed acquisition of Jordan Valley Hospital ("Jordan Valley"), a 50 bed acute care hospital located in West Jordan, Utah. The Pro Forma Combining Balance Sheet assumes that the acquisition of Jordan Valley occurred on September 30, 1995, and the Pro Forma Combining Income Statements assume that the acquisition of Jordan Valley occurred at January 1, 1994.

    The Company entered into a definitive agreement with Columbia/HCA on November 9, 1995, to acquire Jordan Valley in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, (collectively, "Autauga") plus cash consideration of approximately $7,500,000. The Company also agreed to pay additional cash consideration for certain net working capital components of Jordan Valley to the extent such amounts exceed working capital at Autauga. The purchase price was arrived at through an arms length negotiation, and the Company expects to fund the asset purchase from borrowings under its revolving credit agreement. The Jordan Valley acquisition will be accounted for as a purchase transaction. The purchase price is preliminary and subject to final negotiations of the two parties. Adjustments, if any, are not expected to be material to the overall purchase accounting. The transaction is also subject to various third-party approvals, including that of the Federal Trade Commission. The Company believes that consummation of this transaction is probable.

    These Pro Forma Combining Financial Statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1994, the Company's condensed consolidated financial statements for the nine months ended September 30, 1995, and the historical financial statements of Jordan Valley, each included elsewhere herein.

    The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                          CHAMPION PRO FORMA GROUP AND
                             JORDAN VALLEY HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                       (Thousands, except per share data)

                                                      Champion         Jordan
                                                     Pro Forma         Valley        Pro Forma                 Pro Forma
                                                       Group          Hospital      Adjustments    Reference   Combined
                                                       -----          --------      -----------    ---------   --------
Net revenue                                           $139,855        $ 15,861       $ (11,257)     (2)        $144,459

Expenses:
   Salaries and benefits                                58,988           5,988          (4,500)     (2)          60,476
   Supplies                                             18,763           2,087          (1,309)     (2)          19,541
   Other operating expenses                             37,726           3,546          (2,670)     (2)          38,602
   Provision for bad debts                              10,512           1,762            (831)     (2)          11,443
   Interest                                             10,542              --             654     (2)(3)        11,196
   Depreciation and amortization                         6,498           1,065            (847)    (2)(4)         6,716
   Equity in earnings of DHHS                           (6,245)             --              --                   (6,245)
                                                      --------        --------       ---------                 --------

     Total expenses                                    136,784          14,448          (9,503)                 141,729
                                                      --------        --------       ---------                 --------

     Income before taxes                                 3,071           1,413          (1,754)                   2,730

Provision (benefit) for income taxes                       907             523            (452)     (5)             978
                                                      --------        --------       ---------                 --------

     Income from continuing operations                   2,164             890          (1,302)                   1,752

Adjustments to arrive at (loss) income from
   continuing operations applicable to common
   stock                                                (4,483)             --              --                   (4,483)
                                                      --------        --------       ---------                 --------

     (Loss) income from continuing operations
      applicable to common stock                      $ (2,319)       $    890       $  (1,302)                $ (2,731)
                                                      ========        ========       =========                 ========

     Loss from continuing operations per common
      and common equivalent share                     $  (0.55)                                                $  (0.64)
                                                      ========                                                 ========

Shares used in loss from continuing operations
   per common and common equivalent share
   computation (in thousands):                           4,243                                                    4,243
                                                      ========                                                 ========


See notes to pro forma combining financial statements (Champion Pro Forma Group and Jordan Valley Hospital).

                          CHAMPION PRO FORMA GROUP AND
                             JORDAN VALLEY HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                      Champion       Jordan
                                                     Pro Forma       Valley      Pro Forma               Pro Forma
                                                       Group        Hospital    Adjustments  Reference   Combined
                                                     ---------      --------    -----------  ---------    --------
Net revenue                                           $195,915      $ 21,343     $ (14,713)    (2)        $202,545

Expenses:
   Salaries and benefits                                82,492         8,492        (5,929)    (2)          85,055
   Supplies                                             27,192         2,948        (2,264)    (2)          27,876
   Other operating expenses                             55,720         5,954        (4,139)    (2)          57,535
   Provision for bad debts                              17,220         1,391        (2,725)    (2)          15,886
   Interest                                             12,710           562            48    (2)(3)        13,320
   Depreciation and amortization                         9,820         1,512          (543)   (2)(4)        10,789
   Equity in earnings of DHHS                           (5,443)           --            --                  (5,443)
                                                      --------      --------     ---------                --------

     Total expenses                                    199,711        20,859       (15,552)                205,018
                                                      --------      --------     ---------                --------

     (Loss) income before taxes                         (3,796)          484           839                  (2,473)

(Benefit) provision for income taxes                      (598)          317          (293)    (5)            (574)
                                                      --------      --------     ---------                --------

     (Loss) income from continuing operations           (3,198)          167         1,132                  (1,899)

Adjustments to arrive at loss from continuing
   operations applicable to common stock                (4,998)           --            --                  (4,998)
                                                      --------      --------     ---------                --------

     Loss from continuing operations applicable
      to common stock                                 $ (8,196)     $    167     $   1,132                $ (6,897)
                                                      ========      ========     =========                ========

     Loss from continuing operations per common
      and common equivalent share                     $  (1.94)                                           $  (1.63)
                                                      ========                                            ========

Shares used in loss from continuing operations
   per common and common equivalent share
   computation (in thousands):                           4,224                                               4,224
                                                      ========                                            ========


See notes to pro forma combining financial statements (Champion Pro Forma Group and Jordan Valley Hospital).

                          CHAMPION PRO FORMA GROUP AND
                             JORDAN VALLEY HOSPITAL
                       PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1995
                             (Dollars in thousands)

                                                 Champion          Jordan
                                                Healthcare         Valley          Pro Forma                    Pro Forma
                                                Corporation       Hospital        Adjustments  Reference        Combined
 ASSETS:                                        -----------       --------        -----------  ---------        --------
 -------                                             (1)
Current assets:
    Cash and cash equivalents                    $   7,848         $    260        $    (260)    (6)            $  7,848
    Accounts receivable, net                        28,477            4,287           (1,655)    (7)              31,109
    Supplies inventory                               3,715              650             (372)    (7)               3,993
    Other                                            7,646              820             (937)    (7)               7,529
                                                 ---------         --------        ---------                    --------

             Total current assets                   47,686            6,017           (3,224)                     50,479

Property and equipment, net                        155,608           14,197           (6,705)   (7)(8)           163,100

Investment in DHHS                                  46,324                                                        46,324
Other assets                                        24,442              207             (369)   (7)(8)            24,280
                                                 ---------         --------        ---------                    --------
             Total assets                        $ 274,060         $ 20,421        $ (10,298)                   $284,183
                                                 =========         ========        =========                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------

Current liabilities:
    Current portion of debt and capital
         lease obligations                       $   2,243         $     --        $     (74)    (7)            $  2,169
    Accounts payable                                 9,250              692             (623)    (7)               9,319
    Other current liabilities                       24,917            2,485           (1,881)   (6)(7)            25,521
                                                 ---------         --------        ---------                    --------

             Total current liabilities              36,410            3,177           (2,578)                     37,009

Debt and capital lease obligations                 152,415                             9,524  (3)(7)(8)          161,939

Other long-term liabilities                          8,935              899             (899)    (6)               8,935

Redeemable preferred stock                          81,491                                                        81,491

Common stock                                            43                                                            43
Additional paid-in capital                          12,294           15,093          (15,093)    (6)              12,294
Retained earnings (deficit)                        (17,528)           1,252           (1,252)    (6)             (17,528)
                                                 ---------         --------        ---------                    --------

             Total liabilities and
                      shareholders' equity       $ 274,060         $ 20,421        $ (10,298)                   $284,183
                                                 =========         ========        =========                    ========


See notes to pro forma combining financial statements (Champion Pro Forma Group and Jordan Valley Hospital).

              CHAMPION PRO FORMA GROUP AND JORDAN VALLEY HOSPITAL
               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

    The following is a summary of the pro forma adjustments by line item.

Reference to Notes to
 Pro Forma Financial
     Statements        Explanations
---------------------  ---------------------------------------------------------
         (1)           Summarized from the Company's quarterly report on Form
                       10-Q.

         (2) To remove the historical operating results of Autauga for the year and nine months ended December 31, 1994, and September 30, 1995, respectively.

         (3) To record the pro forma increase in the Company's revolving credit facility and related interest expense as a result of its acquisition of Jordan Valley. The Pro Forma Combining Income Statements assume the Company increased the principal amount outstanding under its revolving credit facility by $9,694,000 as of January 1, 1994. Such amount is comprised of $7,500,000 in cash consideration attributable to property and equipment and approximately $2,194,000 for certain net working capital components, as defined. The average interest rates in effect under the Company's existing credit facility for the nine months ended September 30, 1995, and the year ended December 31, 1994, were 9.21% and 7.81%, respectively. Interest expense increased approximately $670,000 and $758,000 on a pro forma basis for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively. The pro forma adjustment for the nine months ended September 30, 1995, is net of approximately $16,000 in interest expense attributable to Autauga. The pro forma adjustment for the year ended December 31, 1994, is net of approximately $148,000 in interest expense attributable to Autauga and approximately $562,000 in interest expense attributable to Jordan Valley debt extinguished in fiscal 1994.

         (4) To adjust depreciation expense based on the revaluation of Jordan Valley's depreciable assets in connection with the allocated purchase price. The acquired assets are estimated to have an average remaining useful life of approximately 17 years based on management's assumption that an acute care hospital's assets consist of 50% buildings and 50% equipment with a 30 year life and a 5 year life, respectively. Based on this preliminary allocation, depreciation expense increased approximately $308,000 and $319,000 on a pro forma basis for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively. The pro forma adjustments for the nine months ended September 30, 1995, and the year ended December 31, 1994, are net of approximately $1,155,000 and $862,000, respectively, in depreciation and amortization expense attributable to Autauga.


         (5) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations. For the purposes of the pro forma provision for income taxes, loss carryovers of the Company can be utilized to reduce the provision for income taxes.

         (6) To remove Jordan Valley assets not acquired, liabilities not assumed and the retained earnings of seller.

         (7) To remove Autauga assets and liabilities exchanged as part of consideration paid for Jordan Valley.

              CHAMPION PRO FORMA GROUP AND JORDAN VALLEY HOSPITAL
               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


Reference to Notes to
 Pro Forma Financial
     Statements        Explanations
---------------------  ---------------------------------------------------------
         (8)           To record the acquisition of Jordan Valley using the
                       purchase method of accounting, including the adjustment
                       of Jordan Valley's balance sheet to reflect the estimated
                       fair market value of property and equipment acquired in
                       excess of predecessor's cost. The purchase price
                       allocation reflected in the pro forma financial
                       statements is based upon the best information currently
                       available without a final independent appraisal of the
                       Jordan Valley facility. For the purpose of allocating net
                       acquisition costs among the various assets acquired, the
                       Company has tentatively allocated excess acquisition cost
                       over the predecessor entity's carrying value of the
                       acquired assets to property and equipment. It is
                       management's intention to more fully evaluate the net
                       assets acquired and, as a result, the allocation of
                       acquisition cost among the acquired assets may change.
                       Management does not expect the final allocation of
                       acquisition cost to be materially different from that
                       assumed in the Pro Forma Combining Financial Statements.
                       The following table summarizes the calculation   of the
                       preliminary purchase price allocation:



                       Total cash consideration (see Note 3)         $  9,694
                       Less working capital acquired                   (2,194)
                                                                     --------

                       Cash consideration attributable to
                        property and equipment                          7,500
                       Plus basis of Autauga net long term assets
                        exchanged for Jordan Valley                    23,840
                                                                     --------

                       Total estimated purchase price                  31,340
                       Less:  Predecessor's net property and
                                equipment                             (14,197)

                              Predecessor's other long term
                                assets                                   (207)
                                                                     --------

                       Purchase price allocated to property and
                          equipment in excess of predecessor cost      16,936
                       Less: Autauga property and equipment
                          transferred to seller                       (23,641)
                                                                     --------

                       Net pro forma adjustment                      $ (6,705)
                                                                     ========

                          CHAMPION COMBINED GROUP AND
                       SALT LAKE REGIONAL MEDICAL CENTER
                           (CHAMPION PRO FORMA GROUP)
                    PRO FORMA COMBINING FINANCIAL STATEMENTS

    The following Pro Forma Combining Income Statements for the nine months ended September 30, 1995, and the year ended December 31, 1994, illustrate the effect of the Company's acquisition of Salt Lake Regional Medical Center ("SLRMC") on April 13, 1995. The Pro Forma Combining Income Statements assume that the acquisition of SLRMC occurred at January 1, 1994.

    SLRMC is comprised of a 200 bed tertiary hospital and five associated clinics in Salt Lake City, Utah. The Company, through a wholly owned subsidiary, acquired SLRMC from HealthTrust, Inc.-The Hospital Company ("HTI") pursuant to an Asset Purchase Agreement, as amended, dated January 25, 1995. SLRMC was formerly a not-for-profit hospital acquired by HTI in August 1994, and was sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission. Consummation of the sale had been subject to approval by the Federal Trade Commission, which was received on April 7, 1995.

    The Company paid total consideration of approximately $58,015,000, which consisted of $56,248,000 in cash and additional consideration due of approximately $1,767,000. Cash consideration included approximately $11,521,000 for certain working capital components and reimbursement of certain capital expenditures made previously by the seller. The purchase price was arrived at through an arms length negotiation, and the Company funded the asset purchase from available cash and approximately $30,000,000 in borrowings under a former revolving credit facility, which the Company subsequently repaid with proceeds from the issuance of senior subordinated notes. The SLRMC acquisition was accounted for as a purchase transaction with the purchase price allocated preliminarily to the fair value of acquired net working capital and property and equipment. Adjustments, if any, are not expected to be material to the overall purchase accounting.

    These Pro Forma Combining Income Statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1994, and the Company's unaudited condensed consolidated financial statements for the nine months ended September 30, 1995, each included elsewhere herein, and in conjunction with the historical financial statements of SLRMC included in the Company's Report on Form 8-K/A, as amended, dated April 13, 1995.

    The Pro Forma Combining Income Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                          CHAMPION COMBINED GROUP AND
                       SALT LAKE REGIONAL MEDICAL CENTER
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                       (Thousands, except per share data)

                                                       Champion
                                                      Healthcare                         Pro Forma               Pro Forma
                                                      Corporation          SLRMC        Adjustments  Reference   Combined
                                                      -----------          -----        -----------  ---------   --------
                                                          (1)          3 months & 13
                                                                           days
Net revenue                                             $ 117,835         $ 22,438         $ (418)    (2)       $139,855

Expenses:
   Salaries and benefits                                   50,898            8,090                                58,988
   Supplies                                                14,751            4,012                                18,763
   Other operating expenses                                31,819            5,907                                37,726
   Provision for bad debts                                  8,985            1,527                                10,512
   Interest                                                 9,406               45          1,091     (3)         10,542
   Depreciation and amortization                            5,971            1,372           (845)    (4)          6,498
   Equity in earnings of DHHS                              (6,245)              --             --                 (6,245)
                                                        ---------         --------         ------               --------

     Total expenses                                       115,585           20,953            246                136,784
                                                        ---------         --------         ------               --------

     Income before taxes                                    2,250            1,485           (664)                 3,071

Provision (benefit) for income taxes                          833              557           (483)    (5)            907
                                                        ---------         --------         ------               --------

     Income from continuing operations                      1,417              928           (181)                 2,164

Adjustments to arrive at (loss) income from
   continuing operations applicable to common
   stock                                                   (4,483)              --             --                 (4,483)
                                                        ---------         --------         ------               --------

     (Loss) income from continuing operations
      applicable to common stock                        $  (3,066)        $    928         $ (181)              $ (2,319)
                                                        =========         ========         ======               ========

      Loss from continuing operations per
       common and common equivalent share               $    (.73)                                              $  (0.55)
                                                        =========                                               ========

Shares used in loss from continuing operations
   per common and common equivalent share
   computation (in thousands):                              4,243                                                  4,243
                                                        =========                                               ========

See notes to pro forma combining income statements (Champion Combined Group and Salt Lake Regional Medical Center).

                          CHAMPION COMBINED GROUP AND
                       SALT LAKE REGIONAL MEDICAL CENTER
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                      Champion
                                                      Combined                       Pro Forma                Pro Forma
                                                       Group           SLRMC        Adjustments  Reference     Combined
                                                       -----           -----        -----------  ---------     --------
Net revenue                                          $118,344        $ 83,836          $  (881)     (2)        $195,915
                                                                                        (5,384)     (6)
Expenses:
   Salaries and benefits                               51,416          34,206           (3,130)     (6)          82,492
   Supplies                                            13,078          14,488             (374)     (6)          27,192
   Other operating expenses                            33,510          24,327           (2,117)     (6)          55,720
   Provision for bad debts                             13,701           3,557              (38)     (6)          17,220
   Interest                                             9,153           1,023            2,534    (3)(6)         12,710
   Depreciation and amortization                        8,117           4,552           (2,849)   (4)(6)          9,820
   Equity in earnings of DHHS                          (5,443)             --               --                   (5,443)
                                                     --------        --------          -------                 --------

     Total expenses                                   123,532          82,153           (5,974)                 199,711
                                                     --------        --------          -------                 --------

     (Loss) income before taxes                        (5,188)          1,683             (291)                  (3,796)

(Benefit) provision for income taxes                     (682)            632             (548)     (5)            (598)
                                                     --------        --------          -------                 --------

     (Loss) income from continuing operations          (4,506)          1,051              257                   (3,198)

Adjustments to arrive at loss from continuing
   operations applicable to common stock               (4,998)             --               --                   (4,998)
                                                     --------        --------          -------                 --------

     Loss from continuing operations applicable
      to common stock                                $ (9,504)       $  1,051          $   257                 $ (8,196)
                                                     ========        ========          =======                 ========

     Loss from continuing operations per common
      and common equivalent share                    $  (2.25)                                                 $  (1.94)
                                                     ========                                                  ========

Shares used in loss from continuing operations
   per common and common equivalent share
   computation (in thousands):                          4,224                                                     4,224
                                                     ========                                                  ========

See notes to pro forma combining income statements (Champion Combined Group and Salt Lake Regional Medical Center).

         CHAMPION COMBINED GROUP AND SALT LAKE REGIONAL MEDICAL CENTER
                 NOTES TO PRO FORMA COMBINING INCOME STATEMENTS

    The following is a summary of the pro forma adjustments by line item.

Reference to Notes to
  Pro Forma Income
      Statements       Explanations
---------------------  ---------------------------------------------------------
         (1)           Summarized from the Company's quarterly report on Form
                       10-Q.

         (2) To reflect a decrease in interest earnings for the pro forma decrease in cash. This adjustment assumes that approximately $26,248,000 of acquisition costs were paid from available cash at January 1, 1994. Interest earnings are computed at 5.63% and 3.35% for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively. Such percentages represent the Company's average investment rate for the respective periods.

         (3) To record interest expense on the pro forma increase in the Company's subordinated debentures and notes payable as a result of its acquisition of SLRMC. The Pro Forma Combining Income Statements assume the Company issued $30,000,000 principal amount of subordinated debentures as of January 1, 1994, at an effective annual interest rate of 11.35%. The Company anticipates that the additional consideration due of approximately $1,767,000 will be paid in the form of a note payable bearing interest at an effective annual rate of 10%. The Pro Forma Combining Income Statements assume that such note was issued as of January 1, 1994. Interest expense with respect to the above increased approximately $1,091,000 and $3,503,000 on a pro forma basis for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively. The pro forma adjustment for the year ended December 31, 1994, is net of approximately $969,000 in interest expense on debt extinguished prior to the Company's acquisition of SLRMC (see note 6).

         (4) To adjust depreciation expense based on the revaluation of SLRMC's depreciable assets in connection with the allocated purchase price. The acquired assets are estimated to have an average remaining useful life of approximately 25 years based on a preliminary appraisal that the hospital's depreciable assets consist of approximately 81% buildings with a 30 year life and 19% equipment with a five year life. Based on this preliminary allocation, depreciation expense decreased approximately $845,000 and $2,685,000 on a pro forma basis for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively. The pro forma adjustment for the year ended December 31, 1994, is net of approximately $164,000 in depreciation expense related to operations not acquired by HTI in connection with its acquisition of SLRMC in August 1994 (see note 6).

         (5) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations. For the purposes of the pro forma provision for income taxes, loss carryovers of the Company can be utilized to reduce the provision for income taxes.

         (6) To remove the historical operating results for the period January 1, 1994, to August 15, 1994, associated with operations not acquired by HTI in connection with its acquisition of SLRMC in August 1994.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

                 CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                                (COMBINED GROUP)
                      PRO FORMA COMBINING INCOME STATEMENT

    The following Pro Forma Combining Income Statement for the year ended December 31, 1994, illustrates the effect of the formation of the partnership (the "Partnership") between the wholly owned subsidiary of the Company that owned Heartland Medical Center ("HMC"), a 142 bed general acute care hospital in Fargo, North Dakota, and Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199 bed general acute care hospital also in Fargo, North Dakota. The Partnership is operated as Dakota Heartland Health System ("DHHS"). The Pro Forma Combining Income Statement assumes the Partnership was entered into on January 1, 1994.

    In connection with the formation of the Partnership, the Company and Dakota contributed their respective hospitals both debt and lien free (except for capitalized leases), and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the Partnership. In addition, each partner contributed $2,000,000 in cash to the working capital of the Partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the Partnership in accordance with the terms of the Partnership agreement. The ownership interest acquired by each partner was based on the value of the assets contributed to the Partnership.

           Also on December 21, 1994, the Company entered into an operating agreement with the Partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the Partnership agreement, the Company is obligated to advance funds to the Partnership to cover any and all operating deficits of the Partnership. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the Partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. The Company accounts for its investment in DHHS under the equity method. DHHS began operations on December 31, 1994.

    The Pro Forma Combining Income Statement should be read in conjunction the Company's consolidated financial statements for the year ended December 31, 1994, and the Company's unaudited condensed consolidated financial statements for the nine months ended September 30, 1995, each included elsewhere herein, and in conjunction with the historical financial statements of Dakota, included in the Company's Report on Form 8-K/A, as amended, dated December 21, 1994.

    The Pro Forma Combining Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transaction occurred as of January 1, 1994, nor does the Pro Forma Combining Income Statement purport to indicate results which may be attained in the future.

                 CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (Thousands, except per share data)

                                                      Champion                                 Pro Forma
                                                      Combined       Pro Forma                  Combined
                                                       Company      Adjustments  Reference        Group
                                                       -------      -----------  ---------        -----
Net revenue                                            $ 159,339     $ (40,995)   (1)(2)        $118,344

Expenses:
   Salaries and benefits                                  65,812       (14,396)     (2)           51,416
   Supplies                                               18,169        (5,091)     (2)           13,078
   Other operating expenses                               44,818       (11,308)     (2)           33,510
   Provision for bad debts                                14,919        (1,218)     (2)           13,701
   Interest                                                9,190           (37)     (2)            9,153
   Depreciation and amortization                           8,845          (728)     (2)            8,117
   Equity in earnings of DHHS                                 --        (5,443)     (3)           (5,443)
                                                       ---------     ---------                  --------

     Total expenses                                      161,753       (38,221)                  123,532
                                                       ---------     ---------                  --------

     Loss before taxes                                    (2,414)       (2,774)                   (5,188)

Benefit for income taxes                                    (488)         (194)     (4)             (682)
                                                       ---------     ---------                  --------

     Loss from continuing operations                      (1,926)       (2,580)                   (4,506)

Adjustments to arrive at loss from continuing
   operations applicable to common stock                  (4,998)           --                    (4,998)
                                                       ---------     ---------                  --------

     Loss from continuing operations applicable
      to common stock                                  $  (6,924)    $  (2,580)                 $ (9,504)
                                                       =========     =========                  ========

     Loss from continuing operations per common
      and common equivalent share                      $  ( 1.64)                               $  (2.25)
                                                       =========                                ========

Shares used in loss from continuing operations
   per common and common equivalent share
   computation (in thousands):                             4,224                                   4,224
                                                       =========                                ========


See notes to pro forma combining income statement (Champion Combined Company and Dakota Hospital).

                 CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                 NOTES TO PRO FORMA COMBINING INCOME STATEMENT

    The following is a summary of the pro forma adjustments by line item.

Reference to Notes to
  Pro Forma Income
      Statement        Explanations
---------------------  ---------------------------------------------------------
         (1)           To reflect a decrease in interest earnings for the pro
                       forma decrease in cash. This adjustment assumes the Company's $20,000,000 capital contribution to the Partnership and its $2,000,000 contribution to Partnership working capital were made from available cash at January 1, 1994. Interest earnings are computed at 3.35%, the Company's average investment rate for the period.

         (2) To remove the historical operating results of HMC for the year ended December 31, 1994. HMC was contributed to the Partnership effective December 31, 1994.

         (3) To record the Company's equity in the pro forma earnings of DHHS for the year ended December 31, 1994, calculated as follows:

                                                                 December 31, 1994
                                                                 -----------------
                       Dakota operating loss                    $ (210)

                       Pro forma adjustments to Dakota
                         operating loss (a)                       2,627
                                                                -------
                       Dakota pro forma operating income
                         attributable to the Partnership                        2,417

                       HMC operating income                       7,286

                       Pro forma adjustments to HMC operating
                         income - interest associated with debt
                         not contributed to Partnership             194
                                                                -------

                       HMC pro forma operating income
                         attributable to the Partnership                        7,480
                                                                              -------
                       Pro forma Partnership operating income                   9,897

                       Company's equity participation in the
                         pro forma earnings of DHHS                               55%
                                                                              -------
                       Company's equity in the pro forma
                         earnings of DHHS                                     $ 5,443
                                                                              =======


                       (a) Pro forma adjustments to Dakota's pre-tax earnings
                           consist of approximately $2,481,000 in interest expense associated with debt not contributed to the Partnership and a loss of approximately $146,000 on investments not contributed to the Partnership.

         (4) To reflect the pro forma benefit for income taxes resulting from the allocation of pro forma operating income to the Dakota partner.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

              CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC.
                    AND PSYCHIATRIC HEALTHCARE CORPORATION
                              (COMBINED COMPANY)
                     PRO FORMA COMBINING INCOME STATEMENT

    The following Pro Forma Combining Income Statement for the year ended December 31, 1994, illustrates the effect of the merger ("Merger") of Champion Healthcare Corporation, a Texas Corporation, ("Old Champion") with AmeriHealth, Inc. on December 6, 1994, and the Company's acquisition ("Acquisition") of Psychiatric Healthcare Corporation ("PHC") on October 21, 1994. The Pro Forma Combining Income Statement assumes the Merger and Acquisition occurred on January 1, 1994.

MERGER WITH AMERIHEALTH, INC.

    In connection with the consummation of the Merger, holders of the AmeriHealth ("AHH") Common Stock received one share of Combined Company Common Stock for each 5.70358 shares of AHH Common Stock and cash in lieu of fractional shares. Holders of AHH Series B Preferred Stock not converted into AHH Common Stock received cash equal to the redemption price of such shares plus accrued dividends. Such shares were then canceled in connection with the Merger. Also, in connection with the Merger, the Combined Company issued shares of the Combined Company Common Stock and issued five new series of preferred stock of the Combined Company to the Old Champion shareholders in exchange for their Old Champion Common and Preferred Stock.

    AHH has also declared dividends on AHH Common Stock and AHH Series B Preferred Stock as follows: (a) to holders of record of AHH Common Stock at the close of business on the business day immediately preceding the date of consummation of the Merger in the amount of 8 1/2 cents ($0.085) per share; and
(b) to holders of record of AHH Series B Preferred Stock immediately prior to consummation of the Merger in the amount of $21.72 per share. The foregoing dividend payments were conditioned upon consummation of the Merger.

    The Merger was accounted for as a purchase transaction. For accounting purposes, the Company was deemed to be the surviving entity of the Merger with the name of the Combined Company changed to Champion Healthcare Corporation, a Delaware Corporation.


ACQUISITION OF PSYCHIATRIC HEALTHCARE CORPORATION

    The Company acquired the two operating psychiatric hospitals and one closed psychiatric hospital of PHC by merger of PHC with and into a wholly-owned subsidiary of the Company for a net purchase price of approximately $24,600,000, which included the assumption of approximately $14,880,000 in long-term debt and contingent consideration of up to $2,000,000 in additional preferred stock, notes and detachable warrants. The Company paid no cash (other than fractional share amounts) to the PHC shareholders, instead issuing a combination of Company Series D Preferred Stock and 11% Senior Subordinated Notes with detachable Warrants. To date, the Company has issued approximately $1,440,000 in additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement. The remaining contingent consideration of approximately $560,000 was issued in the fourth quarter of 1995. The PHC acquisition was accounted for as a purchase transaction.

    The Pro Forma Combining Income Statement should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994, and the Company's unaudited condensed consolidated financial statements for the nine months ended September 30, 1995, each included elsewhere herein, and the historical financial statements of AHH and PHC included in the definitive Proxy Statement of AmeriHealth, Inc., dated November 11, 1994 and the Company's Report on Form 8-K/A, as amended, dated December 6, 1994,


    The Pro Forma Combining Income Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transaction occurred as of December 31, 1994, nor does the Pro Forma Combining Income Statement purport to indicate results which may be attained in the future.

            CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC. AND
                      PSYCHIATRIC HEALTHCARE CORPORATION
                     PRO FORMA COMBINING INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                      (Thousands, except per share data)

                                                    Champion                                                  Pro Forma
                                                   Healthcare                                Pro Forma         Combined
                                                  Corporation    AmeriHealth   Psychiatric  Adjustments Ref.    Company
                                                  -----------    -----------   -----------  ----------- ----    -------
Net revenue                                       $ 104,193        $ 36,953    $ 18,442     $   (249)   (1)     $159,339

Expenses:
   Salaries and benefits                             41,042          16,558       8,212                           65,812
   Supplies                                          12,744           5,425          --                           18,169
   Other operating expenses                          29,767          11,025       5,377       (1,351)   (2)       44,818
   Provision for bad debts                            7,812           4,163       2,944                           14,919
   Interest                                           6,375           1,666       1,205          (56)   (3)        9,190
   Depreciation and amortization                      4,010           1,909         869        2,057    (4)        8,845
                                                  ---------        --------    --------     --------            --------

     Total expenses                                 101,750          40,746      18,607          650             161,753
                                                  ---------        --------    --------     --------            --------

     Income (loss) before taxes                       2,443          (3,793)       (165)        (899)             (2,414)

Provision (benefit) for income taxes                    200            (948)       ( 78)         338    (5)         (488)
                                                  ---------        --------    --------     --------            --------

     Income (loss) from continuing operations         2,243          (2,845)        (87)      (1,237)             (1,926)

Adjustments to arrive at loss from continuing
   operations applicable to common stock             (4,710)             (4)       (286)           2    (6)       (4,998)
                                                  ---------        --------    --------     --------            --------

     Loss from continuing operations
      applicable to common stock                  $  (2,467)       $ (2,849)   $   (373)    $ (1,235)           $ (6,924)
                                                  =========        ========    ========     ========            ========

     Loss per common and common equivalent
      share                                       $   (1.69)       $  (0.20)                                    $  (1.64)
                                                  =========        ========                                     ========

Shares used in loss from continuing
   operations per common and common
   equivalent share computation (in
   thousands):                                        1,457          14,449                  (11,682)   (7)        4,224
                                                  =========        ========                 ========            ========


See notes to pro forma combining income statement (Champion Healthcare Corporation, AmeriHealth, Inc. and Psychiatric Healthcare Corporation).

            CHAMPION HEALTHCARE CORPORATION, AMERIHEALTH, INC. AND
                   PSYCHIATRIC HEALTHCARE CORPORATION NOTES
                   TO PRO FORMA COMBINING INCOME STATEMENT

    The following is a summary of the pro forma adjustments by line item.

Reference to Notes to
  Pro Forma Income
      Statement        Explanations
---------------------  ---------------------------------------------------------
         (1)           To reflect a decrease in interest earnings for the pro
                       forma decrease in cash. This adjustment assumes a $8,516,000 loan held by the Resolution Trust Corporation
                       (the "RTC Loan") was retired from available cash at January 1, 1994, net of a discount of approximately
                       $384,000 obtained by the Company concurrent with the Merger. Interest earnings are computed at 3.35%, the Company's average investment rate for the period.

         (2) Reduce other operating expenses for expenses incurred by AHH as a result of the merger.

         (3) To reduce interest expense by approximately $650,000 relating to the assumed retirement of debt as discussed in the following paragraph, net of approximately $594,000 of additional interest expense on the 11% Senior Subordinated Notes issued in the acquisition of PHC.

                       In connection with the Company's merger with AHH, the Pro Forma Combining Income Statement for the year ended December 31, 1994, assumes the Company retired the RTC Loan ($8,516,000 principle amount net of a discount of approximately $384,000) from available funds and assumed approximately $10,000,000 principal amount of a Loan held by Wilmington Savings Fund Society, F.S.B. at an interest rate of prime plus 1.5% through September 1994 and prime plus 2.0% thereafter, or an average of approximately 8.8% for the year ended December 31, 1994. Funds to retire the debt were available as a result of the Company's December 31, 1993, issuance of Series D Preferred Stock and related 11% Senior Subordinated Notes.

         (4) To adjust depreciation expense based upon the step up in basis for the depreciable assets of AHH and PHC. The allocation with respect to PHC was based on an independent appraisal obtained by the Company which resulted in the allocation of approximately $8,800,000 of excess purchase price to goodwill. The pro forma combining income statement assumes goodwill is amortized over a 20 year period. The acquired assets of AHH are estimated to have an average remaining useful life of approximately 17 years based on management's assumption that an acute care hospital's assets consist of 50% buildings and 50% equipment with a 30 year life and a 5 year life, respectively.

         (5) To reduce income tax benefit associated with certain merger related expenses incurred by the acquired entities.

         (6)                                                  December 31,
                                                                  1994
                                                                  ----

                       Dividend requirements of the Company
                         Series D Preferred stock issued as
                         acquisition consideration               $ (288)

                       Reversal of dividend requirements on
                         AHH's Series B Preferred Stock                4

                       Reversal of dividend requirements on
                         PHC's Series A and Series B redeemable
                         convertible Preferred Stock                 286
                                                                 -------
                                                                 $     2
                                                                 =======

             CHAMPION HEALTHCARE CORPORATION AND AMERIHEALTH, INC.
                 NOTES TO PRO FORMA COMBINING INCOME STATEMENT

Reference to Notes to
  Pro Forma Income
      Statement        Explanations
---------------------  ---------------------------------------------------------
         (7)           To adjust common and common equivalent shares used to
                       calculate income (loss) from continuing operations per share. The pro forma adjustment reflects the following events:

                       (a) The exchange of each 5.70358 shares of AHH common and common equivalent shares into one share of the Combined Company Common Stock. At December 6, 1994, AHH's common and common equivalent shares would have decreased from 14,449,000 shares to 2,533,000 common and common equivalent shares of the Combined Company Common Stock.

                       (b) The Company purchased 880,000 shares of the AHH's Common Stock in a private transaction. In connection with the Merger, these shares were retired, resulting in a reduction of 154,000 shares of Combined Company Common Stock that would have otherwise been issued.

                       The common shareholders of Old Champion received one share of Combined Company Common Stock for each share of Old Champion Common Stock outstanding prior to the merger. The preferred shareholders of Old Champion received one share of Combined Company Preferred Stock for each share of Old Champion Preferred Stock outstanding prior to the merger. Therefore, the Company's common equivalent shares at December 31, 1994, are not adjusted as a result of the Merger.

                       The following table summarizes the adjustments to shares used in the calculation of loss from continuing operations per common and common equivalent share:

                                                                   December 31,
                                                                       1994
                                                                   -----------

                       Adjustment to AHH's common and common
                         equivalent shares for the exchange
                         ratio (a)                                    11,916

                       AHH common shares canceled (b)                   (726)

                       Dilutive effect of shares of (i) AHH Common
                         Stock issued in exchange for shares of AHH
                         Series B Preferred Stock during the period
                         and (ii) Combined Company common stock
                         issued in connection with the Merger.           492
                                                                      ------
                                                                      11,682
                                                                      ======

                               December 29, 1995



Special Committee of the Board of Directors
Champion Healthcare Corporation
14340 Torrey Chase
Suite 320
Houston, TX 77014

Gentlemen:

         We understand that Champion Healthcare Corporation, a Delaware corporation ("Champion" or the "Company"), intends, subject to certain requirements, to enter into a recapitalization agreement substantially in the form delivered to us on December 21, 1995 ( the "Recapitalization Agreement") with the holders of the Series A, A-1, BB, C and D preferred stock (the "Preferred Stock") and Series BB, D and E warrants (the "Warrants") pursuant to which, among other things: (a) the holders of Series A, A-1 and BB preferred stock will convert all of their holdings into Common Stock; (b) the holders of the Preferred Stock will receive cumulative dividends through December 31, 1995 and certain additional amounts of Common Stock in exchange for the actions taken and the elimination of all dividend requirements on the Series C and D Preferred Stock, and (c) the holders of the Warrants will, for the period from December 31, 1995 through the 90th day following adoption of the amendment to the Certificate of Incorporation, have the right to exercise the Warrants at reduced exercise prices (collectively, the "Recapitalization").

         The Recapitalization Agreement is expected to be executed by the Company on or before December 31, 1995. The amendment to the Company's Certificate of Incorporation is expected to be considered by the stockholders of the Company at a special meeting of stockholders and to be approved on or shortly after the date of such meeting.

         You have asked for our opinion as to whether the Recapitalization is fair to the current holders of Champion Common Stock from a financial point of view.

         Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the evaluation of capital structures and the rendering of advice in financial restructurings and recapitalizations. In addition, Jefferies performs the valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. As you are aware, Jefferies will receive a fee for providing this opinion in connection with the Recapitalization.




                                ATTACHMENT I

         In connection with our opinion, we have reviewed a draft copy of the Recapitalization Agreement and other transaction documents (draft dated December 21, 1995) and related exhibits thereto and certain financial and other information that was publicly available or furnished to us by Champion, including the Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended on December 31, 1994, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1995, and certain internal financial analyses, financial forecasts, reports and other information prepared by management of Champion. We have also discussed with representatives of management of Champion the business, properties and prospects of Champion and undertaken other reviews, analyses and inquiries relating to Champion, which we deemed relevant to our opinion.

         In our review and analysis and in rendering this opinion, we have relied upon, and have not independently verified, the accuracy, completeness and fair presentation of all financial and other information (including financial projections and estimates) that were provided to us by or on behalf of Champion, or which were publicly available, and this opinion is conditioned upon such information (whether written or oral) being complete, accurate and fair in all material respects. With regard to the full-year historical financial information, we have relied upon the opinion, issued by Champion's independent public accountants, in connection with the Company's audited financial statements. With respect to the above noted projected financial information, we have assumed with your permission and without independent verification, that such information has been reasonably prepared on bases reasonably reflecting management's best currently available estimates and good faith judgments as to the future performance of Champion and that Champion will perform in accordance with such projections for all periods specified therein. We have not made an independent evaluation or appraisal or conducted a physical inspection of any of the assets of Champion, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary, political, market, and other conditions existing and which can be evaluated as of the date of this opinion; however, such conditions are subject to rapid and unpredictable change.

         Without limiting the foregoing, we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.


                                  ATTACHMENT I

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others: (i) the terms and business and financial aspects of the Recapitalization, (ii) the Company's current capital structure and its need for growth capital; (iii) the historical and current markets for the Company's Common Stock (including float, liquidity and sell side analytical research coverage) and for other securities of certain companies believed by Jefferies to be comparable to the Company; (iv) the financial impact of the Recapitalization on the holders of the Company's Common Stock; (v) certain of the Company's operating and financial information, including projections provided by management relating to the Company's business and the Company's prospects; (vi) publicly available financial data and stock market performance data of other public companies which Jefferies deemed generally comparable to the Company; (vii) the potential effect of such Preferred Stock redemption requirements on the Company's ability to obtain bank or other debt financing.

         Based upon and subject to the foregoing, and based upon such other matters as we considered relevant, it is our opinion as investment bankers that, as of the date hereof, the recapitalization is fair, from a financial point of view, to the current holders of Champion Common Stock.

         It is understood that this letter is for the use of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent. Without limiting the foregoing, this letter does not constitute a recommendation to any stockholder of Champion as to how such stockholder should vote with respect to the Recapitalization. Jefferies reserves the right to approve all references to Jefferies and this opinion that may appear in any proxy materials that may be filed with the Securities and Exchange Commission in connection with the Recapitalization.

                                        Sincerely,

                                        JEFFERIES & COMPANY, INC.


                                        By /s/ JEFFRY K. WEINHUFF
                                           -------------------------------
                                           Jeffry K. Weinhuff
                                           Executive Vice President
                                           Director of Corporate Finance


                                  ATTACHMENT I

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        CHAMPION HEALTHCARE CORPORATION

================================================================================

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

================================================================================

                 CHAMPION HEALTHCARE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                 1. The name of the corporation is Champion Healthcare Corporation (the "Corporation"). The Corporation was originally incorporated under the name AmeriHealth, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 1985.

                 2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE I

                                      NAME

                        The name of the Corporation is:

                        CHAMPION HEALTHCARE CORPORATION


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

                 The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE III

                               CORPORATE PURPOSE


                                      -1-                     ATTACHMENT II

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 CAPITAL STOCK

       1. SHARES AND CLASSES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 27,700,000 shares, which shall include:

                 (a) 25,000,000 shares of common stock of the par value of $.01 each (hereinafter referred to as "Common Stock"); and

                 (b) 2,700,000 shares of Preferred Stock, which shall be divided into the following two series:

                          (i)      500,000 shares of the par value of $.01
each, which are to be designated Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"); and

                          (ii)     2,200,000 shares of the par value of $.01
each, which are to be designated Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock").

The Series C Preferred Stock and Series D Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock". The voting powers, designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions in respect of the shares of each series of Preferred Stock of the Corporation are as follows:

                 1.A. RANKING OF PREFERENCE OF PREFERRED STOCK. Without limiting any other provision herein, the Series C Preferred Stock and Series D Preferred Stock shall have the preferences to and the benefit of the restrictions on each other series of Preferred Stock and the Common Stock as to (a) Dividends as set forth in Paragraph 2, (b) Redemption as set forth in Paragraph 3, (c) Liquidation as set forth in Paragraph 4, and (d) Voting as set forth in Paragraphs 6 and 7.

                 1.B. DEFINITIONS. The following terms shall have the following definitions or shall be subject to the following rules of construction.

                          A. "DGCL" means the General Corporation Law of the State of Delaware.

                          B. "Board of Directors" means the Board of Directors of the Corporation.

                          C. "Change in Control Event" shall mean (i) the acquisition in one or more transactions not involving a public offering of Common Stock by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) together with any Affiliate of such Person or member of such group of beneficial ownership, direct or indirect, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities, or (ii) the sale, transfer or other disposition in one or more transactions of all or substantially all of the assets of the Corporation or (iii) the merger or consolidation of the Corporation with or into another Person, other than a wholly-owned subsidiary, unless such merger or consolidation does not result in a reclassification, conversion, exchange or cancellation of any




                                     -2-                           Attachment II
                                  outstanding shares of Common Stock of the Corporation, or (iv) the Corporation proceeds to acquire its Common Stock (or undertakes a corporate reorganization or recapitalization or other action) if the effect of such acquisition (or other action) would be either
                                  (1) to reduce substantially or to eliminate any public market for the shares of the Corporation's Common Stock or (2) to remove the Corporation from registration with the Securities and Exchange Commission under the Exchange Act or (3) to require the Corporation to make a filing under Section 13(e) of the Exchange Act or (4) to cause a delisting of the Corporation's Common Stock from the National Association of Securities Dealers, Inc. Automated Quotation System (unless such stock is delisted as a result of being listed on a national securities exchange) or to cause a delisting of the Corporation's Common Stock from a national securities exchange, or (v) either the Corporation and/or one or more Subsidiaries of the Corporation is materially or completely liquidated or is the subject of any voluntary or involuntary dissolution or winding up except as to any Subsidiary, as may be otherwise permitted under the terms of the Series D Senior Subordinated Agreement and Series E Senior Subordinated Agreement.

                          D.      "Common Stock" means shares of the
                                  Corporation's Common Stock, $.01 par value.

                          E. "Conversion Date" as used herein shall have the meaning set forth in paragraph 5(b).

                          F. "Conversion Price" as used herein shall mean as to the Series C Preferred Stock or Series D Preferred Stock that price determined in accordance with paragraph 5(a)(1) and as further adjusted as herein provided.

                          G. "Default Event" shall have the meaning set forth in paragraph 6(b)(4).

                          H. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                          I. "Fiscal Year" means the fiscal year of the Corporation determined from time to time by the Board of Directors for financial reporting purposes.

                          J. "Market Price" shall mean, for any day, the average of the final sale prices of the Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid prices on the NASDAQ National Market System or NASDAQ over-the-counter market if the Common Stock is not so listed on an exchange.

                          K. "Preferred Stock" means shares of any class of the Corporation's Preferred Stock.

                          L. "Purchase Rights" shall have the meaning set forth in paragraph 5(e).

                          M. "Securities Act" shall mean the Securities Act of 1933, as amended.

                          N. "Series D Senior Subordinated Agreement" shall mean the Series D Note and Stock Purchase Agreement dated December 31, 1993 as it may be amended from time to time.





                                        -3-                        Attachment II

                          O. "Series E Senior Subordinated Agreement" shall mean the Series E Note Purchase Agreement dated May 1, 1995, as it may be amended from time to time.

                          P. "Series C Preferred Stock" means shares of the Corporation's Series C Cumulative Convertible Preferred Stock, $0.01 par value.

                          Q. "Series D Preferred Stock" means shares of the Corporation's Series D Cumulative Convertible Preferred Stock, $0.01 par value.

                          R. "Series C Stated Value" means an assigned value of the Series C Preferred Stock, being $18.00 per share.

                          S. "Series D Stated Value" means an assigned value of the Series D Preferred Stock, being $18.00 per share.

                          T. The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                          U. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

       2.        DIVIDENDS.

       (a) RIGHT TO DIVIDENDS WITH COMMON STOCK. Subject to paragraphs 2(b)(3) and 2(c)(3) any dividend or distribution declared and paid on Common Stock shall be declared and paid on the Series C Preferred Stock and Series D Preferred Stock in such amounts determined as though the Series C Preferred Stock and Series D Preferred Stock had, immediately prior to the time used to determine those holders of Common Stock entitled to such dividend, fully converted into Common Stock in accordance with the terms hereof.

       (b)(1) SERIES C PREFERRED STOCK. The holders of Series C Preferred Stock shall not be entitled to receive any preferential dividends and any dividends thereon that shall have accrued from January 1, 1996 in accordance with any prior provisions of this Article IV are waived and canceled.

                 (2) SERIES C DIVIDEND RESTRICTIONS. Notwithstanding the foregoing, the declaration and payment of cash dividends on the Series C Preferred Stock shall be subject to any restrictions imposed under the DGCL, herein, or by any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement, or the Series E Senior Subordinated Agreement. Subject to the foregoing, the Corporation may pay dividends on Series C Preferred Stock when and as declared by the Corporation.

                 (3) PRIORITY OF SERIES C DIVIDENDS TO COMMON STOCK. So long as any of the Series C Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for the Common Stock nor Common Stock be purchased, redeemed,





                                        -4-                        Attachment II
                          retired or otherwise acquired by the Corporation except if approved by the vote of the holders of not less than two-thirds (2/3) of all outstanding Series
                          C Preferred Stock, voting as a class.

      (c)(1) SERIES D PREFERRED STOCK. The holders of Series D Preferred Stock shall not be entitled to receive, preferential dividends, and any dividends thereon that shall have accrued from January 1, 1996 in accordance with any prior provisions of this Article IV are waived and canceled.

                 (2) SERIES D DIVIDEND RESTRICTIONS. Notwithstanding the foregoing, the declaration and payment of cash dividends on the Series D Preferred Stock shall be subject to any restrictions imposed under the DGCL, herein, or by any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement, or the Series E Senior Subordinated Agreement. Subject to the foregoing, the Corporation may pay dividends on Series D Preferred Stock when and as declared by the Corporation.

                 (3) PRIORITY OF SERIES D DIVIDENDS TO SERIES C AND COMMON STOCK. So long as any of the Series D Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for the Series C Preferred Stock or Common Stock, nor shall any Series C Preferred Stock or Common Stock be purchased, redeemed, retired or otherwise acquired by the Corporation except if approved by the vote of the holders of not less than two-thirds (2/3) of the Series D Preferred Stock.

      (d) COMMON STOCK. Subject to paragraphs 2(a), 2(b) and 2(c) above and the other provisions of this Article IV, (i) dividends may be declared and paid on the Common Stock, and (ii) the Common Stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

3.     REDEMPTION.

      (a)        SERIES C AND SERIES D PREFERRED STOCK.


                 (1) NO OPTIONAL REDEMPTION. Except as provided in subparagraph 3(a)(3), the Corporation shall not have the right or option to call or redeem any of the shares of Series C Preferred Stock or Series D Preferred Stock.

                 (2) CERTAIN RESTRICTIONS ON SERIES C AND SERIES D. The Corporation shall in no event redeem any shares of Series C Preferred Stock or Series D Preferred Stock under subparagraph (3), (i) if funds are not legally available therefor under the DGCL, or (ii) if and to the extent such redemption would violate any financial covenants contained in a credit, loan or other similar agreement between the Corporation and its senior secured lender or lenders as may from time to time be in effect, the Series D Senior Subordinated Agreement or the Series E Senior Subordinated Agreement; provided, however, that if at any time the Corporation is unable to redeem the full number of shares of Series C Preferred Stock and Series D Preferred Stock on any date called for as provided above, whether due to any restrictions imposed by the DGCL, herein, or such financial covenants, then the Corporation (x) shall on such date redeem such number of shares of Series C Preferred Stock and Series D Preferred Stock to the maximum extent permitted by the





                                        -5-                        Attachment II

                          DGCL and under such covenants, and (y) shall thereafter redeem the balance of the shares of Series C Preferred Stock and Series D Preferred Stock not so redeemed on such date, at such intervals, which shall be no less often than quarterly, to the maximum extent funds are available therefor under the DGCL and such covenants. In case of any Series C Preferred Stock or Series D Preferred Stock which is required to be redeemed but which is not redeemed as a result of the restrictions provided above, such unredeemed Series C Preferred Stock or Series D Preferred Stock shall continue to be outstanding.

                 (3) COMPLETE REDEMPTION DATE. The Corporation shall redeem all outstanding Series C Preferred Stock and Series D Preferred Stock on June 1, 2000 at a redemption price equal to the Series C Stated Value as to the Series C Preferred Stock and the Series D Stated Value as to the Series D Preferred Stock.

                 (4) PRIORITY OF SERIES C AND SERIES D REDEMPTION. If any Series C Preferred Stock or Series D Preferred Stock is required to be redeemed pursuant to subparagraph
                          (3) above, no shares of Common Stock shall be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until funds necessary for redemption of the Series C Preferred Stock and Series D Preferred Stock have been set aside in the manner prescribed in subparagraph (5) below.

                 (5) GENERAL. From and after the setting aside of the funds necessary for redemption pursuant to subparagraph (3) above, notwithstanding that any certificate for shares of Series C Preferred Stock or Series D Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor, plus an amount equal to accrued and unpaid dividends thereon to the date of redemption without interest. Notwithstanding the foregoing and providing the holders of the shares of Series C Preferred Stock and Series D Preferred Stock called for redemption shall have delivered such shares to the Corporation for redemption, until the holders of any such shares of Series C Preferred Stock or Series D Preferred Stock shall have received in cash the redemption price therefor, without interest, (i) such shares shall continue to be convertible, in whole or in part, pursuant to paragraph 5 of this Article IV and (ii) such holders shall continue to have the voting and other rights set forth in paragraphs 6 and 7 of this Article IV. Shares of Series C Preferred Stock and shares of Series D Preferred Stock redeemed by the Corporation pursuant to this paragraph 3(a), or shares of Series C Preferred Stock or Series D Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be canceled and retired in the manner provided by the laws of the State of Delaware.

                 (6) PRIORITY BETWEEN SERIES C AND SERIES D UPON REDEMPTION. If at any time the Corporation is unable to redeem the full amount of Series D Preferred Stock and Series C Preferred Stock on any date as provided in subparagraph (3) above, whether due to any restrictions imposed by law, herein, or such financial covenants referred to in subparagraph (2), or otherwise, then the Corporation shall on such date, first redeem from the holders of the Series D Preferred Stock an amount equal to 80% of the outstanding Series D Preferred Stock, thereafter next redeem from the holders of the Series C Preferred Stock an amount equal to 80% of the outstanding Series C Preferred Stock, thereafter next redeem from the holders of the





                                        -6-                        Attachment II

                          Series D Preferred Stock the remaining amount of Series D Preferred Stock, and thereafter next redeem from the holders of the Series C Preferred Stock the remaining amount of Series C Preferred Stock requested to be redeemed pursuant to whichever of such subparagraphs is applicable; in each instance from such holders pro rata, to the greater of the maximum amount permitted by the DGCL, herein, or under such covenants. Any amount not so paid on the date of redemption as provided in subparagraph (3) above (whether such amount is restricted from being paid, pursuant to subparagraph (2) above or otherwise), together with interest thereon at the rate of 10% per annum, at such intervals, which shall be no less often than quarterly, shall thereafter be paid in satisfaction of such unpaid amounts according to and in the order of the priorities set forth above to the maximum extent funds are available therefor under the DGCL and such covenants.

4.       PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.

         (b) SERIES C AND SERIES D PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive $18.00 in cash for each share of Series C Preferred Stock and the holders of the Series D Preferred Stock shall be entitled to receive $18.00 in cash for each share of Series D Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Common Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series C Preferred Stock and Series D Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment in cash of $18.00 per share to the holders of Series C Preferred Stock and $18.00 per share to the holders of Series D Preferred Stock, the assets of the Corporation shall be distributed first to the holders of Series D Preferred Stock in an amount equal to 80% of the outstanding Series D Stated Value, thereafter next to the holders of Series C Preferred Stock in an amount equal to 80% of the outstanding Series C Stated Value, thereafter next to the holders of the Series D Preferred Stock in an amount equal to the remaining amount of Series D Stated Value, and thereafter next to the holders of Series C Preferred Stock in an amount equal to the remaining amount of Series C Stated Value; in each instance among such holders pro rata. Any amount not so paid in distribution on such date shall thereafter be paid in satisfaction of such unpaid amounts according to and in the order of the priorities set forth above to the maximum extent funds are available therefor under the DGCL and such covenants. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series D Preferred Stock and Series C Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of Common Stock then outstanding according to their respective shares.

5.       CONVERSION.

         (a) SERIES C AND SERIES D PREFERRED STOCK. The Series C Preferred Stock and Series D Preferred Stock shall be convertible into Common Stock in accordance with the following provisions of this paragraph 5(a).





                                        -7-                        Attachment II

                 (1) OPTIONAL CONVERSION OF SERIES C AND SERIES D PREFERRED STOCK. The holder of any shares of Series C Preferred Stock and Series D Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all of such holder's shares of Series C Preferred Stock or Series D Preferred Stock into fully paid and nonassessable shares of Common Stock (the "Conversion Shares") in accordance with subparagraph 5(a)(5) below at a conversion price initially equal to $9.00 per share for the Series C Preferred Stock and Series D Preferred Stock (as to each of the Series C Preferred Stock and Series D Preferred Stock the "Conversion Price"). The Conversion Shares and the Conversion Price are subject to certain adjustments as set forth herein, and the terms Conversion Shares and Conversion Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                          Upon the exercise of the option of the holder of any shares of Series C Preferred Stock or Series D Preferred Stock to convert such Preferred Stock into Common Stock, the holder of such shares of Series C Preferred Stock or Series D Preferred Stock to be converted shall surrender the certificates representing the shares of Series C Preferred Stock or Series D Preferred Stock so to be converted in the manner provided in paragraph 5(b) below.

                 (2) MANDATORY CONVERSION OF SERIES C. Notwithstanding anything to the contrary contained in this Article IV, the Corporation shall have the right and option to cause all of the shares of Series C Preferred Stock then outstanding to be converted into the number of shares of Common Stock calculated in accordance with paragraph (a)(1) above, upon the completion of a successful secondary public offering of the Common Stock of the Corporation yielding net proceeds to the Corporation of not less than $25,000,000 at a public offering price per share of at least $10.00.

                 (3) MANDATORY CONVERSION OF SERIES D. Notwithstanding anything to the contrary contained in this Article IV, the Corporation shall have the right and option to cause all of the shares of Series D Preferred Stock then outstanding to be converted into the number of shares of Common Stock calculated in accordance with paragraph (a)(1) above, upon the completion of a successful secondary public offering of the Common Stock of the Corporation yielding net proceeds to the Corporation of not less than $25,000,000 at a public offering price per share of at least $10.00. The Corporation shall not exercise the option referred to in this sub-paragraph (3) until or unless it has exercised in full the similar option referenced in paragraph 5(a)(2) above.

                 (4) EXERCISE OF MANDATORY CONVERSION OPTION. In order to exercise the option referred to in subparagraphs (2) and (3) above, the Corporation shall deliver to each holder of then outstanding Series C Preferred Stock or Series D Preferred Stock, not less than 30 days nor more than 60 days preceding the anticipated closing date of such public offering, a written notice setting forth the fact of such conversion, the anticipated closing date of such public offering, the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock, or Series D Preferred Stock will be converted in accordance with this paragraph 5(a), and a statement that such holder will be entitled to receive a new certificate representing such number of shares of Common Stock in exchange for the certificates representing such holder's shares of Series C Preferred Stock or Series D Preferred Stock. Notwithstanding that any certificates for shares of Series C Preferred Stock or Series D Preferred Stock shall not have been surrendered for cancellation,





                                        -8-                        Attachment II
                          following the delivery of such notice referred to above and from and after the closing of any such public offering, the shares of Series C Preferred Stock or Series D Preferred Stock shall no longer be deemed outstanding and the holders of certificates representing such shares of Series C Preferred Stock or Series D Preferred Stock shall have, from and after such date, the same rights in or with respect to the Corporation as holders of shares of Common Stock and each such holder shall have the right, upon surrender of such certificates, to receive from the Corporation a certificate or certificates representing the number of shares of Common Stock calculated as provided above registered in the name of such holder.

                 (5) CONVERSION PROCEDURE. Each share of Series C Preferred Stock and Series D Preferred Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share of Series C Preferred Stock or Series D Preferred Stock to be converted times a fraction, the numerator of which is the Series C Stated Value as to each such share of Series C Preferred Stock being converted and the Series D Stated Value as to each such share of Series D Preferred Stock being converted and the denominator of which is the appropriate Conversion Price. The Conversion Price shall be subject to adjustment as set forth in subparagraph (d) below.

         (b) DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES. The holder of any shares of Series C Preferred Stock or Series D Preferred Stock may exercise the conversion right pursuant to paragraph 5(a) above respectively by delivering to the Corporation during regular business hours at the principal executive offices of the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below, payable with respect to the shares of Series C Preferred Stock or Series D Preferred Stock so converted; provided, however, that in the case of a conversion in connection with liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock or Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock or Series D Preferred Stock as appropriate, representing the unconverted portion of the certificate so surrendered. If the new certificate or certificates are to be issued to a person who is not the registered holder of the certificate delivered for conversion, any transfer taxes applicable to the transaction shall be paid by such transferee.

         (c) NO FRACTIONAL SHARES OF COMMON STOCK. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the





                                        -9-                        Attachment II

                 Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Preferred Stock shall receive, the total number of shares of Preferred Stock surrendered for conversion by such holder shall be aggregated.

         (d) DIVIDENDS; PURCHASE RIGHTS. In case at any time after December 31, 1995 the Corporation shall declare a dividend or make any other distribution upon the shares of Common Stock of any class, the Corporation shall pay on the dividend payment date to each holder of Series C and Series D, but not in duplication of payments provided by paragraph 2(a) above, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had converted the Preferred Stock held by it on the record date fixed in connection with such dividend, and the Corporation shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the conversion of all Series C Preferred Stock and Series D Preferred Stock.

         (e) PURCHASE RIGHTS. If at any time or from time to time on or after December 31, 1995 the Corporation shall grant, issue or sell any options or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each holder of Preferred Stock shall be entitled, at such holder's option, to acquire (whether or not such holder's Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon the conversion of such Preferred Stock, immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

         (f) SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (g) CHANGES IN COMMON STOCK. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon the conversion of the Preferred Stock, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon the conversion of the Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the conversion thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously





                                        -10-                       Attachment II
                 with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

         (h) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall promptly certify, or if requested by a majority of the outstanding shares of Series D Preferred Stock, obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (who may be the regular auditors of the Corporation) certifying, the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the conversion of the Preferred Stock held by each holder of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is
                 based.   The Corporation shall promptly mail a copy of such
                 certification to each holder of Preferred Stock.

         (i) CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series C Preferred Stock and Series D Preferred Stock. Upon receipt of such opinion by the Board of Directors, the Corporation shall forthwith make the adjustments described therein; provided, however, that no such adjustment pursuant to this paragraph 5(i) shall have the effect of increasing the Conversion Price as otherwise determined pursuant to this paragraph 5 except in the event of a combination of shares of the type contemplated in paragraph 5(f) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 5(j).

         (j) PROHIBITION OF CERTAIN ACTIONS. The Corporation will not (a) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets or (b) take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation or (c) authorize more than one class of Common Stock.

         (k) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Preferred Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or




                                        -11-                       Attachment II
                 similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective and applicable Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that upon conversion of any of the Preferred Stock, an amount equal to the lesser of (a) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (b) the Conversion Price, shall be credited to the Corporation's stated capital account for each share of Common Stock issued upon such conversion, and that the balance of the principal amount of the Preferred Stock converted shall be credited to the Corporation's capital surplus account.

         (l) REGISTRATION AND LISTING OF COMMON STOCK. If any shares of Common Stock required to be reserved for the purpose of the conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon such conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon the conversion of the Preferred Stock shall be registered by the Corporation under the Securities Act or similar statute then in effect if required by (1) the Stock Registration Agreement dated December 31, 1990, as amended, (2) the Series B and Series C Stock Registration Agreement dated December 2, 1993, as amended, (3) the Series D Stock Registration Agreement dated December 31, 1993, as amended, and (4) the Series E Stock Registration Agreement, as amended, and subject to the conditions stated in such Agreements. If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon the conversion of the then outstanding Preferred Stock and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon the conversion of the Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation or shall require registration under the Exchange Act.

         (m) TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock.

         (n) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

6.       VOTING RIGHTS.

                 (a) SERIES C PREFERRED STOCK, AND SERIES D PREFERRED STOCK. Each holder of Series C Preferred Stock, and Series D Preferred Stock shall be entitled to vote for each share of such Preferred Stock (standing in his, her or its name on the books of the Corporation on





                                        -12-                       Attachment II
                          the record date for determination of stockholders entitled to notice of and to vote) that number of votes determined as if such stock had been converted to Common Stock at the then applicable Conversion Price on any matter to be voted on by the holders of the Corporation's Common Stock (whether at any annual or special meeting or otherwise and when exercising any other voting rights provided for by law or herein).

                 (b)      SPECIAL VOTING RIGHTS.

                          (1) ELECTION OF DIRECTORS. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Default Event (hereafter defined) and for the duration of the Default Period (hereafter defined) the number of positions on the Board of Directors shall be increased as follows and the manner of election of the new additional Directors shall be as follows: the holders of the outstanding Series C Preferred Stock and D Preferred Stock, voting together as a class by a majority of the votes which they are eligible to cast as such holders, shall be entitled to increase the size of the Board of Directors so that the size thereof shall consist of, and shall be entitled to elect,
                                  (i) six new additional Directors if the existing number of Directors at the time a Default Event occurs is eleven or less, and
                                  (ii) one additional Director for each
                                  Director that exceeds eleven at the time a Default Event occurs. In case the holders of the Series C Preferred Stock and D Preferred Stock become entitled to exercise such special voting rights, they may during the Default Period call a special meeting of stockholders, in the manner provided herein or in the by-laws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors, electing such members to the Board of Directors and (if deemed necessary) removing any incumbent directors in order to achieve the proportion described above. In addition, the holders of the Series C Preferred Stock and D Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of Series C Preferred Stock and D Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Series C Preferred Stock and D Preferred Stock may take any of such action by a written consent in accordance with the DGCL.

                          (2) REMOVAL; VACANCIES. During the Default Period, each director elected by the holders of Series C Preferred Stock and Series D Preferred Stock may be removed only by the vote of the holders of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a class, by a majority of the votes which they are entitled to cast as such holders, at a meeting of the stockholders, or of the holders of shares of Preferred Stock called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Series C Preferred Stock and Series D Preferred Stock may be filled by a vote of the remaining directors then in office elected by the holders of such series of Preferred Stock, or, if not so filled, by the holders of such series of Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of Series C Preferred Stock and Series D Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of such Preferred Stock shall be entitled to





                                        -13-                       Attachment II
                                  notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law.

                          (3) EXPIRATION OF RIGHT. Upon termination of the Default Period, the special voting rights of the holders of the Series C Preferred Stock and Series D Preferred Stock provided under this paragraph 6(b) shall be immediately divested, but always subject to the revesting of such right in the holders of such Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of Series C Preferred Stock and Series D Preferred Stock under this paragraph 6(b) shall cease as provided above, then the directors elected to the Board of Directors by the holders of such Preferred Stock under this paragraph 6(b) shall at such time be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors shall return to the number prior to the exercise of the rights provided in this paragraph 6(b), without further action on the part of the holders of the Series C Preferred Stock and Series D Preferred Stock, the holders of the Common Stock or the Board of Directors.

                          (4) DEFAULT EVENT. For purposes hereof, "Default Event" means the occurrence or continuance of any of the following:

                                  a. failure by the Corporation to redeem the full number of shares of Preferred Stock on any date called for under paragraphs 3(a)(3) subject to the limitations set forth in paragraphs 3(a)(2) or the breach or failure to perform by the
                                           Corporation of any of its covenants
                                           contained in paragraph 7 of this
                                           Article IV;

                                  b.       any payment default (beyond any
                                           applicable grace period) under any
                                           material loan agreement, bond, note,
                                           indenture, debenture or other
                                           evidence of indebtedness of the
                                           Corporation;

                                  c. the acceleration of the indebtedness due under any material loan agreement, bond, note, indenture, debenture or other evidence of indebtedness of the Corporation, regardless of whether such acceleration relates to a payment default or any other kind of default if the effect of such acceleration is to render the Corporation insolvent;

                                  d.       the breach or failure to perform by
                                           the Corporation of any of its
                                           covenants not exclusively applicable
                                           to Noteholders set forth in Article
                                           V of the Note and Stock Purchase
                                           Agreement dated May 27, 1992 among
                                           the Corporation, Olympus Private
                                           Placement Fund, L.P., Equus
                                           Investments II, L.P. and Equus
                                           Capital Partners, L.P., Sprout
                                           Growth, L.P., Sprout Capital VI,
                                           L.P. and DLJ Venture Capital Fund
                                           II, L.P., Virginia Retirement System
                                           and certain parties named therein,
                                           and the continuance without cure of
                                           such breach or failure for 15 days
                                           following written notice thereof by
                                           any Purchaser (as defined in such
                                           agreement) or its transferees;

                                  e.       a Change in Control Event shall
                                           occur;





                                        -14-                       Attachment II

                                  f.       an Event of Default, as defined in
                                           the Amended and Restated Loan
                                           Agreement dated as of May 31, 1995
                                           by and among the Corporation and
                                           Banque Paribas, as Agent and the
                                           Banks named therein, as the same may
                                           be amended, exists and such Event of
                                           Default continues for 15 days
                                           without cure and any remedy as
                                           provided for in such Loan Agreement
                                           is taken by the lenders;

                                  g.       the breach or failure to perform by
                                           the Corporation of any of its
                                           covenants not exclusively applicable
                                           to Noteholders set forth in Article
                                           V of the Series D Senior
                                           Subordinated Agreement, and the
                                           continuance without cure of such
                                           breach or failure for 15 days
                                           following written notice thereof by
                                           any Purchaser (as defined in such
                                           agreement) or its transferees; and

                                  h.       if the Corporation commences any
                                           proceedings under any bankruptcy,
                                           reorganization, insolvency,
                                           readjustment of debts, dissolution
                                           or other liquidation law of any
                                           jurisdiction; or the Corporation
                                           makes an assignment for the benefit
                                           of creditors or applies to any
                                           tribunal for the appointment of a
                                           trustee or receiver of a substantial
                                           part of the assets of the
                                           Corporation; or any such proceedings
                                           are commenced, or any such
                                           application is filed, against the
                                           Corporation and the Corporation
                                           indicates its consent to such
                                           proceedings, or an order is entered
                                           appointing such trustee or receiver
                                           or adjudicating the Corporation
                                           bankrupt or insolvent, or approving
                                           the petition in any such
                                           proceedings, and such order remains
                                           in effect for sixty (60) days.

                                  i.       DEFAULT PERIOD.  For purposes
                                           hereof, "Default Period" means a
                                           period commencing on the date a
                                           Default Event occurs and ending, as
                                           the case may be: (a) upon redemption
                                           of the full number of shares of
                                           Preferred Stock required under
                                           paragraphs 3(a)(3) and payment of
                                           the full redemption price therefor;
                                           (b) upon the cure and irrevocable
                                           waiver of the payment default
                                           referred to in clause (b) of
                                           paragraph 6(b)(4) above; (c) upon
                                           the cure or irrevocable waiver of
                                           the default referred to in clause
                                           (c) of paragraph 6(b)(4) above,
                                           provided that the indebtedness so
                                           accelerated has been reinstated to
                                           previously-stated maturities and the
                                           Corporation's lenders have ceased to
                                           exercise control over any material
                                           assets of the Corporation; (d) upon
                                           the cure or irrevocable waiver of
                                           the default referred to in clause
                                           (d), (f) or (g) of paragraph 6(b)(4)
                                           above; (e) upon the cure or
                                           irrevocable waiver of the default
                                           referred to in clause (e) of
                                           paragraph 6(b)(4) above; or (f) the
                                           dismissal, revocation or termination
                                           of the proceedings described in
                                           clause (h) of paragraph 6(b)(4)
                                           above.

                 (c) COMMON STOCK. Each holder of Common Stock shall be entitled to one vote for each share of such Common Stock standing in his or her name on the books of the Corporation on the record date for the determination of stockholders entitled to notice of and to vote at any annual or special meeting of stockholders.

         7. ADDITIONAL CAPITAL STOCK, ETC. The Corporation shall not, (A) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series C Preferred Stock then outstanding, together voting as a class (i) authorize the issuance of any new, or increase the





                                        -15-                       Attachment II
                 authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred Stock) which would be senior or superior as to dividends, redemption or upon liquidation to any of the Series C
                 Preferred Stock or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with any of the Series C Preferred Stock as to redemption or upon liquidation, or (B) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series C Preferred Stock then outstanding, together voting as a class,(x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series C Preferred Stock; (y) reissue any shares of Series C Preferred Stock that have been redeemed or repurchased; or (z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of holders of Series C Preferred Stock, or (C) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series D Preferred Stock then outstanding, (i) authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred stock) which would be senior or superior as to dividends, redemption or upon liquidation to the Series D Preferred Stock, or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with the Series D Preferred Stock as to dividends, redemption or upon liquidation, or (D) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series D Preferred Stock then outstanding (x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series D Preferred Stock, or (y) reissue any shares of Series
                 D Preferred Stock that have been redeemed or repurchased, or
                 (z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of the holders of Series D Preferred Stock.

         8. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, neither the shares of Preferred Stock nor the shares of Common Stock shall have any voting powers, preferences, or relative, participation, optional or other special rights other than those specifically set forth herein.

                                   ARTICLE V

         The provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the stockholders or the Board of Directors to formulate in the Bylaws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

                 1. CUMULATIVE VOTING. The right of stockholders to cumulate votes in the election of directors is expressly denied.

                 2. BYLAWS. The Board of Directors will adopt the initial Bylaws, and from time to time may, except as otherwise provided herein, alter, amend or repeal the Bylaws or adopt new Bylaws; but the stockholders from time to time may alter, amend or repeal any Bylaws adopted by the Board of Directors or may adopt new Bylaws.

                 3. DENIAL OF PREEMPTIVE RIGHTS. The stockholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.





                                        -16-                       Attachment II

                 4.  NUMBER AND QUALIFICATION OF DIRECTORS.   The number and
qualifications of directors constituting the Board of Directors of the Corporation will be fixed and determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation and herein.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with this Article VI nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

         If the DGCL shall be amended after the date hereof to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

         IN WITNESS WHEREOF, Champion Healthcare Corporation has caused this Restated Certificate of Incorporation to be executed by its President this ________________ day of _________________________________, 1996.



                                        By:
                                            ------------------------------------
                                            Charles R. Miller, President





                                        -17-                       Attachment II

                                     PROXY

                        CHAMPION HEALTHCARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 12, 1996.

The undersigned hereby appoints Charles R. Miller and James G. VanDevender or any one of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Champion Healthcare Corporation (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on February 12, 1996, at Houston, Texas at 10:00 a.m. Texas time:

/   /   FOR                     /   / Against                 /   / Abstain

           Proposal to approve the adoption of amendments to, and restatement of, the Certificate of Incorporation.

All as described in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSAL SET FORTH.

                                       Dated this _____ day of __________, 1996



                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) of stockholder(s)

                                       Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.